As filed with the Securities and Exchange Commission on August [*], 2017

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BTCS Inc.

(Exact name of registrant as specified in its charter)

Nevada	7372	90-1096644
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

9466 Georgia Avenue #124

Silver Spring, MD 20901

(202) 430-6576

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles W. Allen

Chief Executive Officer

BTCS Inc.

9466 Georgia Avenue #124

Silver Spring, MD 20901

(202) 430-6576

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Michael D. Harris Esq.

Nason, Yeager, Gerson, White & Lioce, P.A.

3001 PGA Blvd., Suite 305

Palm Beach Gardens, FL 33410

(561) 471-3507

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, par value $0.001 per share, issuable upon exercise of outstanding warrants	15,873,600	$0.1111	$1,763,557	$204.40

Common Stock, par value $0.001 per share, issuable upon exercise of outstanding warrants	15,714,288	$0.111	$1,745,857	$202.34

Common Stock, par value $0.001 per share, issuable upon exercise of outstanding warrants	15,714,288	$0.111	$1,745,857	$202.34

Total	47,302,176	-	$5,255,271	$609.09

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of Common Stock, as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) under the Securities Act of 1933 on the basis of the average of the bid and asked price of our Common Stock on the OTC Markets on August 8, 2017, a date within five days prior to the date of the filing of this registration statement.

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED August [*], 2017

47,302,176 Shares of Common Stock

BTCS Inc.

We are registering an aggregate of 47,302,176 shares of Common Stock, $0.001 par value per share of BTCS Inc., for resale by certain of our shareholders identified in this prospectus. The 47,302,176 shares of Common Stock consist of (i) 15,873,600 shares of Common Stock underlying outstanding Series A warrants exercisable at $0.085 per share, (ii) 15,714,288 shares of Common Stock underlying outstanding Additional Warrants exercisable at $0.085 per share, and (iii) 15,714,288 shares of Common Stock underlying outstanding Bonus Warrants exercisable at $0.17 per share. Please see the section entitled “Selling Shareholders” beginning at page [  ] of this prospectus.

The shareholders identified in the “Selling Shareholders” section may offer to sell the aggregate 47,302,176 shares at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices, and will pay all brokerage commissions and discounts attributable to the sale of such shares. They will receive all of the net proceeds from the offering of their shares.

The 47,302,176 shares may be sold by the shareholders identified in the “Selling Shareholders” section to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale you should refer to the section entitled “Plan of Distribution” in this prospectus.

Our Common Stock is presently quoted on the OTCPINK under the symbol “BTCS”. On August 9, 2017, the last reported sale price for our Common Stock on the OTCPINK was $0.1025 per share.

Our business and an investment in our securities involve a high degree of risk. See “Risk Factors” beginning on page [  ] of this prospectus for a discussion of information that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2017

i

You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The selling shareholder is not offering to sell or seeking offers to buy shares of common stock in jurisdictions where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

ii

GLOSSARY OF DEFINED TERMS AND INDUSTRY DATA

In this prospectus, each of the following quoted terms has the meanings set forth after such term:

“bitcoin” — A type of a Digital Asset based on an open source math-based protocol existing on the Bitcoin Network and utilizing cryptographic security.

“Bitcoin Exchange”— An electronic marketplace where exchange participants may trade, buy and sell bitcoins based on bid-ask trading. The largest Bitcoin Exchanges are online and typically trade on a 24-hour basis, publishing transaction price and volume data.

“Bitcoin Exchange Market” — The global bitcoin exchange market for the trading of bitcoins, which consists of transactions on electronic Bitcoin Exchanges.

“Bitcoin Network” — The online, end-user-to-end-user network hosting the public transaction ledger, known as the Blockchain, and the source code comprising the basis for the math-based protocols and cryptographic security governing the Bitcoin Network.

“Blockchain” — The public transaction ledger of the Bitcoin Network on which miners or mining pools solve algorithmic equations allowing them to add records of recent transactions (called “blocks”) to the chain of transactions in exchange for an award of bitcoins from the Bitcoin Network and the payment of transaction fees, if any, from users whose transactions are recorded in the block being added.

“CEA” — Commodity Exchange Act of 1936, as amended.

“CFTC” — The US Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States.

“Code” — The US Internal Revenue Code of 1986, as amended.

“Digital Asset” — Collectively, all digital assets based upon a computer-generated math-based and/or cryptographic protocol that may, among other things, be used to buy and sell goods or pay for services. Bitcoins represent one type of Digital Asset.

“DDoS Attack” — Distributed denial of service attacks are coordinated hacking attempts to disrupt websites, web servers or computer networks in which an attacker bombards an online target with a large quantity of external requests, thus precluding the target from processing requests from genuine users.

“Exchange Act” — The Securities Exchange Act of 1934, as amended.

“FDIC” — The Federal Deposit Insurance Corporation.

“FinCEN” — The Financial Crimes Enforcement Network, a bureau of the US Department of the Treasury.

“FINRA” — The Financial Industry Regulatory Authority, Inc., which is the primary regulator in the United States for broker-dealers.

“Fiat Currency” — Currency that a government has declared to be legal tender, but is not backed by a physical commodity. The value of fiat money is derived from the relationship between supply and demand rather than the value of the material that the money is made of.

“IRS” — The US Internal Revenue Service, a bureau of the US Department of the Treasury.

“Mining” — The process by which Bitcoins are created involving programmers solving complex math problems with the computers in the Bitcoin Network.

iii

“SEC” — The US Securities and Exchange Commission.

“Securities Act” — The Securities Act of 1933, as amended.

“SIPC” — The Securities Investor Protection Corporation.

“Transaction Verification Services” — Is equivalent to Mining

Industry Data

This prospectus also includes estimates of market size and industry data that we obtained from industry publications and surveys and internal company sources. The industry publications and surveys used by management to determine market size and industry data contained in this prospectus have been obtained from sources believed to be reliable.

iv

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our Common Stock, you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus.

Unless the context otherwise requires, references to “we,” “our,” “us,” “BTCS,” or the “Company” in this prospectus mean BTCS Inc., on a combined basis with its wholly-owned subsidiary, BTCS Digital Manufacturing, as applicable.

Introduction

We are an early entrant in the Digital Asset market and one of the first U.S. publicly traded companies to be involved with Digital Assets and blockchain technologies.

Our Business

Subject to additional financing, the Company plans to create a portfolio of Digital Assets including bitcoin and other “protocol tokens” to provide investors a diversified pure-play exposure to the bitcoin and blockchain industries. The Company intends to acquire Digital Assets through: open market purchases and participating in initial Digital Asset offerings (often referred to as initial coin offerings). Additionally, the Company may acquire Digital Assets by resuming its transaction verification services business through outsourced data centers and earning rewards in Digital Assets by securing their respective blockchains.

Digital asset blockchains are typically maintained by a network of participants which run servers which secure their blockchain. The market is rapidly evolving and there can be no assurances that we will be competitive with industry participants that have or may have greater resources than us.

Blockchain Technology and Digital Asset Initiatives

We are also focused on Digital Assets and blockchain technologies. Subject to additional financing, we plan to continue to evaluate other strategic opportunities in this rapidly evolving sector in an effort to enhance shareholder value.

Transaction Verification Service Business (Digital Asset mining e.g. bitcoin, Suspended)

We believe that with additional funding we may be able to resume our transaction verification services business (Digital Asset mining e.g. bitcoin) and believe this may provide revenue growth. If we are successful in resuming our transaction verification services business, we anticipate utilizing outsourced data centers and may diversify operations by securing other blockchains in addition to bitcoins.

Transaction verification entails running ASIC (application-specific integrated circuit) servers or other specialized servers which solve a set of prescribed complex mathematical calculations in order to add a block to a blockchain and thereby confirm Digital Asset transactions. A party which is successful in adding a block to the blockchain, is awarded a fixed number of Digital Assets for our effort.

Going Concern

Because of recurring operating losses, net operating cash flow deficits, and an accumulated deficit, our independent auditors have indicated in their report on our December 31, 2016 financial statements that there is substantial doubt about our ability to continue as a going concern.

1

Summary of The Offering

Resale Shares:	47,302,176 shares of Common Stock (the “Resale Shares”), consisting of: (i) 15,873,600 shares of Common Stock issuable upon exercise of outstanding Series A Warrants exercisable at $0.085 per share; (ii) 15,714,288 shares of Common Stock issuable upon exercise of outstanding Additional Warrants exercisable at $0.085 per share; and (iii) 15,714,288 shares of Common Stock issuable upon exercise of outstanding Bonus Warrants exercisable at $0.17 per share. The Series A, Additional, and Bonus Warrants were issued in a private placement that closed on May 25, 2017.

Common Stock outstanding before and after this offering:

Common Stock outstanding prior to offering: 93,794,671 shares

Common Stock offered by the Selling Shareholders: 47,302,176 shares

Common Stock outstanding immediately following the offering: 141,096,847 shares. (1)

Use of proceeds:	We will not receive any proceeds from the sale of shares in this offering by the Selling Shareholders.

Risk factors:	See “Risk Factors” beginning on page [ ] of this prospectus and the other information included in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

OTCPINK trading symbol	BTCS

(1)	The number of outstanding shares after the offering assumes the 47,302,176 Resale Shares issuable upon the exercise of outstanding warrants are exercised for cash.

Unless we indicate otherwise, all information in this prospectus:

●	is based on 93,794,671 shares of Common Stock issued and outstanding as of August 9, 2017;

●	excludes 47,302,176 shares of our Common Stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $0.1132 per share as of August 9, 2017; and excludes i) 209,859,200 shares of our Common Stock issuable upon the conversion of Series B and Series C Convertible Preferred Stock, and ii) 75,109,189 shares of Common Stock underlying warrants not being registered in this Prospectus.

2

RISK FACTORS

Any investment in our Common Stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our Common Stock. Our business, financial condition and results of operations could be materially adversely affected by these risks if any of them actually occur. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus.

Risks Related to Our Company

We need to secure additional financing.

We anticipate that we will incur operating losses for the foreseeable future. Our historical cash burn rate for the year ended ending December 31, 2016 was on average approximately $68,300 per month. As a result, we expect that the cash we currently have on hand is insufficient to fund our operations. As of July 28, 2017, we had a cash position equal to $9,974. Our available cash was only sufficient to last through July 1, 2017, since then we have been unable to meet payroll. We require additional funds for our anticipated operations and to settle outstanding liabilities. If we are not successful in securing additional financing, we may be required to delay significantly, reduce the scope of or eliminate our business activities, downsize our general and administrative infrastructure, or seek alternative measures to avoid bankruptcy.

Our auditors have issued a “going concern” audit opinion.

Our independent auditors have indicated in their report on our December 31, 2016 financial statements that there is substantial doubt about our ability to continue as a going concern. A “going concern” opinion indicates that the financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. Therefore, you should not rely on our consolidated balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to shareholders, in the event of liquidation.

We have a limited operating history and a history of operating losses, and expect to incur significant additional operating losses.

We have a limited operating history. Therefore, there is limited historical financial information upon which to base an evaluation of our performance. Our prospects must be considered in light of the uncertainties, risks, expenses, and difficulties frequently encountered by companies in their early stages of operations. We have generated net losses of $44.3 million and $10.0 million for the years ended December 31, 2016 and 2015, respectively. We expect to incur additional net losses over the next several years as we seek to expand operations. The amount of future losses and when, if ever, we will achieve profitability are uncertain. If we are unsuccessful at executing on our business plan, our business, prospects, and results of operations may be materially adversely affected.

We have an evolving business model.

As Digital Assets and blockchain technologies become more widely available, we expect the services and products associated with them to evolve. As a result to stay current with the industry, our business model may need to evolve as well. From time to time we may modify aspects of our business model relating to our product mix and service offerings. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to the business. We may not be able to manage growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results.

3

The loss of our executive officers Charles Allen, our Chairman, Chief Executive Officer and Chief Financial Officer, and Michal Handerhan, our Chief Operating Officer, could have a material adverse effect on us.

Our continued success depends solely on the continued services of our executive officers, particularly Charles Allen, our Chairman, Chief Executive Officer and Chief Financial Officer, and Michal Handerhan, our Chief Operating Officer, who have extensive market knowledge and long-standing industry relationships. In particular, our reputation among and our relationships with key Digital Asset industry leaders are the direct result of a significant investment of time and effort by these individuals to build our credibility in a highly specialized industry. Occasionally, members of senior management or key employees may find it necessary to take a leave of absence due to medical or other causes. The loss of services of either Charles Allen or Michal Handerhan, could diminish our business and growth opportunities and our relationships with key leaders in the Digital Asset industry and could have a material adverse effect on us.

The loss of Charles Allen, our Chairman, Chief Executive Officer and Chief Financial Officer, and Michal Handerhan, our Chief Operating Officer, would have a material adverse effect on us.

After July 1, 2017 we will not have sufficient funds to make payroll and compensate either Charles Allen or Michal Handerhan, if either are unwilling to continue working without pay and choose to leave it could have a material adverse effect on us.

The simultaneous loss of services of both Charles Allen and Michal Handerhan, would result in the Company having no officers or employees and would subsequently cease all operations which would have a material adverse effect on us.

Because Michal Handerhan our Chief Operating Officer has notified the Company that in the event of the departure of Charles Allen, our Chairman, Chief Executive Officer and Chief Financial Officer from the Company he may terminate his employment and may resign as an officer and director of the Company, our shareholders would have no practical ability to elect a new board of directors and without officers or employees we would cease operations, which would have a material adverse effect on us.

We have no other officers and only one other director. The simultaneous loss of Charles Allen, our Chairman, Chief Executive Officer and Chief Financial Officer, and Michal Handerhan, our Chief Operating Officer, would have a material adverse effect on us. Their Employment Agreements permit them to resign for Good Reason which includes non-payment of salaries beginning on December 22, 2017. This would result in the Company owing them $435,000 and would leave the Company without officers or employees which may have a material adverse effect upon us.

Our Chairman, Chief Executive Officer and Chief Financial Officer, Charles Allen, is involved in other companies including his position and interest in Allen Consulting, LLC, creating a potential conflict of interest. In the event such position and interest results in a conflict of interest between us and Allen Consulting, LLC, Mr. Allen could potentially make decisions that are not in the best interest of the shareholders of the Company.

Our Chairman, Chief Executive Officer and Chief Financial Officer, Charles Allen, is involved in other companies including his position and interest in Allen Consulting, LLC. To the extent that such other companies may participate in ventures in which we may desire to participate or the amount of time and attention we require overlaps with that of the needs of such other companies, Mr. Allen may have a conflict of interest. Our Board of Directors and Mr. Allen attempt to minimize such conflicts. In determining whether or not our interest conflict with those of Mr. Allen’s, our disinterested directors will primarily consider the potential benefits to us, the degree of risk to which we may be exposed and our financial position at that time. Other than as indicated, the Company has no other procedures or mechanisms to deal with conflicts of interest. It is possible that the existence of the potential conflict or decisions made in connection with such conflicts could adversely affect the price of our Common Stock and could cause the price to be less than it might have been if the conflicts did not exist or were avoided. Mr. Allen currently devotes approximately five hours per year to Allen Consulting LLC in connection with its tax and other state filing obligations, however as a result of the Company’s inability to compensate Mr. Allen at generally accepted market levels and its historic failure to either make payroll or make payroll on a timely basis, Mr. Allen may choose to devote a substantial amount of his time to his involvement with other companies which may have a material adverse effect on us.

4

Since July 1, 2017 we have not had sufficient funds to make payroll and compensate Charles Allen, as a result Mr. Allen may choose to devote a substantial amount of his time to his involvement with other companies which may have a material adverse effect on us.

Our Chief Operating Officer, Michal Handerhan, is involved in other companies including his position and interest in Meesha Media Group, LLC, creating a potential conflict of interest. In the event such position and interest results in a conflict of interest between us and Meesha Media Group, LLC, Mr. Handerhan could potentially make decisions that are not in the best interest of the shareholders of the Company.

Our Chief Operating Officer, Michal Handerhan, is involved in other companies including his position and interest in Meesha Media Group, LLC. To the extent that such other companies may participate in ventures in which we may desire to participate or the amount of time and attention we require overlaps with that of the needs of such other companies, Mr. Handerhan may have a conflict of interest. Our Board of Directors and Mr. Handerhan attempt to minimize such conflicts. In determining whether or not our interest conflict with those of Mr. Handerhan’s, our disinterested directors will primarily consider the potential benefits to us, the degree of risk to which we may be exposed and our financial position at that time. Other than as indicated, the Company has no other procedures or mechanisms to deal with conflicts of interest. It is possible that the existence of the potential conflict or decisions made in connection with such conflicts could adversely affect the price of our Common Stock and could cause the price to be less than it might have been if the conflicts did not exist or were avoided. Mr. Handerhan currently devotes approximately forty hours per month to Meesha Media Group, LLC, in connection with its tax and other state filing obligations, however as a result of the Company’s inability to compensate Mr. Handerhan at generally accepted market levels and its historic failure to either make payroll or make payroll on a timely basis, Mr. Handerhan may choose to devote a substantial amount of his time to his involvement with other companies which may have a material adverse effect on us.

Since July 1, 2017 we have not had sufficient funds to make payroll and compensate Michal Handerhan, as a result Mr. Handerhan may choose to devote a substantial amount of his time to his involvement with other companies which may have a material adverse effect on us.

Any inability to attract and retain additional personnel could affect our ability to successfully grow our business.

Our future success depends on our ability to identify, attract, hire, train, retain and motivate other highly-skilled technical, managerial, editorial, merchandising, marketing and customer service personnel. Competition for such personnel is intense. Our failure to retain and attract the necessary technical, managerial, editorial, merchandising, marketing, and customer service personnel could harm our business.

We may need to implement additional finance and accounting systems, procedures and controls as we grow our business and organization and to satisfy new reporting requirements.

We are required to comply with a variety of reporting, accounting and other rules and regulations. Compliance with existing requirements is expensive. We may need to implement additional finance and accounting systems, procedures and controls to satisfy our reporting requirements and such further requirements may increase our costs and require additional management time and resources. Our internal control over financial reporting is determined to be ineffective. Such failure could cause investors to lose confidence in our reported financial information, negatively affect the market price of our Common Stock, subject us to regulatory investigations and penalties, and adversely impact our business and financial condition.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

Generally accepted accounting principles and related accounting pronouncements, implementation guidelines and interpretations with regard to a wide range of matters that are relevant to our business, including but not limited to revenue recognition, estimating valuation allowances and accrued liabilities (including allowances for returns, credit card chargebacks, doubtful accounts and obsolete and damaged inventory), internal use software and website development (acquired and developed internally), accounting for income taxes, valuation of long-lived and intangible assets and goodwill, stock-based compensation and loss contingencies, are highly complex and involve many subjective assumptions, estimates and judgments by our management. Changes in these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported or expected financial performance.

5

If we fail to accurately forecast our expenses and revenues, our business, prospects, financial condition and results of operations may suffer and the price of our securities may decline.

The rapidly evolving nature of our industry and the constantly evolving nature of our business, make forecasting operating results difficult. We plan to upgrade and further expand the components of our infrastructure. We may experience difficulties with upgrades of our infrastructure, and may incur increased expenses as a result of these difficulties. As a result of these potential expenditures on our infrastructure, our ability to reduce spending may become limited. Therefore, any significant shortfall in the revenues for which we have built and are continuing to build our infrastructure would likely harm our business.

Natural disasters and geo-political events could adversely affect our business.

Natural disasters, including hurricanes, cyclones, typhoons, tropical storms, floods, earthquakes and tsunamis, weather conditions, including winter storms, droughts and tornados, whether as a result of climate change or otherwise, and geo-political events, including civil unrest or terrorist attacks, that affect us or other service providers could adversely affect our business.

Since there has been limited precedence set for financial accounting of Digital Assets, it is unclear how we will be required to account for Digital Asset transactions in the future.

Since there has been limited precedence set for the financial accounting of Digital Assets, it is unclear how we will be required to account for Digital Asset transactions or assets. Furthermore, a change in regulatory or financial accounting standards could result in the necessity to restate our financial statements. Such a restatement could negatively impact our business, prospects, financial condition and results of operation.

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

The costs of preparing and filing annual and quarterly reports and other information with the Securities and Exchange Commission and furnishing audited reports to shareholders will cause our expenses to be higher than they would have been if we were privately held. It may be time consuming, difficult and costly for us to develop, implement and maintain the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock. During our assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, management identified a significant deficiency in our disclosure controls and procedures which may lead to a failure to prevent or detect misstatements.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. During our assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, management identified a significant deficiency related to presence of weakness in our disclosure control and procedure resulting from limited internal audit functions. Because of our inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with any policies and procedures may deteriorate.

6

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules implemented by the Securities and Exchange Commission have required changes in corporate governance practices of public companies. As a public company, we expect these rules and regulations to increase our compliance costs in 2016 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers, and to maintain insurance at reasonable rates, or at all.

Our stock price may be volatile.

The market price of our Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	changes in our industry;

●	competitive pricing pressures;

●	our ability to obtain working capital financing;

●	additions or departures of key personnel;

●	sales of our Common Stock;

●	conversion of our Series B Preferred Stock and the subsequent sale of the underlying Common Stock;

●	conversion of our Series C Preferred Stock and the subsequent sale of the underlying Common Stock;

●	exercise of our warrants and the subsequent sale of the underlying Common Stock;

●	our ability to execute our business plan;

●	operating results that fall below expectations;

●	loss of any strategic relationship;

●	regulatory developments; and

●	economic and other external factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock. As a result, you may be unable to resell your shares at a desired price.

7

We have not paid cash dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our Common Stock.

We have never paid cash dividends on our Common Stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

There is currently a limited trading market for our Common Stock and we cannot ensure that one will be sustained.

Our shares of Common Stock are thinly traded, and the price, may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of Common Stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things. We may, in the future, take certain steps, including utilizing investor awareness campaigns, press releases, road shows and conferences to increase awareness of our business and any steps that we might take to bring us to the awareness of investors may require we compensate consultants with cash and/or stock. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment at a price that reflects the value of the business and trading may be at an inflated price relative to the performance of our company due to, among other things, availability of sellers of our shares. If a market further develops, the price may be highly volatile. Because there may be a low price for our shares of Common Stock, many brokerage firms or clearing firms may not be willing to effect transactions in the securities or accept our shares for deposit in an account. Even if an investor finds a broker willing to effect a transaction in the shares of our Common Stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of low priced shares of Common Stock as collateral for any loans.

Because our Common Stock does not trade on a national securities exchange, the prices of our Common Stock may be more volatile and lower than if we were listed.

Our Common Stock trades on the OTCPINK operated by OTC Markets. This market is not a national securities exchange. While our Common Stock trading has been relatively active, generally the OTCPINK does not have the same level of activity as a national securities exchange like NASDAQ. Most institutions will not purchase a security unless it is on a national securities exchange. In addition, they do not purchase stocks that trade below $5 per share. We may, in the future, take certain steps, including utilizing investor awareness campaigns, press releases, road shows and conferences to increase awareness of our business and any steps that we might take to bring us to the awareness of investors may require we compensate consultants with cash and/or stock. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business and trading may be at an inflated price relative to the performance of our company due to, among other things, availability of sellers of our shares.

Our Common Stock is deemed a “penny stock,” which would make it more difficult for our investors to sell their shares.

Our Common Stock is subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose Common Stock is not listed on the NASDAQ Stock Market or other national securities exchange or trades at less than $5.00 per share. These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. Because our Common Stock is subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

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Sales by our significant shareholders could have an adverse effect on the market price of our stock.

Several of our shareholders own significant portions of our Common Stock or preferred stock convertible into Common Stock, and warrants exercisable for Common Stock. Although the holders of our Series B Convertible Preferred Stock have each agreed to limit sales of Common Stock to an aggregate of 20% of the prior day’s trading price until February 6, 2018, these three institutions, as of March 9, 2017, could own approximately 68% of our Common Stock giving effect to conversion of preferred stock (but excluding exercise of warrants and not giving effect to provisions which limit their beneficial ownership to 4.99%). In addition, they acquired similar securities in our May 27, 2017 financing. If one or more of these shareholders were to sell all or a material number of shares of Common Stock currently available to be sold and the additional shares of Common Stock, upon effectiveness of a registration statement we are required to file (or expiration of the six month Rule 144 period), the market price of our Common Stock could be negatively impacted. These shares plus the shares of Common Stock issuable upon conversion of preferred stock and on the exercise of warrants creates a circumstance commonly referred to as an “overhang” and in anticipation of exercises the market price of our Common Stock could fall. Investors should be aware that they could experience significant short-term volatility in our stock if such shareholders decide to sell all or a portion of their holdings of our Common Stock at once or within a short period of time. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Our articles of incorporation allow for our board to create new series of preferred stock without further approval by our shareholders, which could adversely affect the rights of the holders of our Common Stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further shareholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of Common Stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our Common Stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our Common Stock or that is convertible into our Common Stock, which could decrease the relative voting power of our Common Stock or result in dilution to our existing shareholders.

Substantial future sales of our Common Stock by us or by our existing shareholders could cause our stock price to fall.

Additional equity financings or other share issuances by us, including shares issued in connection with strategic alliances and corporate partnering transactions, could adversely affect the market price of our Common Stock. Sales by existing shareholders of a large number of shares of our Common Stock in the public market or the perception that additional sales could occur could cause the market price of our Common Stock to drop.

If the Selling Shareholders exercise their warrants or we engage in future securities offerings, our shareholders will experience future dilution.

If the Selling Shareholders exercise their warrants including those which the Resale Shares underlie, our existing shareholders will incur substantial dilution. In order to raise capital, we plan to offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock. We have no plans as to the type of security or price or the potential number of shares of Common Stock. Although no assurances can be given that we will issue any Resale Shares or consummate a financing, in the event we do, or in the event we sell shares of Common Stock or other securities convertible into shares of our Common Stock in the future, additional and substantial dilution will occur.

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We may be accused of infringing intellectual property rights of third parties.

We may be subject to legal claims of alleged infringement of the intellectual property rights of third parties. The ready availability of damages, royalties and the potential for injunctive relief has increased the defense litigation costs of patent infringement claims, especially those asserted by third parties whose sole or primary business is to assert such claims. Such claims, even if not meritorious, may result in significant expenditure of financial and managerial resources, and the payment of damages or settlement amounts. Additionally, we may become subject to injunctions prohibiting us from using software or business processes we currently use or may need to use in the future, or requiring us to obtain licenses from third parties when such licenses may not be available on financially feasible terms or terms acceptable to us or at all. In addition, we may not be able to obtain on favorable terms, or at all, licenses or other rights with respect to intellectual property we do not own in providing ecommerce services to other businesses and individuals under commercial agreements.

Use of social media may adversely impact our reputation.

There has been a marked increase in use of social media platforms and similar devices, including weblogs (blogs), social media websites, and other forms of Internet-based communications which allow individual access to a broad audience of consumers and other interested persons. Consumers value readily available information concerning retailers, manufacturers, and their goods and services and often act on such information without further investigation, authentication and without regard to its accuracy. The availability of information on social media platforms and devices is virtually immediate as is its impact. Social media platforms and devices immediately publish the content their subscribers and participants post, often without filters or checks on accuracy of the content posted. The opportunity for dissemination of information, including inaccurate information, is virtually limitless. Information concerning or affecting us may be posted on such platforms and devices at any time. Information posted may be inaccurate and adverse to us, and it may harm our business. The harm may be immediate without affording us an opportunity for redress or correction. Such platforms also could be used for the dissemination of trade secret information or compromise of other valuable company assets, any of which could harm our business.

Risks Related to the Bitcoin Network and Bitcoins

The following risks relate to our proposed business and the effects upon us assume we obtain financing in a sufficient amount to re-enter this business.

The further development and acceptance of the Bitcoin Network and other Digital Asset systems, which represent a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of the Bitcoin Network may adversely affect an investment in our Company.

Digital Assets such as bitcoins that may be used, among other things, to buy and sell goods and services are a new and rapidly evolving industry of which the Bitcoin Network is a prominent, but not unique, part. The growth of the Digital Assets industry in general, and the Bitcoin Network in particular, is subject to a high degree of uncertainty. The factors affecting the further development of the Digital Assets industry, as well as the Bitcoin Network, include:

●	continued worldwide growth in the adoption and use of bitcoins and other Digital Assets;

●	government and quasi-government regulation of bitcoins and other Digital Assets and their use, or restrictions on or regulation of access to and operation of the Bitcoin Network or similar Digital Assets systems;

●	the maintenance and development of the open-source software protocol of the Bitcoin Network;

●	changes in consumer demographics and public tastes and preferences;

●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies; and

●	general economic conditions and the regulatory environment relating to Digital Assets.

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A decline in the popularity or acceptance of the Bitcoin Network could adversely affect an investment in us.

Currently, there is relatively small use of bitcoins in the retail and commercial marketplace in comparison to relatively large use by speculators, thus contributing to price volatility that could adversely affect an investment in us.

As relatively new products and technologies, bitcoins and the Bitcoin Network have only recently become widely accepted as a means of payment for goods and services by many major retail and commercial outlets, and use of bitcoins by consumers to pay such retail and commercial outlets remains limited. Conversely, a significant portion of bitcoin demand is generated by speculators and investors seeking to profit from the short- or long-term holding of bitcoins. A lack of expansion by bitcoins into retail and commercial markets, or a contraction of such use, may result in increased volatility or a reduction in the price of bitcoin, either of which could adversely impact an investment in us.

Significant Bitcoin Network contributors could propose amendments to the Bitcoin Network’s protocols and software that, if accepted and authorized by the Bitcoin Network, could adversely affect an investment in us.

A small group of individuals contribute to the Bitcoin Core project on Github. This group of contributors is currently headed by Wladimir J. van der Laan, the current lead maintainer. These individuals can propose refinements or improvements to the Bitcoin Network’s source code through one or more software upgrades that alter the protocols and software that govern the Bitcoin Network and the properties of bitcoin, including the irreversibility of transactions and limitations on the mining of new bitcoin. Proposals for upgrades and discussions relating thereto take place on online forums. For example, there is an ongoing debate regarding altering the Blockchain by increasing the size of blocks to accommodate a larger volume of transactions. Although some proponents support an increase, other market participants oppose an increase to the block size as it may deter miners from confirming transactions and concentrate power into a smaller group of miners. To the extent that a significant majority of the users and miners on the Bitcoin Network install such software upgrade(s), the Bitcoin Network would be subject to new protocols and software that may adversely affect an investment in the Shares. In the event a developer or group of developers proposes a modification to the Bitcoin Network that is not accepted by a majority of miners and users, but that is nonetheless accepted by a substantial plurality of miners and users, two or more competing and incompatible Blockchain implementations could result. This is known as a “hard fork.” In such a case, the “hard fork” in the Blockchain could materially and adversely affect the perceived value of bitcoin as reflected on one or both incompatible Blockchains, that may adversely affect an investment in us.

The open-source structure of the Bitcoin Network protocol means that the contributors to the protocol are generally not directly compensated for their contributions in maintaining and developing the protocol. A failure to properly monitor and upgrade the protocol could damage the Bitcoin Network and an investment in us.

The Bitcoin Network operates based on an open-source protocol maintained by contributors, largely on the Bitcoin Core project on GitHub. As an open source project, Bitcoin is not represented by an official organization or authority. As the Bitcoin Network protocol is not sold and its use does not generate revenues for contributors, contributors are generally not compensated for maintaining and updating the Bitcoin Network protocol. Although the MIT Media Lab’s Digital Currency Initiative funds the current maintainer Wladimir J. van der Laan, among others, this type of financial incentive is not typical. The lack of guaranteed financial incentive for contributors to maintain or develop the Bitcoin Network and the lack of guaranteed resources to adequately address emerging issues with the Bitcoin Network may reduce incentives to address the issues adequately or in a timely manner. This may adversely affect an investment in us.

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If a malicious actor or botnet obtains control in excess of 50 percent of the processing power active on the Bitcoin Network, it is possible that such actor or botnet could manipulate the Blockchain in a manner that adversely affects an investment in us.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining on the Bitcoin Network, it may be able to alter the Blockchain on which the Bitcoin Network and all bitcoin transactions rely by constructing alternate blocks if it is able to solve for such blocks faster than the remainder of the miners on the Bitcoin Network can add valid blocks. In such alternate blocks, the malicious actor or botnet could control, exclude or modify the ordering of transactions, though it could not generate new bitcoins or transactions using such control. Using alternate blocks, the malicious actor could “double-spend” its own bitcoins (i.e., spend the same bitcoins in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintains control. To the extent that such malicious actor or botnet does not yield its majority control of the processing power on the Bitcoin Network or the bitcoin community does not reject the fraudulent blocks as malicious, reversing any changes made to the Blockchain may not be possible. Such changes could adversely affect an investment in us.

In late May and early June 2014, a mining pool known as GHash.io approached and, during a 24- to 48-hour period in early June may have exceeded, the threshold of 50 percent of the processing power on the Bitcoin Network. To the extent that GHash.io did exceed 50 percent of the processing power on the network, reports indicate that such threshold was surpassed for only a short period, and there are no reports of any malicious activity or control of the Blockchain performed by GHash.io. Furthermore, the processing power in the mining pool appears to have been redirected to other pools on a voluntary basis by participants in the GHash.io pool, as had been done in prior instances when a mining pool exceeded 40 percent of the processing power on the Bitcoin Network. The approach to and possible crossing of the 50 percent threshold indicate a greater risk that a single mining pool could exert authority over the validation of bitcoin transactions. To the extent that the bitcoin ecosystem, including the Core Developers and the administrators of mining pools, do not act to ensure greater decentralization of bitcoin mining processing power, the feasibility of a malicious actor obtaining in excess of 50 percent of the processing power on the Bitcoin Network (e.g., through control of a large mining pool or through hacking such a mining pool) will increase, which may adversely impact an investment in us.

If the award of bitcoin for solving blocks and transaction fees for recording transactions are not sufficiently high to incentivize miners, miners may cease expending hashrate to solve blocks and confirmations of transactions on the Blockchain could be slowed temporarily. A reduction in the hashrate expended by miners on the Bitcoin Network could increase the likelihood of a malicious actor obtaining control in excess of fifty percent (50%) of the aggregate hashrate active on the Bitcoin Network or the Blockchain, potentially permitting such actor to manipulate the Blockchain in a manner that adversely affects an investment in us.

As the award of new bitcoin for solving blocks declines, and if transaction fees are not sufficiently high, miners may not have an adequate incentive to continue mining and may cease their mining operations. The current fixed reward for solving a new block is twelve and a half (12.5) bitcoin per block; the reward decreased from twenty-five (25) bitcoin in July 2016. It is estimated that it will halve again in about four (4) years. This reduction may result in a reduction in the aggregate hashrate of the Bitcoin Network as the incentive for miners will decrease. Moreover, miners ceasing operations would reduce the aggregate hashrate on the Bitcoin Network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the Blockchain until the next scheduled adjustment in difficulty for block solutions) and make the Bitcoin Network more vulnerable to a malicious actor obtaining control in excess of fifty (50) percent of the aggregate hashrate on the Bitcoin Network. Periodically, the Bitcoin Network has adjusted the difficulty for block solutions so that solution speeds remain in the vicinity of the expected ten (10) minute confirmation time targeted by the Bitcoin Network protocol. The Company believes that from time to time there will be further considerations and adjustments to the Bitcoin Network regarding the difficulty for block solutions. More significant reductions in aggregate hashrate on the Bitcoin Network could result in material, though temporary, delays in block solution confirmation time. Any reduction in confidence in the confirmation process or aggregate hashrate of the Bitcoin Network may negatively impact the value of bitcoin, which will adversely impact an investment in us.

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To the extent that the profit margins of Bitcoin mining operations are not high, operators of Bitcoin mining operations are more likely to immediately sell bitcoins earned by mining in the Bitcoin Exchange Market, resulting in a reduction in the price of bitcoins that could adversely impact an investment in us.

Over the past two years, Bitcoin Network mining operations have evolved from individual users mining with computer processors, graphics processing units and first generation ASIC servers. Currently, new processing power brought onto the Bitcoin Network is predominantly added by incorporated and unincorporated “professionalized” mining operations. Professionalized mining operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. They require the investment of significant capital for the acquisition of this hardware, the leasing of operating space (often in data centers or warehousing facilities), incurring of electricity costs and the employment of technicians to operate the mining farms. As a result, professionalized mining operations are of a greater scale than prior Bitcoin Network miners and have more defined, regular expenses and liabilities. These regular expenses and liabilities require professionalized mining operations to more immediately sell bitcoins earned from mining operations on the Bitcoin Exchange Market, whereas it is believed that individual miners in past years were more likely to hold newly mined bitcoins for more extended periods. The immediate selling of newly mined bitcoins greatly increases the supply of bitcoins on the Bitcoin Exchange Market, creating downward pressure on the price of bitcoins.

The extent to which the value of bitcoin mined by a professionalized mining operation exceeds the allocable capital and operating costs determines the profit margin of such operation. A professionalized mining operation may be more likely to sell a higher percentage of its newly mined bitcoin rapidly if it is operating at a low profit margin—and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage could be sold into the Bitcoin Exchange Market more rapidly, thereby potentially reducing bitcoin prices. Lower bitcoin prices could result in further tightening of profit margins, particularly for professionalized mining operations with higher costs and more limited capital reserves, creating a network effect that may further reduce the price of bitcoin until mining operations with higher operating costs become unprofitable and remove mining power from the Bitcoin Network. The network effect of reduced profit margins resulting in greater sales of newly mined bitcoin could result in a reduction in the price of bitcoin that could adversely impact an investment in us.

To the extent that any miners cease to record transactions in solved blocks, transactions that do not include the payment of a transaction fee will not be recorded on the Blockchain until a block is solved by a miner who does not require the payment of transaction fees. Any widespread delays in the recording of transactions could result in a loss of confidence in the Bitcoin Network, which could adversely impact an investment in us.

To the extent that any miners cease to record transaction in solved blocks, such transactions will not be recorded on the Blockchain. Currently, there are no known incentives for miners to elect to exclude the recording of transactions in solved blocks; however, to the extent that any such incentives arise (e.g., a collective movement among miners or one or more mining pools forcing bitcoin users to pay transaction fees as a substitute for or in addition to the award of new bitcoins upon the solving of a block), actions of miners solving a significant number of blocks could delay the recording and confirmation of transactions on the Blockchain. Any systemic delays in the recording and confirmation of transactions on the Blockchain could result in greater exposure to double-spending transactions and a loss of confidence in the Bitcoin Network, which could adversely impact an investment in us.

The acceptance of Bitcoin Network software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in the Bitcoin Network could result in a “fork” in the Blockchain, resulting in the operation of two separate networks until such time as the forked Blockchains are merged. The temporary or permanent existence of forked Blockchains could adversely impact an investment in us.

Bitcoin is an open source project and, although there is an influential group of leaders in the Bitcoin Network community including the Core Developers, there is no official developer or group of developers that formally controls the Bitcoin Network. Any individual can download the Bitcoin Network software and make any desired modifications, which are proposed to users and miners on the Bitcoin Network through software downloads and upgrades, typically posted to the bitcoin development forum on GitHub.com. A substantial majority of miners and bitcoin users must consent to those software modifications by downloading the altered software or upgrade that implements the changes; otherwise, the changes do not become a part of the Bitcoin Network. Since the Bitcoin Network’s inception, changes to the Bitcoin Network have been accepted by the vast majority of users and miners, ensuring that the Bitcoin Network remains a coherent economic system; however, a developer or group of developers could potentially propose a modification to the Bitcoin Network that is not accepted by a vast majority of miners and users, but that is nonetheless accepted by a substantial population of participants in the Bitcoin Network. In such a case, and if the modification is material and/or not backwards compatible with the prior version of Bitcoin Network software, a fork in the Blockchain could develop and two separate Bitcoin Networks could result, one running the pre-modification software program and the other running the modified version (i.e., a second “Bitcoin” network). Such a fork in the Blockchain typically would be addressed by community-led efforts to merge the forked Blockchains, and several prior forks have been so merged. This kind of split in the Bitcoin Network could materially and adversely impact an investment in us and, in the worst case scenario, harm the sustainability of the Bitcoin Network’s economy.

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Intellectual property rights claims may adversely affect the operation of the Bitcoin Network.

Third parties may assert intellectual property claims relating to the holding and transfer of Digital Assets and their source code. Regardless of the merit of any intellectual property or other legal action, any threatened action that reduces confidence in the Bitcoin Network’s long-term viability or the ability of end-users to hold and transfer bitcoins may adversely affect an investment in us. Additionally, a meritorious intellectual property claim could prevent us and other end-users from accessing the Bitcoin Network or holding or transferring their bitcoins. As a result, an intellectual property claim against us or other large Bitcoin Network participants could adversely affect an investment in us.

The Bitcoin Exchanges on which bitcoins trade are relatively new and, in most cases, largely unregulated and may therefore be more exposed to fraud and failure than established, regulated exchanges for other products. To the extent that the Bitcoin Exchanges representing a substantial portion of the volume in bitcoin trading are involved in fraud or experience security failures or other operational issues, such Bitcoin Exchanges’ failures may result in a reduction in the price of bitcoin and can adversely affect an investment in us.

The Bitcoin Exchanges on which the bitcoins trade are new and, in most cases, largely unregulated. Furthermore, many Bitcoin Exchanges (including several of the most prominent US Dollar denominated Bitcoin Exchanges) do not provide the public with significant information regarding their ownership structure, management teams, corporate practices or regulatory compliance. As a result, the marketplace may lose confidence in, or may experience problems relating to, Bitcoin Exchanges, including prominent exchanges handling a significant portion of the volume of bitcoin trading.

Over the past four (4) years, a number of Bitcoin Exchanges have been closed due to fraud, failure or security breaches. In many of these instances, the customers of such Bitcoin Exchanges were not compensated or made whole for the partial or complete losses of their account balances in such Bitcoin Exchanges. While smaller Bitcoin Exchanges are less likely to have the infrastructure and capitalization that make larger Bitcoin Exchanges more stable, larger Bitcoin Exchanges are more likely to be appealing targets for hackers and “malware” (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information or gain access to private computer systems). Further, the collapse of the largest Bitcoin Exchange in 2014 suggests that the failure of one component of the overall Bitcoin ecosystem can have consequences for both users of a Bitcoin Exchange and the Bitcoin industry as a whole.

A lack of stability in the Bitcoin Exchange Market and the closure or temporary shutdown of Bitcoin Exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Bitcoin Network and result in greater volatility in bitcoin value. These potential consequences of a Bitcoin Exchange’s failure could adversely affect an investment in us.

Political or economic crises may motivate large-scale sales of Bitcoins, which could result in a reduction in Bitcoin value and adversely affect an investment in us.

As an alternative to fiat currencies that are backed by central governments, Digital Assets such as bitcoins, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of bitcoins either globally or locally. Large-scale sales of bitcoins would result in a reduction in bitcoin value and could adversely affect an investment in us.

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Demand for bitcoin is driven, in part, by its status as the most prominent and secure Digital Asset. It is possible that a Digital Asset other than bitcoins could have features that make it more desirable to a material portion of the Digital Asset user base, resulting in a reduction in demand for bitcoins, which could have a negative impact on the price of bitcoins and adversely affect an investment in us.

The Bitcoin Network and bitcoins, as an asset, hold a “first-to-market” advantage over other Digital Assets. This first-to-market advantage is driven in large part by having the largest user base and, more importantly, the largest combined mining power in use to secure the Blockchain and transaction verification system. Having a large mining network results in greater user confidence regarding the security and long-term stability of a Digital Asset’s network and its block chain; as a result, the advantage of more users and miners makes a Digital Asset more secure, which makes it more attractive to new users and miners, resulting in a network effect that strengthens the first-to-market advantage.

As of July 28, 2017, there were over one thousand (1,000) alternate Digital Assets (or altcoins) tracked by CoinMarketCap, having a total market capitalization (including the market capitalization of bitcoin) of approximately $90 billion, using market prices and total available supply of each Digital Asset. This included altcoins using a “proof of work” mining structure similar to Bitcoin, and those using a “proof of stake” transaction verification system that is different than Bitcoin’s mining system (e.g., Peercoin, Bitshares and NXT). As of July 28, 2017, bitcoin’s $46 billion market capitalization was over two (2) times the size of the $18 billion market cap of Ether, the second largest proof-of-work Digital Asset. Despite the marked first-mover advantage of the Bitcoin Network over other Digital Assets, it is possible that another Digital Asset could become materially popular due to either a perceived or exposed shortcoming of the Bitcoin Network protocol that is not immediately addressed by the Bitcoin contributor community or a perceived advantage of an altcoin that includes features not incorporated into Bitcoin. If a Digital Asset obtains significant market share (either in market capitalization, mining power or use as a payment technology), this could reduce bitcoin’s market share as well as other Digital Assets we may become involved in and have a negative impact on the demand for, and price of, such Digital Assets and could adversely affect an investment in us.

Our ability to adopt technology in response to changing security needs or trends poses a challenge to the safekeeping of our bitcoins.

The history of the Bitcoin Exchange Market has shown that Bitcoin Exchanges and large holders of bitcoins must adapt to technological change in order to secure and safeguard their bitcoins. We rely on Bitgo Inc.’s multi-signature enterprise storage solution to safeguard our bitcoins from theft, loss, destruction or other issues relating to hackers and technological attack. We believe that it may become a more appealing target of security threats as the size of our bitcoin holdings grow. To the extent that either Bitgo Inc. or we are unable to identify and mitigate or stop new security threats, our bitcoins may be subject to theft, loss, destruction or other attack, which could adversely affect an investment in us.

Security threats to us could result in, a loss of Company’s bitcoins, or damage to the reputation and our brand, each of which could adversely affect an investment in us.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in the Bitcoin Exchange Market since the launch of the Bitcoin Network. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses, could harm our business operations or result in loss of our bitcoins. Any breach of our infrastructure could result in damage to our reputation which could adversely affect an investment in us. Furthermore, we believe that, as our assets grow, it may become a more appealing target for security threats such as hackers and malware.

We primarily rely on Bitgo Inc.’s multi-signature enterprise storage solution to safeguard our bitcoins from theft, loss, destruction or other issues relating to hackers and technological attack. Nevertheless, Bitgo Inc.’s security system may not be impenetrable and may not be free from defect or immune to acts of God, and any loss due to a security breach, software defect or act of God will be borne by us. Our bitcoins are also stored with exchanges such as Itbit and Coinbase and others prior to selling them.

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The security system and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of ours, or otherwise, and, as a result, an unauthorized party may obtain access to our, private keys, data or bitcoins. Additionally, outside parties may attempt to fraudulently induce employees of ours to disclose sensitive information in order to gain access to our infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. If an actual or perceived breach of our security system occurs, the market perception of the effectiveness of our security system could be harmed, which could adversely affect an investment in us.

In the event of a security breach, we may be forced to cease operations, or suffer a reduction in assets, the occurrence of each of which could adversely affect an investment in us.

A loss of confidence in our security system, or a breach of our security system, may adversely affect us and the value of an investment in us.

We will take measures to protect us and our bitcoins from unauthorized access, damage or theft; however, it is possible that the security system may not prevent the improper access to, or damage or theft of our bitcoins. A security breach could harm our reputation or result in the loss of some or all of our bitcoins. A resulting perception that our measures do not adequately protect our bitcoins could result in a loss of current or potential shareholders, reducing demand for our Common Stock and causing our shares to decrease in value.

Bitcoin transactions are irrevocable and stolen or incorrectly transferred bitcoins may be irretrievable. As a result, any incorrectly executed Bitcoin transactions could adversely affect an investment in us.

Bitcoin transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the processing power on the Bitcoin Network. Once a transaction has been verified and recorded in a block that is added to the Blockchain, an incorrect transfer of bitcoins or a theft of bitcoins generally will not be reversible and we may not be capable of seeking compensation for any such transfer or theft. Although our transfers of bitcoins will regularly be made to or from vendors, consultants, services providers, etc. it is possible that, through computer or human error, or through theft or criminal action, our bitcoins could be transferred from us in incorrect amounts or to unauthorized third parties. To the extent that we are unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received our bitcoins through error or theft, we will be unable to revert or otherwise recover incorrectly transferred Company bitcoins. To the extent that we are unable to seek redress for such error or theft, such loss could adversely affect an investment in us.

Our bitcoins may be subject to loss, damage, theft or restriction on access.

There is a risk that part or all of our bitcoins could be lost, stolen or destroyed. We believe that our bitcoins will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal our bitcoins. Although we primarily utilize Bitgo Inc.’s enterprise multi-signature storage solution, to minimize the risk of loss, damage and theft, we cannot guarantee that it will prevent such loss, damage or theft, whether caused intentionally, accidentally or by act of God. Access to our bitcoins could also be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). Any of these events may adversely affect our operations and, consequently, an investment in us.

The limited rights of legal recourse against us, and our lack of insurance protection expose us and our shareholders to the risk of loss of our bitcoins for which no person is liable.

The bitcoins held by us are not insured. Therefore, a loss may be suffered with respect to our bitcoins which is not covered by insurance and for which no person is liable in damages which could adversely affect our operations and, consequently, an investment in us.

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Bitcoins held by us are not subject to FDIC or SIPC protections.

We do not hold our bitcoins with a banking institution or a member of the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Corporation (“SIPC”) and, therefore, our bitcoins are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions.

We may not have adequate sources of recovery if our bitcoins are lost, stolen or destroyed.

If our bitcoins are lost, stolen or destroyed under circumstances rendering a party liable to us, the responsible party may not have the financial resources sufficient to satisfy our claim. For example, as to a particular event of loss, the only source of recovery for us might be limited, to the extent identifiable, other responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of ours.

The sale of our bitcoins to pay expenses at a time of low bitcoin prices could adversely affect an investment in us.

We may sell bitcoins to pay expenses on an as-needed basis, irrespective of then-current bitcoin prices. Consequently, our bitcoins may be sold at a time when the bitcoin prices on the Bitcoin Exchange Market are low, which could adversely affect an investment in us.

Intellectual property rights claims may adversely affect an investment in us.

We are not aware of any intellectual property claims that may prevent us from operating and holding bitcoins; however, third parties may assert intellectual property claims relating to the operation of us and the mechanics instituted for the investment in, holding of and transfer of bitcoins. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses and be borne by us through the sale of our bitcoins. Additionally, a meritorious intellectual property claim could prevent us from operating and force us to liquidate our bitcoins. As a result, an intellectual property claim against us could adversely affect an investment in us.

Regulatory changes or actions may restrict the use of bitcoins or the operation of the Bitcoin Network in a manner that adversely affects an investment in us.

Until recently, little or no regulatory attention has been directed toward bitcoin and the Bitcoin Network by U.S. federal and state governments, foreign governments and self-regulatory agencies. As bitcoin has grown in popularity and in market size, the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the CFTC, SEC. FinCEN and the Federal Bureau of Investigation) have begun to examine the operations of the Bitcoin Network, Bitcoin users and the Bitcoin Exchange Market.

On July 25, 2017, the SEC issued a Report of Investigation or Report which concluded that digital assets or tokens issued for the purpose of raising funds may be securities within the meaning of the federal securities laws. The Report focused on the activities of Ether which as disclosed on page [ ] of this prospectus is the second largest reported digital currency. The Report emphasized that whether a digital assets is a security is based on the facts and circumstances. Although the Company’s activities are not focused on raising capital or assisting others that do so, the federal securities laws are very broad, and there can be no assurances that the SEC will not take enforcement action against the Company in the future. The SEC has taken various actions against persons or entities misusing bitcoin in connection with fraudulent schemes (i.e., Ponzi scheme), inaccurate and inadequate publicly disseminated information, and the offering of unregistered securities. The CFTC has determined that bitcoin and other virtual currencies are commodities and the sale of derivatives based on digital currencies must be done in accordance with the provisions of the CEA and CFTC regulations. Also of significance, is that the CFTC appears to have taken the position that bitcoin is not encompassed by the definition of currency under the CEA and CFTC regulations. The CFTC defined bitcoin and other “virtual currencies” as “a digital representation of value that functions as a medium of exchange, a unit of account, and/or a store of value, but does not have legal tender status in any jurisdiction. Bitcoin and other virtual currencies are distinct from ‘real’ currencies, which are the coin and paper money of the United States or another country that are designated as legal tender, circulate, and are customarily used and accepted as a medium of exchange in the country of issuance.” To the extent that bitcoin itself is determined to be a security, commodity future or other regulated asset, or to the extent that a US or foreign government or quasi-governmental agency exerts regulatory authority over the Bitcoin Network or bitcoin trading and ownership, trading or ownership in bitcoin or an investment in us may be adversely affected.

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The CFTC affirmed its approach to the regulation of bitcoin and bitcoin-related enterprises on June 2, 2016, when the CFTC settled charges against Bitfinex, a Bitcoin Exchange based in Hong Kong. In its Order, the CFTC found that Bitfinex engaged in “illegal, off-exchange commodity transactions and failed to register as a futures commission merchant” when it facilitated borrowing transactions among its users to permit the trading of bitcoin on a “leveraged, margined or financed basis” without first registering with the CFTC.

Local state regulators such as the NYSDFS have also initiated examinations of bitcoin, the Bitcoin Network and the regulation thereof. In July 2014, the NYSDFS proposed the first US regulatory framework for licensing participants in “virtual currency business activity.” The proposed regulations, known as the “BitLicense,” are intended to focus on consumer protection and, after the closure of an initial comment period that yielded 3,746 formal public comments and a reproposal, the NYSDFS issued its final “BitLicense” regulatory framework in June 2015. The “BitLicense” regulates the conduct of businesses that are involved in “virtual currencies” in New York or with New York customers and prohibits any person or entity involved in such activity to conduct activities without a license.

Additionally, a U.S. federal magistrate judge in the U.S. District Court for the Eastern District of Texas has ruled that “Bitcoin is a currency or form of money,” a Florida circuit court judge determined that bitcoin did not qualify as money or “tangible wealth,” and an opinion from the U.S. District Court for the Northern District of Illinois identified Bitcoin as “virtual currency.” Additionally, two CFTC commissioners publicly expressed a belief that derivatives based on bitcoin are subject to the same regulation as those based on commodities, and the IRS released guidance treating bitcoin as property that is not currency for U.S. federal income tax purposes. Taxing authorities of a number of U.S. states have also issued their own guidance regarding the tax treatment of bitcoin for state income or sales tax purposes. On June 28, 2014, the Governor of the State of California signed into law a bill that removed state-level prohibitions on the use of alternative forms of currency or value (including bitcoin). The bill indirectly authorizes bitcoin’s use as an alternative form of money in the state. In February 2015, a bill was introduced in the California State Assembly to establish a licensing regime for businesses engaging in “virtual currencies.” In September 2015, the bill was ordered to become an inactive file and as of the date of this registration statement there hasn’t been further consideration by the California State Assembly. As of August 2016, the bill was withdrawn from consideration for vote for the remainder of the year. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in us or the ability of us to continue our operations.

Bitcoin currently faces an uncertain regulatory landscape in not only the United States but also in many foreign jurisdictions such as the European Union, China and Russia. While certain governments such as Germany, where the Ministry of Finance has declared bitcoin to be “Rechnungseinheiten” (a form of private money that is recognized as a unit of account, but not recognized in the same manner as fiat currency), have issued guidance as to how to treat bitcoin, most regulatory bodies have not yet issued official statements regarding intention to regulate or determinations on regulation of bitcoin, the Bitcoin Network and Bitcoin users.

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Among those for which preliminary guidance has been issued in some form, Canada and Taiwan have labeled bitcoin as a digital or virtual currency, distinct from fiat currency, while Sweden and Norway are among those to categorize bitcoin as a form of virtual asset or commodity. In Australia, a GST (similar to the European value added tax (“VAT”)) is currently applied to Bitcoin, forcing a ten (10) percent markup on top of market price, essentially preventing the operation of any Bitcoin exchange. This may be undergoing a change, however, since the Senate Economics References Committee and the Productivity Commission recommended that digital currency be treated as money for GST purposes to remove the double taxation. The United Kingdom determined that the VAT will not apply to Bitcoin sales. In China, a recent government notice classified bitcoin as legal and “virtual commodities;” however, the same notice restricted the banking and payment industries from using bitcoin, creating uncertainty and limiting the ability of Bitcoin Exchanges to operate in the then-second largest bitcoin market. In January 2016, the People’s Bank of China, China’s central bank, disclosed that it has been studying a state-backed electronic monetary system and potentially had plans for its own state-backed electronic money. In January 2017, the People’s Bank of China announced that it had found several violations, including margin financing and a failure to impose anti-money laundering controls, after on-site inspections of two China-based Bitcoin Exchanges. In response to the Chinese regulator’s oversight, the three largest China-based Bitcoin Exchanges, OKCoin, Huobi, and BTC China, started charging trading commission fees to suppress speculative trading and prevent price swings which resulted in a significant drop in volume on these exchanges. Since December 2013, China, Iceland, Vietnam and Russia have taken a more restrictive stance toward bitcoin and, thereby, have reduced the rate of expansion of Bitcoin use in each country. In May 2014, the Central Bank of Bolivia banned the use of bitcoin as a means of payment. In the summer and fall of 2014, Ecuador announced plans for its own state-backed electronic money, while passing legislation that prohibits the use of decentralized Digital Assets such as bitcoin. In July 2016, economists at the Bank of England advocated that central banks issue their own digital currency, and the House of Lords and Bank of England started discussing the feasibility of creating a national virtual currency, the BritCoin. As of July 2016, Iceland was studying how to create a system in which all money is created by a central bank, and Canada was beginning to experiment with a digital version of its currency called CAD-COIN, intended to be used exclusively for interbank payments. In July 2016, the Russian Ministry of Finance indicated it supports a proposed law that bans bitcoin domestically but allows for its use as a foreign currency. Conversely, regulatory bodies in some countries such as India and Switzerland have declined to exercise regulatory authority when afforded the opportunity. In April 2015, the Japanese Cabinet approved proposed legal changes that would reportedly treat bitcoin and other Digital Assets as included in the definition of currency. These regulations would, among other things, require market participants, including exchanges, to meet certain compliance requirements and be subject to oversight by the Financial Services Agency, a Japanese regulator. These changes were approved by the Japanese Diet in May 2016 and are expected to be effective beginning in 2017. In July 2016, the European Commission released a draft directive that proposed applying counter-terrorism and anti-money laundering regulations to virtual currencies, and, in September 2016, the European Banking authority advised the European Commission to institute new regulation specific to virtual currencies, with amendments to existing regulation as a stopgap measure. Various foreign jurisdictions may, in the near future, adopt laws, regulations or directives that affect the Bitcoin Network and its users, particularly Bitcoin Exchanges and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoin by users, merchants and service providers outside of the United States and may therefore impede the growth of the Bitcoin economy.

The effect of any future regulatory change on us, bitcoins, or other Digital Assets is impossible to predict, but such change could be substantial and adverse to us and could adversely affect an investment in us.

It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoins in one or more countries, and ownership of, holding or trading in our Company’s securities may also be considered illegal and subject to sanction.

Although currently bitcoins are not regulated or are lightly regulated in most countries, including the United States, one or more countries such as China and Russia may take regulatory actions in the future that severely restricts the right to acquire, own, hold, sell or use bitcoins or to exchange bitcoins for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in our securities. Such restrictions may adversely affect an investment in us.

If regulatory changes or interpretations of our activities require our registration as a MSB under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, we may be required to register and comply with such regulations. If regulatory changes or interpretations of our activities require the licensing or other registration of us as a money transmitter (or equivalent designation) under state law in any state in which we operate, we may be required to seek licensure or otherwise register and comply with such state law. In the event of any such requirement, to the extent the Company decides to continue, the required registrations, licensure and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease the Company’s operations. Any termination of certain Company operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

To the extent that the activities of the Company cause it to be deemed a MSB under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, the Company may be required to comply with FinCEN regulations, including those that would mandate the Company to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records.

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To the extent that the activities of the Company cause it to be deemed a “money transmitter” (or equivalent designation) under state law in any state in which the Company operates, the Company may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may including the implementation of anti-money laundering programs, maintenance of certain records and other operational requirements. Currently, the NYSDFS has finalized its “BitLicense” framework for businesses that conduct “virtual currency business activity,” the Conference of State Bank Supervisors has proposed a model form of state level “virtual currency” regulation and additional state regulators including those from California, Idaho, Virginia, Kansas, Texas, South Dakota and Washington have made public statements indicating that virtual currency businesses may be required to seek licenses as money transmitters. In July 2016, North Carolina updated the law to define “virtual currency” and the activities that trigger licensure in a business friendly approach that encourages companies to use virtual currency and blockchain technology. Specifically, the North Carolina law does not require miners or software providers to obtain a license for multi-signature software, smart contract platforms, smart property, colored coins and non-hosted, non-custodial wallets. Starting January 1, 2016, New Hampshire requires anyone exchanges a digital currency for another currency must become a licensed and bonded money transmitter. In numerous other states, including Connecticut and New Jersey, legislation is being proposed or has been introduced regarding the treatment of bitcoin and other Digital Assets. The Company will continue to monitor for developments in such legislation, guidance or regulations.

Such additional federal or state regulatory obligations may cause the Company to incur extraordinary expenses, possibly affecting an investment in the Shares in a material and adverse manner. Furthermore, the Company and its service providers may not be capable of complying with certain federal or state regulatory obligations applicable to MSBs and MTs. If the Company is deemed to be subject to and determines not to comply with such additional regulatory and registration requirements, we may act to dissolve and liquidate the Company. Any such action may adversely affect an investment in us.

Current interpretations require the regulation of bitcoins under the CEA by the CFTC, we may be required to register and comply with such regulations. To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease certain operations. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

Current and future legislation, CFTC and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which bitcoins are treated for classification and clearing purposes. In particular, bitcoin derivatives are not excluded from the definition of “commodity future” by the CFTC. We cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law.

Bitcoins have been deemed to fall within the definition of a commodity and, we may be required to register and comply with additional regulation under the CEA, including additional periodic report and disclosure standards and requirements. Moreover, we may be required to register as a commodity pool operator and to register us as a commodity pool with the CFTC through the National Futures Association. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in us. No CFTC orders or rulings are applicable to our business.

If regulatory changes or interpretations require the regulation of bitcoins under the Securities Act and Investment Company Act by the SEC, we may be required to register and comply with such regulations. To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease certain operations. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

Current and future legislation and SEC rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which bitcoins are treated for classification and clearing purposes. In particular, bitcoins may not be excluded from the definition of “security” by SEC rulemaking or interpretation. As of the date of this Annual Report, we are not aware of any rules or interpretations that have been proposed to regulate bitcoins as securities. We cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in us.

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To the extent that bitcoins are deemed by the SEC to fall within the definition of a security, we may be required to register and comply with additional regulation under the Investment Company Act, including additional periodic reporting and disclosure standards and requirements and the registration of our Company as an investment company. Additionally, one or more states may conclude bitcoins are a security under state securities laws which would require registration under state laws including merit review laws which would adversely impact us since we would likely not comply. Such additional registrations may result in extraordinary, non-recurring expenses of our Company, thereby materially and adversely impacting an investment in our Company. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease all or certain parts of our operations. Any such action may adversely affect an investment in us.

If federal or state legislatures or agencies initiate or release tax determinations that change the classification of bitcoins as property for tax purposes (in the context of when such bitcoins are held as an investment), such determination could have a negative tax consequence on our Company or our shareholders.

Current IRS guidance indicates that Digital Assets such as bitcoins should be treated and taxed as property, and that transactions involving the payment of bitcoins for goods and services should be treated as barter transactions. While this treatment creates a potential tax reporting requirement for any circumstance where the ownership of a bitcoin passes from one person to another, usually by means of bitcoin transactions (including off-Blockchain transactions), it preserves the right to apply capital gains treatment to those transactions which may have adversely affect an investment in our Company.

On December 5, 2014, the New York State Department of Taxation and Finance issued guidance regarding the application of state tax law to Digital Assets such as bitcoins. The agency determined that New York State would follow IRS guidance with respect to the treatment of Digital Assets such as bitcoins for state income tax purposes. Furthermore, they defined Digital Assets such as bitcoin to be a form of “intangible property,” meaning the purchase and sale of bitcoins for fiat currency is not subject to state income tax (although transactions of bitcoin for other goods and services maybe subject to sales tax under barter transaction treatment). It is unclear if other states will follow the guidance of the IRS and the New York State Department of Taxation and Finance with respect to the treatment of Digital Assets such as bitcoins for income tax and sales tax purposes. If a state adopts a different treatment, such treatment may have negative consequences including the imposition of greater a greater tax burden on investors in bitcoin or imposing a greater cost on the acquisition and disposition of bitcoins, generally; in either case potentially having a negative effect on prices in the Bitcoin Exchange Market and may adversely affect an investment in our Company.

Foreign jurisdictions may also elect to treat Digital Assets such as bitcoins differently for tax purposes than the IRS or the New York State Department of Taxation and Finance. To the extent that a foreign jurisdiction with a significant share of the market of bitcoin users imposes onerous tax burdens on bitcoin users, or imposes sales or value added tax on purchases and sales of bitcoins for fiat currency, such actions could result in decreased demand for bitcoins in such jurisdiction, which could impact the price of bitcoins and negatively impact an investment in our Company.

Risks Related to Our Transaction Verification Business

The loss or destruction of a private key required to access a bitcoin may be irreversible. Our loss of access to our private keys or our experience of a data loss relating to our Company’s bitcoins could adversely affect an investment in our Company.

Bitcoins are controllable only by the possessor of both the unique public key and private key relating to the local or online digital wallet in which the bitcoins are held. We are required by the operation of the Bitcoin Network to publish the public key relating to a digital wallet in use by us when it first verifies a spending transaction from that digital wallet and disseminates such information into the Bitcoin Network. We safeguard and keep private the private keys relating to our bitcoins by primarily utilizing Bitgo Inc.’s enterprise multi-signature storage solution; to the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, we will be unable to access the bitcoins held by it and the private key will not be capable of being restored by the Bitcoin Network. Any loss of private keys relating to digital wallets used to store our bitcoins could adversely affect an investment in us.

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If the award of bitcoins for solving blocks and transaction fees for recording transactions are not sufficiently high to cover expenses related to running data center operations it may have adverse affects on an investment in us.

If the award of new bitcoins for solving blocks declines and transaction fees are not sufficiently high, we may not have an adequate incentive to restart our mining operations, which may adversely impact an investment in us.

As the number of bitcoins awarded for solving a block in the Blockchain decreases, the incentive for miners to continue to contribute processing power to the Bitcoin Network will transition from a set reward to transaction fees. Either the requirement from miners of higher transaction fees in exchange for recording transactions in the Blockchain or a software upgrade that automatically charges fees for all transactions may decrease demand for bitcoins and prevent the expansion of the Bitcoin Network to retail merchants and commercial businesses, resulting in a reduction in the price of bitcoins that could adversely impact an investment in us.

In order to incentivize miners to continue to contribute processing power to the Bitcoin Network, the Bitcoin Network may either formally or informally transition from a set reward to transaction fees earned upon solving for a block. This transition could be accomplished either by miners independently electing to record in the blocks they solve only those transactions that include payment of a transaction fee or by the Bitcoin Network adopting software upgrades that require the payment of a minimum transaction fee for all transactions. If transaction fees paid for Bitcoin transactions become too high, the marketplace may be reluctant to accept bitcoins as a means of payment and existing users may be motivated to switch from bitcoins to another Digital Asset or back to fiat currency. Decreased use and demand for bitcoins may adversely affect their value and may adversely impact an investment in us.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. These risks and uncertainties, along with others, are described above under the heading “Risk Factors” beginning on page [  ] of this prospectus. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

MARKET FOR COMMON STOCK

Our Common Stock is currently quoted on the OTCPINK and has been quoted under the symbol “BTCS”. Because we are quoted on the OTCPINK, our securities may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange.

The following table sets forth the high and low bid quotations for our Common Stock as reported by OTC Markets LLC, on a split-adjusted basis accounting for our 1-for-60 reverse stock split effected on February 13, 2017, for the periods indicated. Until May 15, 2017, our Common Stock was quoted on the OTCQB. Because of our delay in filing our Form 10-K we began trading on the OTCPINK. Both markets are operated by OTC Markets LLC.

	High	Low
Fiscal 2017
First Quarter	$0.32	$0.04
Second Quarter	0.15	0.03

Fiscal 2016
First Quarter	$7.92	$5.04
Second Quarter	6.90	0.56
Third Quarter	0.58	0.04
Fourth Quarter	0.37	0.04

Fiscal 2015
First Quarter	$22.80	$4.20
Second Quarter	17.40	9.00
Third Quarter	12.60	5.40
Fourth Quarter	11.40	6.00

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As of July 28, 2017, there were 133 shareholders of record of our Common Stock, one of which is Cede & Co., a nominee for Depository Trust Company, or DTC. Shares of Common Stock that are held by financial institutions as nominees for beneficial owners are deposited into participant accounts at DTC, and are considered to be held of record by Cede & Co. as one shareholder.

Dividends

We have not paid dividends on our Common Stock since inception and do not plan to pay dividends on our common stock in the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read together with our financial statements and accompanying notes appearing elsewhere in this prospectus. This Management’s Discussion and Analysis contains forward-looking statements that involve risks and uncertainties. Please see “Forward-Looking Statements” set forth in the beginning of this prospectus, and see “Risk Factors” beginning on page [  ] for a discussion of certain risk factors applicable to our business, financial condition, and results of operations. Operating results are not necessarily indicative of results that may occur in future periods.

Overview

During the past year, we have worked with certain investors to remove portions of our debt and raise capital. While we need to raise additional capital, our goal is to re-enter the Digital Assets business once we are able to raise the necessary capital. We cannot assure you we will be successful in raising the capital or assuming we can, be able to develop a successful business. For further information please see the “Summary.”

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Results of Operations for the Three Months Ended March 31, 2017 and 2016

The following table reflects our operating results for the three months ended March 31, 2017 and 2016:

	For the three months ended
	March 31,
	2017	2016
Revenues
E-commerce	$3,181	$-
Transaction verification services	-	191,403
Hosting	-	7,740
Total revenues	3,181	199,143
Power and mining expenses	-	(113,982)
Gross profit	3,181	85,161

Operating expenses (income):
Marketing	60	7,575
General and administrative	179,386	399,802
Fair value adjustments for digital currencies	-	(4,285)
Total operating expenses	179,446	403,092

Net loss from operations	(176,265)	(317,931)

Other (expenses) income:
Impairment loss related to investment	-	(2,250,000)
Fair value adjustments for warrant liabilities	(33,172,886)	497,233
Fair value adjustments for convertible notes	(16,849,071)	35,010
Interest expenses	-	(3,541)
Gain on extinguishment of debt	15,873,067	-
Loss from lease termination	(177,389)	-
Liquidated damages	(693,000)	-
Other expenses	-	(112)
Total other expenses	(35,019,279)	(1,721,410)

Net loss	$(35,195,544)	$(2,039,341)

Revenues

Revenues for the three months ended March 31, 2017 and 2016 were approximately $3,000 and $199,000, respectively. Revenues represent net revenue earned from the processing of customer transactions through our ecommerce website, through fees earned from our transaction verification service business, and fees charged for hosting services. The decrease of approximately $196,000 in our revenues is mainly a result of the Company suspending its operations at its North Carolina transaction verification services facility in July 2016.

Power and Mining Expenses

Power and mining expenses for the three months ended March 31, 2017 and 2016 were approximately $0 and $114,000, respectively. The decrease in the power and mining expenses is the result of the reduction in mining activities and related electric costs for our transaction verification services business. Our electricity cost is a variable expense subject to certain demand charges which change based upon on and off peak usage and seasonal billing rates. Our power consumption and resulting electricity cost is determined by the power settings of our transaction verification servers and other ancillary equipment used in the building.

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Operating Expenses

Operating expenses for the three months ended March 31, 2017 and 2016 were approximately $179,000 and $400,000, respectively. The decrease in operating expenses over the prior year mostly relates to decreases in general and administrative expenses. General and administrative expense was lower primarily due to a $90,000 decrease in depreciation expense after impairment loss on fixed assets in June 2016. The decrease is also a result of the fact that we used less services.

Other Expenses

Other expense for the three months ended March 31, 2017 and 2016 was approximately $35.0 million and $1.7 million, respectively. The increase in other expenses over the prior year primarily relates to increases in fair value adjustments for warrant liabilities of $33.2 million, fair value adjustments for convertible notes of $16.8 million and is offset by gain on extinguishment of debt of $15.9 million, all of which are non-cash expenses.

Net Loss

Net loss for the three months ended March 31, 2017 was approximately $35.2 million, net loss for the three months ended March 31, 2016 was approximately $2.0 million, respectively. The increase in net loss for the three months ended March 31, 2017 resulted primarily from fair value adjustments for warrant liabilities of $33.2 million, fair value adjustments for convertible notes of $16.8 million.

Liquidity and Capital Resources

On March 31, 2017, we had current assets of approximately $4,000 and current liabilities of approximately $6.0 million, rendering a deficit of working capital of approximately $6.0 million, which includes $5.1 million for the non-cash fair value of derivative liabilities. On December 6, 2016, the Company issued a total of $220,002 Convertible Promissory Notes (the “December 2016 Notes”) to three accredited investors. The December 2016 Notes were issued in connection with a loan of $200,002 and the cancellation of two $10,000 promissory notes previously issued by the Company to two of the investors. The December 2016 Notes are due on June 6, 2017 and bear interest at 8% per annum payable on the maturity date. The conversion price of the December 2016 Notes is $0.12 per share. The December 2016 Notes were exchanged for Series B Preferred shares and were not outstanding on March 31, 2017.

Our working capital needs are influenced by our level of operations, and generally decrease with higher levels of revenue. We used approximately $91,000 of cash in operating activities for the three months ended March 31, 2017. We incurred approximately a $35.2 million net loss for the three months ended March 31, 2017. We had cash of approximately $4,000 at March 31, 2017. We expect to incur losses into the foreseeable future as we undertake efforts to execute our business plans.

We will require significant additional capital to sustain short-term operations and make the investments needed to execute our longer term business plan. Our existing liquidity is not sufficient to fund operations and anticipated capital expenditures for the foreseeable future, and we do not have sufficient cash resources to support our current operations for the next 12 months, and will need additional funding to resume revenue generating activities. If we attempt to obtain additional debt or equity financing, we cannot provide assurance that such financing will be available to us on favorable terms, if at all.

Because of recurring operating losses, net operating cash flow deficits, and an accumulated deficit, there is substantial doubt about our ability to continue as a going concern. The consolidated financial statements have been prepared assuming we will continue as a going concern. We have not made adjustments to the accompanying consolidated financial statements to reflect the potential effects on the recoverability and classification of assets or liabilities should we be unable to continue as a going concern.

We continue to incur ongoing administrative and other expenses, including public company expenses, primarily accounting and legal fees, in excess of corresponding (non-financing related) revenue. While we continue to implement its business strategy, it intends to finance its activities through:

●	managing current cash and cash equivalents on hand from the Company’s past equity offerings,

●	seeking additional funds raised through the sale of additional securities in the future, and

●	increasing revenue from its transaction verification services business.

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Cash Flows for the Three Months Ended March 31, 2017 and 2016

Net Cash from Operating Activities

Net cash used in operating activities was approximately $91,000 for the three months ended March 31, 2017. Net cash used in operating activities for the three months ended March 31, 2017 was primarily driven by a $35.2 million net loss and gain on extinguishment of debt of $15.9 million, offset by $33.2 million of fair value adjustment for warrant liabilities $16.8 million of fair value adjustment for convertible notes.

Net cash used in operating activities was approximately $354,000 for the three months ended March 31, 2016. Net cash used in operating activities for the three months ended March 31, 2016 was primarily driven by a $2.0 million net loss, offset by $2.3 million of impairment loss related to our investment in Spondoolies Tech Ltd..

Net Cash from Investing Activities

Net cash provided by investing activities for the three months ended March 31, 2017 was $0.

Net cash provided by investing activities for the three months ended March 31, 2016 was approximately $292,000 and primarily due to a refund of lease deposit of $301,000.

Net Cash from Financing Activities

Net cash provided by financing activities was $0 million for the three months ended March 31, 2017 and March 31, 2016.

Off Balance Sheet Transactions

We are not a party to any off balance sheet transactions. We have no guarantees or obligations other than those which arise out of normal business operations.

Principal Accounting Estimates

In response to the SEC’s financial reporting release, FR-60, Cautionary Advice Regarding Disclosure About Critical Accounting Policies, the Company has selected its most subjective accounting estimation processes for purposes of explaining the methodology used in calculating the estimate, in addition to the inherent uncertainties pertaining to the estimate and the possible effects on the Company’s financial condition. These estimates involve certain assumptions that if incorrect could create a material adverse impact on the Company’s results of operations and financial condition.

There were no material changes to our principal accounting estimates during the period covered by this report.

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Results of Operations for the Years Ended December 31, 2016 and 2015

The following table reflects our operating results for the years ended December 31, 2016 and 2015:

	For the years ended
	December 31,
	2016	2015
Revenues
E-commerce	$1,640	$6,300
Transaction verification services	325,627	499,890
Hosting	27,945	-
Total revenues	355,212	506,190
Power and mining expenses	(263,869)	(290,099)
Gross profit	91,343	216,091

Operating expenses (income):
Marketing	10,693	14,829
General and administrative	1,126,977	8,097,322
Fair value adjustments for digital currencies	(8,665)	3,442
Impairment loss on fixed assets	236,585	-
Depreciation and amortization	182,037	298,797
Total operating expenses	1,547,627	8,414,390

Net loss from operations	(1,456,284)	(8,198,299)

Other (expenses) income:
Impairment loss related to investment	(2,250,000)	(254,433)
Fair value adjustments for warrant liabilities	(25,266,593)	482,666
Fair value adjustments for convertible notes	2,096,700	(3,748)
Fair value adjustments for derivative liability shortfall of shares	(14,915,419)	-
Inducement expense	-	(58,380)
Interest expenses	(7,420)	(11,871)
Loss on issuance of Units	(250,000)	(1,050,911)
Gain on extinguishment of debt	837,369	-
Liquidated Damages	(3,102,750)	-
Loss on issuance of convertible notes and warrants	-	(952,060)
Other income	49,121	-
Total other (expenses) income	(42,808,992)	(1,848,737)

Net loss	$(44,265,276)	$(10,047,036)

Revenues

Revenues for the year ended December 31, 2016 were $355,212 as compared to $506,190 for the year ended December 31, 2015, a decrease of $150,978. Revenues represent net revenue earned: 1) from the processing of customer transactions through our ecommerce website, 2) through fees earned from our transaction verification service business, and 3) from hosting. The decrease in our revenues is mainly a result of the Company suspending its operations at its North Carolina transaction verification services facility in July 2016.

Power and Mining Expenses

Power and mining expenses for the year ended December 31, 2016 and 2015 were $263,869 and $290,099, respectively. The decrease in the power and mining expenses is the result of the reduction in mining activities and related electric costs for our transaction verification services business. Our electricity cost is a variable expense subject to certain demand charges which change based upon on and off peak usage and seasonal billing rates. Our power consumption and resulting electricity cost is determined by the power settings of our transaction verification servers and other ancillary equipment used in the building.

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Operating Expenses

Operating expenses for the year ended December 31, 2016 and 2015 were $1,547,627 and $8,414,390. The decrease in operating expenses over the prior year mostly relates to decreases in general and administrative expenses. General and administrative expense was lower primarily due to a decrease in stock based compensation of approximately $6.4 million.

Other Expenses

Other expenses for the years ended 2016 and 2015 was approximately $42.8 million and $1.8 million, respectively. The increase in other expenses over the prior year primarily relates to increases in fair value adjustments for derivative liability shortfall of shares of $14.9 million, fair value adjustments for warrant liabilities of $25.3 million, liquidated damage of $3.1 million, and offset by gain on extinguishment of debt of $837,000, all of which are non-cash expenses, and an impairment loss related to investment of $2.3 million.

Off Balance Sheet Arrangements

As of the date of this prospectus, we have not entered into any off balance sheet arrangements.

Liquidity and Capital Resources

Our working capital needs are influenced by our level of operations, and generally decrease with higher levels of revenue. We used approximately $828,000 of cash in operating activities for the year ended December 31, 2016. We incurred approximately a $44.0 million net loss for the year ended December 31, 2016. We had cash of approximately $9,974 on July 28, 2017. We expect to incur losses into the foreseeable future as we undertake efforts to execute our business plans.

As of July 28, 2017, we had $9,974 in available cash which is not sufficient to sustain operations. Since July 1, 2017 we have not had sufficient funds to make payroll and compensate either Charles Allen or Michal Handerhan. We will require significant additional capital to sustain short-term operations and make the investments needed to execute our longer term business plan. Our existing liquidity is not sufficient to fund operations and anticipated capital expenditures for the foreseeable future, and we do not have sufficient cash resources to support our current operations for the next 12 months, and will need additional funding of approximately $800,000 to sustain us over the next 12 months and $2,000,000 to resume revenue generating activities. If we attempt to obtain additional debt or equity financing, we cannot provide assurance that such financing will be available to us on favorable terms, if at all.

Because of recurring operating losses, net operating cash flow deficits, and an accumulated deficit, there is substantial doubt about our ability to continue as a going concern. The consolidated financial statements have been prepared assuming we will continue as a going concern. We have not made adjustments to the accompanying consolidated financial statements to reflect the potential effects on the recoverability and classification of assets or liabilities should we be unable to continue as a going concern.

We continue to incur ongoing administrative and other expenses, including public company expenses, primarily accounting and legal fees, in excess of corresponding (non-financing related) revenue. While we continue to implement our business strategy, we intend to finance our activities through:

●	managing current cash and cash equivalents on hand,

●	seeking additional funds raised through the sale of additional securities in the future, and

●	seeking to generate revenue from its transaction verification services business.

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Going Concern and Management Plans

The audited consolidated financial statements for the year ended December 31, 2016, included in this prospectus, have been prepared on a going concern basis, which implies that we will continue to realize our assets and discharge our liabilities and commitments in the normal course of business. We have generated $355,212 in revenues during the year ended December 31, 2016 and $3,181 in revenues during the three months ended March 31, 2017 and have never paid any dividends and are unlikely to pay dividends or generate substantial earnings in the immediate or foreseeable future. Our continuation as a going concern is dependent upon the continued financial support from our shareholders, the ability of our company to obtain necessary financing to achieve our operating objectives, and the attainment of profitable operations. As of March 31, 2017, we have accumulated deficit of $104,247,747 since inception. As we do not have sufficient funds for our planned or new operations, we will need to raise additional funds for operations. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

The continuation of our business is dependent upon us raising additional financial support. The issuance of additional equity or convertible debt securities by us could result in a significant dilution in the equity interests of our current shareholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Subject to additional financing, the Company plans to create a portfolio of Digital Assets including bitcoin and other “protocol tokens” to provide investors a diversified pure-play exposure to the bitcoin and blockchain industries. The Company intends to acquire Digital Assets through: open market purchases, participating in initial Digital Asset offerings (often referred to as initial coin offerings). Additionally, the Company may acquire Digital Assets by resuming its transaction verification services business through outsourced data centers and earning rewards in Digital Assets by securing their respective blockchains.

Critical Accounting Policies and Estimates

We believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis:

Basis of Presentation Financial Statements

We maintain our books of account and prepare statutory financial statements in accordance with accounting principles in the United States of America. The accompanying financial statements are based on the statutory records, with adjustments and reclassifications, for the purpose of fair presentation in accordance with United States generally accepted accounting principles (“US GAAP”).

Revenue Recognition

Revenue is measured at the fair value of the consideration received or receivable. Revenue is reduced for customer returns, rebates, and other similar allowances. Revenue for our transaction verification services business is recognized when the bitcoins are received in our digital wallet and are booked at the prevailing market price on the day of receipt as reported by Coinbase.

Property, plant and equipment

Property, plant and equipment are carried at cost less accumulated depreciation and any accumulated impairment losses, if any. Depreciation is charged so as to write off the cost of assets, other than land and construction in progress, over their estimated useful lives, using the straight-line method. The estimated useful lives, residual values and depreciation method are reviewed at each year-end, with the effect of any changes in estimate accounted for on a prospective basis.

Assets held under finance leases are depreciated over their expected useful lives on the same basis as owned assets or, where shorter, the term of the relevant lease. The gain or loss arising on the disposal or retirement of an item of property, plant and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

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The ranges of estimated useful lives are as follows:

●	Machinery and equipment 2-6 years

●	Transaction verification servers (i.e. bitcoin mining hardware) 2 years

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, an updated standard on revenue recognition. ASU No. 2014-09 provides enhancements to the quality and consistency of how revenue is reported by companies while also improving comparability in the financial statements of companies reporting using International Financial Reporting Standards or U.S. GAAP. The main purpose of the new standard is for companies to recognize revenue to depict the transfer of goods or services to customers in amounts that reflect the consideration to which a company expects to be entitled in exchange for those goods or services. The new standard also will result in enhanced disclosures about revenue, provide guidance for transactions that were not previously addressed comprehensively and improve guidance for multiple-element arrangements. In July 2015, the FASB voted to approve a one-year deferral of the effective date of ASU No. 2014-09, which will be effective for the Company in the first quarter of fiscal year 2018 and may be applied on a full retrospective or modified retrospective approach. The Company is evaluating the impact of implementation and transition approach of this standard on its financial statements.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements-Going Concern, which defines management’s responsibility to assess an entity’s ability to continue as a going concern, and requires related footnote disclosures if there is substantial doubt about its ability to continue as a going concern. ASU No. 2014-15 is effective for the Company for the fiscal year ending on June 30, 2017, with early adoption permitted. The Company is currently evaluating the impact of adopting ASU No. 2014-15 and its related disclosures.

In November 2015, FASB issued ASU No. 2015-17, Balance Sheet Classification of Deferred Taxes. ASU No. 2015-17 requires that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. ASU No. 2015-17 is effective for financial statements issued for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. The Company is currently evaluating the impact that ASU No. 2015-17 will have on its balance sheet and financial statement disclosures.

In January 2016, FASB issued ASU No. 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities. ASU No. 2016-01 requires equity investments to be measured at fair value with changes in fair value recognized in net income; simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment; eliminates the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet; requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments; requires separate presentation of financial assets and financial liabilities by measurement category and form of financial assets on the balance sheet or the accompanying notes to the financial statements and clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets. ASU No. 2016-01 is effective for financial statements issued for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The Company is currently evaluating the impact that ASU No. 2016-01 will have on its financial statements and related disclosures.

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In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which supersedes FASB ASC Topic 840, Leases (Topic 840) and provides principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than twelve months regardless of classification. Leases with a term of twelve months or less will be accounted for similar to existing guidance for operating leases. The standard is effective for annual and interim periods beginning after December 15, 2018, with early adoption permitted upon issuance. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (“ASU 2016-08”). The purpose of ASU 2016-08 is to clarify the implementation of guidance on principal versus agent considerations. The amendments in ASU 2016-08 are effective for interim and annual reporting periods beginning after December 15, 2017. The Company is currently assessing the impact of ASU 2016-08 on the consolidated financial statements and related disclosures.

In March 2016, the FASB issued ASU No. 2016-09, Compensation-Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). Under ASU 2016-09, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in capital (“APIC”). Instead, they will record all excess tax benefits and tax deficiencies as income tax expense or benefit in the income statement and the APIC pools will be eliminated. In addition, ASU 2016-09 eliminates the requirement that excess tax benefits be realized before companies can recognize them. ASU 2016-09 also requires companies to present excess tax benefits as an operating activity on the statement of cash flows rather than as a financing activity. Furthermore, ASU 2016-09 will increase the amount an employer can withhold to cover income taxes on awards and still qualify for the exception to liability classification for shares used to satisfy the employer’s statutory income tax withholding obligation. An employer with a statutory income tax withholding obligation will now be allowed to withhold shares with a fair value up to the amount of taxes owed using the maximum statutory tax rate in the employee’s applicable jurisdiction(s). ASU 2016-09 requires a company to classify the cash paid to a tax authority when shares are withheld to satisfy its statutory income tax withholding obligation as a financing activity on the statement of cash flows. Under current U.S. GAAP, it was not specified how these cash flows should be classified. In addition, companies will now have to elect whether to account for forfeitures on share-based payments by (1) recognizing forfeitures of awards as they occur or (2) estimating the number of awards expected to be forfeited and adjusting the estimate when it is likely to change, as is currently required. The amendments of this ASU are effective for reporting periods beginning after December 15, 2016, with early adoption permitted but all of the guidance must be adopted in the same period. The Company is currently assessing the impact that ASU 2016-09 will have on its consolidated financial statements.

In April 2016, the FASB issued ASU No. 2016-10, Revenue from Contracts with Customer (“ASU 2016-10”). The new guidance is an update to ASC 606 and provides clarity on: identifying performance obligations and licensing implementation. For public companies, ASU 2016-10 is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2016. The Company is currently evaluating the impact that ASU 2016-10 will have on its consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 requires that expected credit losses relating to financial assets measured on an amortized cost basis and available-for-sale debt securities be recorded through an allowance for credit losses. ASU 2016-13 limits the amount of credit losses to be recognized for available-for-sale debt securities to the amount by which carrying value exceeds fair value and also requires the reversal of previously recognized credit losses if fair value increases. The new standard will be effective on January 1, 2020. Early adoption will be available on January 1, 2019. The Company is currently evaluating the effect that the updated standard will have on its consolidated financial statements and related disclosures.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows - Classification of Certain Cash Receipts and Cash Payments, which addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The standard is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating the impact of this new pronouncement on its consolidated statements of cash flows.

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In January 2017, the FASB issued ASU No. 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Accounting for Goodwill Impairment. ASU No. 2017-04 removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. This standard will be effective for the Company beginning in the first quarter of fiscal year 2021 is required to be applied prospectively. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the impact this standard will have on its consolidated financial statements.

Off Balance Sheet Transactions

We are not a party to any off balance sheet transactions. We have no guarantees or obligations other than those which arise out of normal business operations.

USE OF PROCEEDS

The Selling Shareholders will receive all of the proceeds from the sale of the Resale Shares offered by them under this prospectus. We will not receive any proceeds from the sale of the shares by the Selling Shareholders covered by this prospectus. However, we will receive the proceeds from any cash exercise of the warrants by the Selling Shareholders, to the extent that occurs rather than cashless exercises. If the registration statement which contains this prospectus is current, the warrant holders must exercise the warrants for cash. There can be no assurance that any of the Selling Shareholders will exercise all or any of their warrants. We intend to use any proceeds received from cash exercises for general corporate purposes, including payment of salaries to our management.

DILUTION

As of August 9, 2017, we had 93,794,671 shares of Common Stock outstanding. We are registering a total of 47,302,176 shares of Common Stock for resale by certain of our shareholders identified in this prospectus. In this prospectus, we refer to these shares as the Resale Shares. The 47,302,176 shares of Common Stock consist of (i) 15,873,600 shares of Common Stock underlying outstanding Series A Warrants exercisable at $0.085 per share, (ii) 15,714,288 shares of Common Stock underlying outstanding Additional Warrants exercisable at $0.085 per share, and (iii) 15,714,288 shares of Common Stock underlying outstanding Bonus Warrants exercisable at $0.17 per share. Assuming the Registration Statement containing this prospectus is effective these 47,302,176 shares of Common Stock will be freely tradeable upon the exercise of warrants and our shareholders will be significantly diluted.

We have negative shareholders equity and even if all Resale Shares are issued, the net tangible book value per share will be negative.

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CAPITALIZATION

The following table details the Company’s capitalization as of August 9, 2017.

Class of Security	Shares of Common Stock as Converted
Common Stock Issued and Outstanding	93,794,671
Series B Preferred Stock (969,928 shares at a 1:200 conversion ratio)	193,985,600
Series C Preferred Stock (79,368 shares at a 1:200 conversion ratio)	15,873,600
Warrants to Purchase Common Stock	122,411,365
Total Shares Fully Diluted	426,065,236

The 122,411,365 warrants include: (i) 47,302,176 warrants issued in connection with the Series C financing completed on May 25, 2017, (ii) 591,035 warrants with a strike price of $0.025 and an expiration date of January 21, 2020, (iii) 74,516,987 warrants with a strike price of $0.032 and an expiration date of April 16, 2020, and (iv) 1,167 warrants with a strike price of $1.80 and an expiration date of December 16, 2018.

BUSINESS

Introduction

We are an early entrant in the Digital Asset market and one of the first U.S. publicly traded companies to be involved with Digital Assets and blockchain technologies.

Our Business

Subject to additional financing, the Company plans to create a portfolio of Digital Assets including bitcoin and other “protocol tokens” to provide investors a diversified pure-play exposure to the bitcoin and blockchain industries. The Company intends to acquire Digital Assets through: open market purchases, participating in initial Digital Asset offerings (often referred to as initial coin offerings). Additionally, the Company may acquire Digital Assets by resuming its transaction verification services business through outsourced data centers and earning rewards in Digital Assets by securing their respective blockchains.

Digital asset blockchains are typically maintained by a network of participants which run servers which secure their blockchain. The market is rapidly evolving and there can be no assurances that we will remain competitive with industry participants that have or may have greater resources than us.

Blockchain Technology and Digital Asset Initiatives

We are also focused on Digital Assets and blockchain technologies. Subject to additional financing, we plan to continue to evaluate other strategic opportunities in this rapidly evolving sector in an effort to enhance shareholder value.

Transaction Verification Service Business (Digital Asset mining e.g. bitcoin, Suspended)

We believe that with additional funding we may be able to resume our transaction verification services business (Digital Asset mining e.g. bitcoin) and believe this may provide revenue growth. If we are successful in resuming our transaction verification services business, we anticipate utilizing outsourced data centers and may diversify operations by securing other blockchains in addition to bitcoins blockchain.

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Transaction verification entails running ASIC (application-specific integrated circuit) servers or other specialized servers which solve a set of prescribed complex mathematical calculations in order to add a block to a blockchain and thereby confirm Digital Asset transactions. When we are successful in adding a block to the blockchain, we are awarded a fixed number of Digital Assets for our effort.

E-commerce Marketplace (Discontinued)

We believe our e-commerce marketplace was the first such site to accept bitcoin. However, many new businesses (such as Dell, Microsoft, Overstock, NewEgg and TigerDirect) opted to accept bitcoin as a form of payment. This posed serious competition for our marketplace efforts and resulted in reduced consumer interest in our e-commerce marketplace. Although our ecommerce marketplace is still online we have ceased all development efforts, are no longer marketing it, and do not currently support it.

Industry and Market Overview (Bitcoin and Blockchain Technologies)

Introduction to Bitcoins and the Bitcoin Network

A bitcoin is one type of a Digital Asset that is issued by, and transmitted through, an open source, math-based protocol platform using cryptographic security that is known as the “Bitcoin Network.” The Bitcoin Network is an online, peer-to-peer user network that hosts the public transaction ledger, known as the “Blockchain,” and the source code that comprises the basis for the cryptography and math-based protocols governing the Bitcoin Network. No single entity owns or operates the Bitcoin Network, the infrastructure of which is collectively maintained by a decentralized user base. Bitcoins can be used to pay for goods and services or can be converted to fiat currencies, such as the US Dollar, at rates determined on Bitcoin Exchanges or in individual end-user-to-end-user transactions under a barter system.

Bitcoins are “stored” or reflected on the digital transaction ledger known as the “Blockchain,” which is a digital file stored in a decentralized manner on the computers of each Bitcoin Network user. The Blockchain records the transaction history of all bitcoins in existence and, through the transparent reporting of transactions, allows the Bitcoin Network to verify the association of each bitcoin with the digital wallet that owns them. The Bitcoin Network and Bitcoin software programs can interpret the Blockchain to determine the exact bitcoin balance, if any, of any digital wallet listed in the Blockchain as having taken part in a transaction on the Bitcoin Network.

The Blockchain is comprised of a digital file, downloaded and stored, in whole or in part, on all bitcoin users’ software programs. The file includes all blocks that have been solved by miners and is updated to include new blocks as they are solved. As each newly solved block refers back to and “connects” with the immediately prior solved block, the addition of a new block adds to the Blockchain in a manner similar to a new link being added to a chain. Each new block records outstanding bitcoin transactions, and outstanding transactions are settled and validated through such recording, the Blockchain represents a complete, transparent and unbroken history of all transactions on the Bitcoin Network.

The Bitcoin Network is decentralized and does not rely on either governmental authorities or financial institutions to create, transmit or determine the value of bitcoins. Rather, bitcoins are created and allocated by the Bitcoin Network protocol through a “mining” process subject to a strict, well-known issuance schedule. The value of bitcoins is determined by the supply of and demand for bitcoins in the Bitcoin Exchange Market (and in private end-user-to-end-user transactions), as well as the number of merchants that accept them. As bitcoin transactions can be broadcast to the Bitcoin Network by any user’s bitcoin software and bitcoins can be transferred without the involvement of intermediaries or third parties, there are little or no transaction costs in direct peer-to-peer transactions on the Bitcoin Network. Third party service providers such as Bitcoin Exchanges and bitcoin third party payment processing services may charge significant fees for processing transactions and for converting, or facilitating the conversion of, bitcoins to or from fiat currency.

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Overview of the Bitcoin Network’s Operations

In order to own, transfer or use bitcoins, a person generally must have Internet access to connect to the Bitcoin Network. Bitcoin transactions between parties occur very rapidly (within several seconds) and may be made directly between end-users without the need for a third-party intermediary, although there are entities that provide third-party intermediary services. To prevent the possibility of double-spending a single bitcoin, a user must notify the Bitcoin Network of the transaction by broadcasting the transaction data to its network peers. The Bitcoin Network provides confirmation against double-spending by memorializing every transaction in the Blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending is accomplished through the bitcoin mining process, which adds “blocks” of data, including recent transaction information, to the Blockchain.

Brief Description of Bitcoin Transfers

Prior to engaging in bitcoin transactions, a user generally must first install on its computer or mobile device a bitcoin software program that will allow the user to generate a digital “wallet” (analogous to a bitcoin account). Alternatively, a user may retain a third party to create a digital wallet to be used for the same purpose. Each such wallet includes one or more unique digital addresses and verification system consisting of a “public key” and a “private key,” which are mathematically related.

In a bitcoin transaction, the bitcoin recipient must provide its digital address, which serves as a routing number to the recipient’s digital wallet on the Blockchain, to the party initiating the transfer. The recipient, however, does not make public or provide to the sender its related private key. The payor, or “spending” party, does reveal its public key in signing and verifying its spending transaction to the Blockchain.

Neither the recipient nor the sender reveal their digital wallet’s private key in a transaction, because the private key authorizes access to, and transfer of, the funds in that digital wallet to other users. In the data packets propagated from a user’s bitcoin software program onto the Bitcoin Network to allow transaction confirmation, the sending party must “sign” its transaction with a data code derived from entering the private key into a “hashing algorithm.” The hashing algorithm converts the private key into a digital signature, which signature serves as validation that the transaction has been authorized by the holder of the digital wallet’s private key.

Transaction Verification (Bitcoin Mining) & Creation of New Bitcoins

Transaction Verification Process (Mining Process)

The process by which bitcoins are “mined” results in new blocks being added to the Blockchain and new bitcoins being issued to the miners. Miners engage in a set of prescribed complex mathematical calculations in order to add a block to the Blockchain and thereby confirm bitcoin transactions included in that block’s data. Miners that are successful in adding a block to the Blockchain are automatically awarded a fixed number of bitcoins for their effort; we also refer to this process of receiving the aforementioned award as transaction verification services. This reward system is the method by which new bitcoins enter into circulation to the public and is accomplished in the added block through the notation of the new bitcoin creation and their allocation to the successful miner’s digital wallet. To begin mining, a user can download and run Bitcoin Network mining software, which, like regular Bitcoin Network software programs, turns the user’s computer into a “node” on the Bitcoin Network that validates blocks.

All bitcoin transactions are recorded in blocks added to the Blockchain. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, a reference to the most recent prior block, and a record of the award of bitcoins to the miner who added the new block. In order to add blocks to the Blockchain, a miner must map an input data set (i.e., a reference to the immediately preceding block in the Blockchain, plus a block of the most recent Bitcoin Network transactions and an arbitrary number called a “nonce”) to a desired output data set of predetermined length (“hash value”) using the SHA-256 cryptographic hash algorithm. To “solve” or “calculate” a block, a miner must repeat this computation with a different nonce until the miner generates a SHA-256 hash of a block’s header that has a value less than or equal to the current target set by the Bitcoin Network. Each unique block can only be solved and added to the Blockchain by one miner; therefore, all individual miners and mining pools on the Bitcoin Network are engaged in a competitive process and are incentivized to increase their computing power to improve their likelihood of solving for new blocks.

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The cryptographic hash function that a miner uses is one-way only and is, in effect, irreversible: hash values are easy to generate from input data (i.e., valid recent network transactions, Blockchain and nonce), but neither a miner nor participant is able to determine the original input data solely from the hash value. As a result, generating a new valid block with a header less than the target prescribed by the Bitcoin Network is initially difficult for a miner, yet other nodes can easily confirm a proposed block by running the hash function just once with the proposed nonce and other input data. A miner’s proposed block is added to the Blockchain once a majority of the nodes on the Bitcoin Network confirms the miner’s work, and the miner that solved such block receives the reward of a fixed number of bitcoins (plus any transaction fees paid by transferors whose transactions are recorded in the block). Therefore, “hashing” is akin to a mathematical lottery, and miners that have devices with greater processing power (i.e., the ability to make more hash calculations per second) are more likely to be successful miners because they can generate more hashes or “entries” into that lottery.

As more miners join the Bitcoin Network and its processing power increases, the Bitcoin Network automatically adjusts the complexity of the block-solving equation in an effort to set distribution such that newly-created blocks will be added to the Blockchain, on average, approximately every ten minutes. Processing power is added to the Bitcoin Network at irregular rates that have grown rapidly from early 2013 through 2016.

Incentives for Transaction Verification (Mining)

Miners dedicate substantial resources to mining. Given the increasing difficulty of the target established by the Bitcoin Network, current miners must invest in expensive mining devices with adequate processing power to hash at a competitive rate. The first mining devices were standard home computers; however, mining computers are currently designed solely for mining purposes. Such devices included ASIC machines built by specialized companies like BitFury, Bitmain Technologies, 21 Inc., Avalon, and BW. Miners also incur substantial electricity costs in order to continuously power and cool their devices while solving for a new block.

The Bitcoin Network is designed in such a way that the reward for adding new blocks to the Blockchain decreases over time and the production (and reward) of bitcoins will eventually cease. Once such reward ceases, it is expected that miners will demand compensation in the form of transaction fees to ensure that there is adequate incentive for them to continue mining. The amount of transaction fees will be based upon the structural requirements necessary to provide sufficient revenue to incentivize miners, as counterbalanced by the need to retain sufficient bitcoin users (and transactions) to make mining profitable.

Though not free from doubt, bitcoin industry participants have expressed a belief that transaction fees would be enforced through (i) mining operators collectively refusing to record transactions that do not include a payment of a transaction fee or (ii) the updating of bitcoin software to require a minimum transaction fee payment. Under a regime whereby large miners require fees to record transactions, a transaction where the spending party did not include a payment of transaction fees would not be recorded on the Blockchain until a miner who does not require transaction fees solves for a new block (thereby recording all outstanding transaction records for which it has received data). If popular bitcoin software for digital wallets were to require a minimum transaction fee, users of such programs would be required to include such fees; however, because of the open-source nature of the Bitcoin Network, there may be no way to require that all digital wallets include minimum transaction fees for spending transactions. Alternatively, a future Bitcoin Network software update could simply build a small transaction fee payment into all spending transactions (e.g., by deducting a fractional number of bitcoins from all transactions on the Bitcoin Network as transaction fees).

The Bitcoin Network protocol already includes transaction fee rules and the mechanics for awarding transaction fees to the miners that solve for blocks in which the fees are recorded; however, users currently may opt not to pay transaction fees (depending on the bitcoin software they use) and miners may choose not to enforce the transaction fee rules since, at present, the bitcoin rewards are far more substantial than transaction fees. On July 28, 2017, transaction fees accounted for approximately 0.85 percent of miners’ total revenue, though the percentage of revenue represented by transaction fees is not static and fluctuates based on the number of transactions for which sending users include transaction fees, the levels of those transaction fees and the number of transactions a miner includes in its solved blocks. Typically, transactions do not have difficulty being recorded if transaction fees are not included.

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Mining Pools

The Bitcoin Network’s mining protocol was created in a manner to make it more difficult to solve for new blocks as the processing power dedicated to mining increases (in order to maintain the 10 minute per block solution time average). Therefore, the difficulty of finding a valid hash value has grown exponentially since the first blocks were mined. Currently, the likelihood that an individual acting alone will be able to mine bitcoins is extremely low. As a result, mining “pools” have developed in which multiple miners act cohesively and combine their processing power to solve blocks. When a pool solves a new block, the participating mining pool members split the resulting reward based on the processing power they each contributed to solve for such block. Mining pools provide participants with access to smaller, but steadier and more frequent, bitcoin payouts. The Company monitors the Blockchain network and, based on the information we collected from our network access, as of July 28, 2017, the largest three mining pools were, AntPool, BTC.TOP, and an unknown pool, which, when aggregated, represented approximately 47 percent of the processing power on the Bitcoin Network (as calculated by determining the percentage of blocks mined by each such pool over the prior month).

Mathematically Controlled Supply

The method for creating new bitcoins is mathematically controlled in a manner so that the supply of bitcoins grows at a limited rate pursuant to a pre-set schedule. The number of bitcoins awarded for solving a new block is automatically halved every 210,000 blocks. Thus, the current fixed reward for solving a new block is 12.5 bitcoins per block and the reward will decrease by half to become 6.25 bitcoins around June 2020 (based on estimates of the rate of block solution calculated by BitcoinClock.com). This deliberately controlled rate of bitcoin creation means that the number of bitcoins in existence will never exceed 21 million and that bitcoins cannot be devalued through excessive production unless the Bitcoin Network’s source code (and the underlying protocol for bitcoin issuance) is altered. The Company monitors the Blockchain network and, as of July 28, 2017, based on the information we collected from our network access 16.47 million bitcoins have been mined.

Modifications to the Bitcoin Protocol

Bitcoin is an open source project (i.e., a product whose source code is freely available to the public and that utilizes crowdsourcing to identify possible issues, problems and defects) and there is no official developer or group of developers that controls the Bitcoin Network. The Bitcoin Network’s development is overseen by a core group of developers, which varies from time to time (“Core Developers”). The Core Developers are able to access and can propose alterations to the Bitcoin Network source code hosted on GitHub, an online service and forum used to share and develop open source code. Other programmers have access to and can propose changes to the bitcoin source code on GitHub, but the Core Developers have an elevated level of influence over the process. As a result, the Core Developers are responsible for quasi-official releases of updates and other changes to the Bitcoin Network’s source code. Users and miners must accept any changes made to the Bitcoin Network (including those proposed by the Core Developers) by downloading the proposed modification of the source code.

A modification of the source code is only effective with respect to the bitcoin users and miners that download it. Consequently, as a practical matter, a modification to the source code (e.g., a proposal to increase the 21 million total limit on bitcoins or to reduce the average confirmation time target from 10 minutes per block) only becomes part of the Bitcoin Network if accepted by participants collectively having a substantial majority of the processing power on the Bitcoin Network. If a modification is accepted only by a percentage of users and miners, a division in the Bitcoin Network will occur such that one network will run the pre-modification source code and the other network will run the modified source code; such a division is known as a “fork” in the Bitcoin Network. It should be noted that, although their power to amend the source code is effectively subject to the approval of users and miners, the Core Developers have substantial influence over the development of the Bitcoin Network and the direction of the bitcoin community.

Other Blockchain Technologies

Core Development of the bitcoin source code has increasingly focused on modifications of the bitcoin protocol to allow non-financial and next generation uses (sometimes referred to as Bitcoin 2.0 projects). These uses include smart contracts and distributed registers built into, built atop or pegged alongside the Blockchain. For example, the white paper for Blockstream, a program of which Core Developers Jeff Garzik and Gregory Maxwell are a part, calls for the use of “pegged sidechains” to develop programming environments that are built within block chain ledgers that can interact with and rely on the security of the Bitcoin Network and Blockchain, while remaining independent thereof. We are actively evaluating other Blockchain technologies that relate to Bitcoin 2.0 projects. At this time, Bitcoin 2.0 projects remain in early stages and have not been materially integrated into the Blockchain or Bitcoin Network.

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Bitcoin Value

Bitcoins are an example of a Digital Asset that is not a fiat currency (i.e., a currency that is backed by a central bank or a national, supra-national or quasi-national organization) and are not backed by hard assets or other credit. As a result, the value of bitcoins is determined by the value that various market participants place on bitcoins through their transactions.

Exchange Valuation

Due to the peer-to-peer framework of the Bitcoin Network and the protocols thereunder, transferors and recipients of bitcoins are able to determine the value of the bitcoins transferred by mutual agreement or barter with respect to their transactions. As a result, the most common means of determining the value of a bitcoin is by surveying one or more Bitcoin Exchanges where bitcoins are publicly bought, sold and traded (i.e., the Bitcoin Exchange Market).

On each Bitcoin Exchange, bitcoins are traded with publicly disclosed valuations for each transaction, measured by one or more fiat currencies such as the US Dollar, the Euro or the Chinese Yuan. Bitcoin Exchanges typically report publicly on their site the valuation of each transaction and bid and ask prices for the purchase or sale of bitcoins. Although each Bitcoin Exchange has its own market price, it is expected that most Bitcoin Exchanges’ market prices should be relatively consistent with the Bitcoin Exchange Market average since market participants can choose the Bitcoin Exchange on which to buy or sell bitcoins ( i.e. , exchange shopping). Arbitrage between the prices on various Bitcoin Exchanges is possible, but the imposition of fees and fiat currency deposit/withdrawal policies appears to have, at times, prevented an active arbitrage mechanism among users on some Bitcoin Exchanges. For example, delayed fiat currency withdrawals imposed by Mt. Gox resulted in Mt. Gox trading at a premium of up to 10 to 20 percent for several months through January 2014. In February 2014, Mt. Gox suspended trading, closed its website and exchange service, and filed for a form of bankruptcy protection from creditors called minjisaisei, or civil rehabilitation, to allow courts to seek a buyer. In April 2014, Mt. Gox began liquidation proceedings.

Even in the absence of large trading fees and fiat currency deposit/withdrawal policies, price differentials across Bitcoin Exchanges remain.

Forms of Attack Against the Bitcoin Network

Exploitation of Flaws in the Bitcoin Network’s Source Code

As with any other computer code, the Bitcoin Network source code may contain certain flaws. Several errors and defects have been found and corrected, including those that disabled some functionality for users, exposed users’ information, or allowed users to create multiple views of the Bitcoin Network. Such flaws have been discovered and quickly corrected by the Core Developers or the bitcoin community, thus demonstrating one of the advantages of open source codes that are available to the public: open source codes rely on transparency to promote community-sourced identification and solution of problems within the code.

Reports of flaws in or exploitations of the source code that allow malicious actors to take or create money in contravention of known Bitcoin Network rules have been exceedingly rare. For example, in 2010, a hacker or group of hackers exploited a flaw in the Bitcoin Network source code that allowed them to generate 184 billion bitcoins in a transaction and send them to two digital wallet addresses. However, the bitcoin community and developers identified and reversed the manipulated transactions within approximately five hours, and the flaw was corrected with an updated version of the bitcoin protocol. Another addressed issue with the Bitcoin Network source code, “transaction malleability” was addressed by the Core Developers in a March 2013 software update. The Core Developers, in conjunction with other developers and miners, work continuously to ensure that flaws are quickly fixed or removed.

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Greater than Fifty Percent of Network Computational Power

Malicious actors can structure an attack whereby such actor gains control of more than half of the Bitcoin Network’s processing power or “hashrate.” Computer scientists and cryptographers believe that the immense collective processing power of the Bitcoin Network makes it impracticable for an actor to gain control of computers representing a majority of the processing power on the Bitcoin Network. During May and June 2014, mining pool GHash.io’s hashing power approached 50 percent of the processing power on the Bitcoin Network. During a brief period in early June 2014, the mining pool may have controlled in excess of one-half of the Bitcoin Network’s processing power. Although no malicious activity or abnormal transaction recording was observed, the incident establishes that it is possible that a substantial mining pool may accumulate close to or more than a majority of the processing power on the Bitcoin Network. As of July 28, 2017, no single pool controlled more than twenty six percent of the total processing power.

If a malicious actor acquired sufficient computational power necessary to control the Bitcoin Network (which amount would be well in excess of fifty percent), it would be able to engage in double-spending, or prevent some or all transactions from being confirmed, and prevent some or all other miners from mining any valid new blocks. The malicious actor or group of actors, however, would not be able to reverse other people’s transactions, change the fixed number of bitcoins generated per new block, or transfer previously existing bitcoins that belong to other users.

Cancer Nodes

This form of attack involves a malicious actor propagating “cancer nodes” to isolate certain users from the legitimate Bitcoin Network. A target user functionally surrounded by cancer nodes would be put on a separate “network,” allowing the malicious actor to relay only blocks created by the separate network and thus opening the target user to double-spending attacks. By using cancer nodes, a malicious actor also can disconnect the target user from the bitcoin economy entirely by refusing to relay any blocks or transactions. Bitcoin software programs make these attacks more difficult by limiting the number of outbound connections through which users are connected to the Bitcoin Network.

Manipulating Blockchain Formation

A malicious actor may attempt to double-spend bitcoins by manipulating the formation of the Blockchain rather than through control of the Bitcoin Network. In this type of attack, a miner creates a valid new block containing a double-spend transaction and schedules the release of such attack block so that it is added to the Blockchain before a target user’s legitimate transaction can be included in a block. Variations of this form of attack include the “Finney attack,” “race attack,” and “vector76 attack.” All double-spend attacks require that the miner sequence and execute the steps of its attack with sufficient speed and accuracy. Users and merchants can dramatically reduce the risk of a double-spend attack by waiting for multiple confirmations from the Bitcoin Network before settling a transaction. The Bitcoin Network still may be used to execute instantaneous, low-value transactions without confirmation to the extent the recipient of bitcoins determines that a malicious miner would be unwilling to carry out a double-spend attack for low-value transactions because the reward from mining would be higher than the small profit gained from double-spending. Users and merchants can take additional precautions by adjusting their Bitcoin Network software programs to connect only to other well-connected nodes and to disable incoming connections. These precautions reduce the risk of double-spend attacks involving manipulation of a target’s connectivity to the Bitcoin Network (as is the case with vector76 and race attacks).

Historical Chart of the Price of Bitcoins, 2016-2017

The price of bitcoins is volatile and fluctuations are expected. Movements may be influenced by various factors, including, but not limited to, government regulation, security breaches experienced by service providers, as well as political and economic uncertainties around the world. Since our Transaction Verification Services business records revenue based on the price of earned bitcoins and we may retain such bitcoins as an asset or as payment for future expenses, the relative value of such revenues may fluctuate, as will the value of any bitcoins we retain. The following chart illustrates the fluctuating value of the US Dollar exchange rate for bitcoins for the one-year period ending July 28, 2017, as reported by Blockchain.info:

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Uses of Bitcoins

Global Bitcoin Market

Global trade in bitcoins consists of individual end-user-to-end-user transactions, together with facilitated exchange-based bitcoin trading. A limited market currently exists for bitcoin-based derivatives. There is currently no reliable data on the total number or demographic composition of users or miners on the Bitcoin Network.

Goods and Services

Bitcoins also can be used to purchase goods and services, either online or at physical locations, although reliable data is not readily available about the retail and commercial market penetration of the Bitcoin Network. In addition to our Company in January 2014, US national online retailers Overstock.com and TigerDirect began accepting bitcoin payments. Over the course of 2014, computer hardware and software company Microsoft began accepting bitcoins as online payment for certain digital content, online retailer NewEgg began accepting bitcoins, and computer hardware company Dell began accepting bitcoins. There are thousands of additional online merchants that accept bitcoins, and the variety of goods and services for which bitcoins can be exchanged is increasing. Currently, local, regional and national businesses, including Time Inc., Wikimedia, WordPress, Expedia and Foodler, accept bitcoin. Bitcoin service providers such as BitPay, Coinbase and GoCoin and online gift card retailer Gyft provide other means to spend bitcoin for goods and services at additional retailers. There are also many real-world locations that accept bitcoin throughout the world. In 2014, payments giant PayPal announced a partnership with BitPay, Coinbase and GoCoin to expand their bitcoin-related services to PayPal’s merchant customers, thereby significantly expanding the reach of bitcoin-accepting merchants. To date, the rate of consumer adoption and use of bitcoin in paying merchants has trailed the broad expansion of retail and commercial acceptance of bitcoin. Nevertheless, there will likely be a strong correlation between continued expansion of the Bitcoin Network and its retail and commercial market penetration.

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Anonymity and Illicit Use

The Bitcoin Network was not designed to ensure the anonymity of users, despite a common misperception to the contrary. All bitcoin transactions are logged on the Blockchain and any individual or government can trace the flow of bitcoins from one address to another. Off-Blockchain transactions occurring off the Bitcoin Network are not recorded and do not represent actual bitcoin transactions or the transfer of bitcoins from one digital wallet address to another, though information regarding participants in an Off-Blockchain transaction may be recorded by the parties facilitating such Off-Blockchain transactions. Digital wallet addresses are randomized sequences of 27-34 alphanumeric characters that, standing alone, do not provide sufficient information to identify users; however, various methods may be used to connect an address to a particular user’s identity, including, among other things, simple Internet searching, electronic surveillance and statistical network analysis and data mining. Anonymity is also reduced to the extent that certain Bitcoin Exchanges and other service providers collect users’ personal information, because such Bitcoin Exchanges and service providers may be required to produce users’ information in order to comply with legal requirements. In many cases, a user’s own activity on the Bitcoin Network or on Internet forums may reveal information about the user’s identity.

Users may take certain precautions to enhance the likelihood that they and their transactions will remain anonymous. For instance, a user may send its bitcoins to different addresses multiple times to make tracking the bitcoins through the Blockchain more difficult or, more simply, engage a so-called “mixing” or “tumbling” service to switch its bitcoins with those of other users. However, these precautions do not guarantee anonymity and are illegal to the extent that they constitute money laundering or otherwise violate the law.

As with any other asset or medium of exchange, bitcoins can be used to purchase illegal goods or fund illicit activities. For example, Silk Road, an anonymous online marketplace that sold illegal substances prior to its seizure and the arrest of its founder and operator in October 2013, accepted only bitcoins. The use of bitcoins for illicit purposes, however, is not promoted by the Bitcoin Network or the user community as a whole. Furthermore, we do not believe our ecommerce platform, which we no longer support or are developing, has exposure to such uses because the products sold in our marketplace were curated by our management and the sellers of those products are big box retailers with credible products and retail operations.

Alternative Digital Assets

Bitcoins are not the only type of Digital Assets founded on math-based algorithms and cryptographic security, although it was considered the most prominent as of July 28, 2017. Over 1,000 other Digital Assets, (commonly referred to as “altcoins”, “tokens”, “protocol tokens”, or “digital assets”), have been developed since the Bitcoin Network’s inception, including Ethereum, Ripple, Litecoin, Dash, and Monero. The Bitcoin Network, however, possesses the “first-to-market” advantage and thus far has captured the majority of the industry’s market share and is secured by a mining network with significantly more processing power than that of any other Digital Asset.

Government Oversight

The Bitcoin Network is a recent technological innovation and the regulatory schemes to which bitcoin and the Bitcoin Network may be subject have not been fully explored or developed. Recent actions taken by the SEC in its Report that digital assets may be securities and actions taken by the CFTC including its July 24, 2017 order approving the first derivative clearing organization for digital currency swaps reflects that we may face increased government regulation and oversight.

Until February 2014, the only U.S. federal regulator to release official guidance on bitcoin and the Bitcoin Network was FinCEN, a bureau of the U.S. Department of the Treasury responsible for the federal regulation of currency market participants. On March 18th, 2013, FinCEN issued interpretive guidance relating to the application of the Bank Secrecy Act to distributing, exchanging and transmitting “virtual currencies.” More specifically, it determined that a Bitcoin user will not be considered a money service business (“MSB”) or be required to register, report and perform recordkeeping; however, an administrator or exchanger of bitcoin must be a registered money services business under FinCEN’s money transmitter regulations. As a result, Bitcoin Exchanges that deal with U.S. residents or otherwise fall under U.S. jurisdiction are required to obtain licenses and comply with FinCEN regulations. FinCEN released additional guidance on January 30, 2014, April 29, 2014, October 27, 2014 and August 14, 2015, clarifying that most miners, software developers, hardware manufacturers, escrow service providers and investors in bitcoin would not be required to register with FinCEN on the basis of such activity alone, but that Bitcoin Exchanges, payment processors and convertible Digital Asset administrators would likely be required to register with FinCEN on the basis of the activities described in the October 2014 and August 2015 letters.

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Prior to concluding that digital assets may be securities, the SEC has taken various actions against persons or entities misusing bitcoin in connection with fraudulent schemes (i.e., Ponzi schemes), inaccurate and inadequate publicly disseminated information, and the offering of unregistered securities. Clarity regarding the treatment of bitcoin was obtained on September 17, 2015, when the CFTC instituted and settled the Coinflip case. The Coinflip order found that the respondents (i) conducted activity related to commodity options transactions without complying with the provisions of the CEA and CFTC regulations, and (ii) operated a facility for the trading of swaps without registering the facility as a SEF or DCM. The Coinflip order was significant as it is the first time the CFTC determined that bitcoin and other virtual currencies are properly defined as commodities under the CEA. Based on this determination, the CFTC applied CEA provisions and CFTC regulations that apply to transactions in commodity options and swaps to the conduct of the bitcoin derivatives trading platform. Also of significance, is that the CFTC appears to have taken the position that bitcoin is not encompassed by the definition of currency under the CEA and CFTC regulations. The CFTC defined bitcoin and other “virtual currencies” as “a digital representation of value that functions as a medium of exchange, a unit of account, and/or a store of value, but does not have legal tender status in any jurisdiction. Bitcoin and other virtual currencies are distinct from ‘real’ currencies, which are the coin and paper money of the United States or another country that are designated as legal tender, circulate, and are customarily used and accepted as a medium of exchange in the country of issuance.”

The CFTC affirmed its approach to the regulation of bitcoin and bitcoin-related enterprises on June 2, 2016, when the CFTC settled charges against Bitfinex, a Bitcoin Exchange based in Hong Kong. In its Order, the CFTC found that Bitfinex engaged in “illegal, off-exchange commodity transactions and failed to register as a futures commission merchant” when it facilitated borrowing transactions among its users to permit the trading of bitcoin on a “leveraged, margined or financed basis” without first registering with the CFTC.

On March 25, 2014, the IRS released guidance on the treatment of virtual convertible currencies, such as bitcoin, for U.S. federal income tax purposes. The guidance, the first issued by a U.S. government agency regarding the asset classification of bitcoin, classified bitcoin as “property” that it is not currency for U.S. federal income tax purposes. The guidance clarified that bitcoin could be held as capital assets and that holders of bitcoin were required to track gains and losses relating to their cost basis at acquisition and their amount realized upon sale or other disposition of the bitcoin. The IRS also clarified that bitcoin received as payment (e.g., as wages or, in the case of a miner, as a reward for solving a block) is included in the recipient’s taxable income based on the fair market value of bitcoin when received. The IRS may revisit its treatment of Digital Assets, including seeking enforcement of existing guidance or issuing new guidance, in response to recommendations in a September 2016 report by the U.S. Treasury Inspector General for Tax Administration. The asset classification of bitcoin by the IRS is not controlling on other government agencies for purposes other than those relating to U.S. federal income tax.

On June 26, 2014, the U.S. Government Accountability Office publicly released a report to the Committee on Homeland Security and Government Affairs that summarized regulatory, law enforcement and consumer protection assessments regarding the Bitcoin economy and Bitcoin in general. The report recommended that the U.S. Consumer Financial Protection Bureau participate in inter-agency working groups on Bitcoin to assess how the agency might address Bitcoin-related consumer protection issues. The report echoed, in part, a May 7, 2014 investor alert published by the SEC that highlighted fraud and other concerns relating to certain investment opportunities denominated in bitcoin and fraudulent and unregistered investment schemes targeted at participants in online Bitcoin forums. In the fall of 2014, the SEC is reported to have initiated an inquiry into the sale of unregistered securities denominated in bitcoin or altcoins, and into the sale of “crypto-equity” (i.e., tokens for use on altcoin programming platforms), although the Company has not verified the scope or veracity of such reports due to the confidentiality of such inquiries.

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As of April 2016, the U.S. Congress, U.S. Senate Committee on Homeland Security and Government Affairs, U.S. Senate Committee on Banking, Housing and Urban Affairs, the CFTC, the New York State Department of Financial Services (“NYSDFS”), and the Conference of State Bank Supervisors had initiated formal inquiries into or held hearings on Digital Assets, including bitcoin, and possible regulation thereof. Members of the private sector and representatives of the Department of Justice, Secret Service and FinCEN (among other government agencies) had participated in such inquiries and hearings.

U.S. state regulators, including the California Department of Financial Institutions, NYSDFS, Virginia Corporation Commission, Idaho Department of Financial Services and Washington State Department of Financial Institutions, have similarly released interpretations or mandates that Bitcoin Exchanges and similar Bitcoin service providers register on a state-level as MTs or MSB. In July 20-17, Delaware amended its General Corporation Law to provide for the creation maintenance of certain required records by blockchain technology and permit its use for electronic transmission of stockholder communications. In June 2014, the State of California adopted legislation that would formally repeal laws that could be interpreted as making illegal the use of bitcoin or other Digital Assets as a means of payment. In February 2015, a bill was introduced in the California State Assembly to establish a licensing regime for businesses engaging in virtual currencies. In September 2015, the bill was ordered to become an inactive file and as of the date of this registration statement there hasn’t been further consideration by the California State Assembly. As of August 2016, the bill was withdrawn from consideration for vote for the remainder of the year.

In July 2014, the NYSDFS proposed the first US regulatory framework for licensing participants in “virtual currency business activity.” The proposed regulations, known as the “BitLicense,” are intended to focus on consumer protection and, after the closure of an initial comment period that yielded 3,746 formal public comments and a reproposal, the NYSDFS issued its final “BitLicense” regulatory framework in June 2015. The “BitLicense” regulates the conduct of businesses that are involved in “virtual currencies” in New York or with New York customers and prohibits any person or entity involved in such activity to conduct activities without a license. The “BitLicense” requires, among other things, that licensees are adequately capitalized, maintain detailed books and records, adopt anti-money laundering policies, ensure they have robust cyber security policies and incorporate a variety of other compliance policies. As of January 2017, the NYSDFS has granted a “BitLicense” to three (3) market participants.

On December 16, 2014, the Conference of State Bank Supervisors released for public comment a proposed model regulatory framework for state regulation of participants in “virtual currency activities.” Although similar in some regards, the proposed model framework does not track completely the BitLicense regulations in New York. The Conference of State Bank Supervisors proposed framework is a non-binding model and would have to be independently adopted, in sum or in part, by state legislatures or regulators on a case-by-case basis. In numerous other states, including Connecticut, North Carolina, New Hampshire and New Jersey, legislation is being proposed or has been introduced regarding the treatment of bitcoin and other Digital Assets.

In addition, various foreign jurisdictions may adopt laws, regulations or directives that affect Bitcoin. In October 2012, the European Central Bank issued a report on “virtual currency” schemes indicating that Bitcoin may become the subject of regulatory interest in the European Union. In August 2013, the German Ministry of Finance released an interpretation that labeled bitcoin to be a form of private money or a unit of account that is not recognized as a full currency, but is subject to German tax laws. A ruling by the Court of Justice of the European Union on October 22, 2015 found that a bitcoin exchange’s trading of bitcoin for conventional currency (such as Euros or Swedish Krona) and vice versa was subject to value added tax (“VAT”) rules because it constituted the supply of services for consideration. However, the court also found that bitcoin could qualify for an exception reserved for transactions related to currency, bank notes, and other legal tender, and thus the bitcoin trading could be exempted from VAT. The ruling shows that bitcoin tax treatment in the European Union has moved more closely in-line with that of conventional currency. Foreign government bodies have also initiated public inquiries similar to those taken by US government bodies, including public hearings on Digital Assets, including bitcoin, held by both the French and Canadian Senates. In October 2015, the European Court of Justice determined that exchanging transactions in Digital Assets are exempt from value-added taxes in the same manner as traditional currencies. In July 2016, the European Commission released a draft directive that proposed applying counter-terrorism and anti-money laundering regulations to virtual currencies, and in September 2016, the European Banking authority advised the European Commission to institute new regulation specific to virtual currencies, with amendments to existing regulation as a stopgap measure.

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On December 5, 2013, the People’s Bank of China and five Chinese ministries released a notice that restricted Bitcoin activity among its financial and payment institutions while classifying bitcoin as a “virtual commodity” that was legal to own and speculate in. Over the subsequent six (6) months, news reports from China indicated that many banking institutions and third-party payment processors in China had received private guidance leading them to close Bitcoin Exchange bank accounts that held Chinese Yuan on behalf of exchange customers. As a result, though the Chinese government has not banned the use of bitcoin or the holding of bitcoin, the effective result of the public and private notices has been to severely restrict the operation of Chinese Bitcoin Exchanges through the limitation of customers’ ability to deposit or withdraw Chinese Yuan with or from the exchanges. During the second half of 2014, Chinese Bitcoin Exchanges again began to accept deposits of Chinese Yuan through the use of third-party payment providers, and trading activity returned to higher levels. In January 2016, the People’s Bank of China, China’s central bank, disclosed that it has been studying a state-backed electronic monetary system and potentially had plans for its own state-backed electronic money. In January 2017, the People’s Bank of China announced that it had found several violations, including margin financing and a failure to impose anti-money laundering controls, after on-site inspections of two China-based Bitcoin Exchanges. In response to the Chinese regulator’s oversight, the three largest China-based Bitcoin Exchanges, OKCoin, Huobi, and BTC China, started charging trading commission fees to suppress speculative trading and prevent price swings which resulted in a significant drop in volume on these exchanges.

In Russia, state agencies and prosecutors have released guidance or statements that have hampered the growth of Bitcoin. In January 2014, anonymous electronic transfers were restricted to de minimis sums; although Bitcoin transactions are not truly anonymous, this measure has been taken to apply to the Bitcoin Network. Additionally, a central bank statement warned of the association of Bitcoin and money laundering and terrorist activity. In early February, a prosecutor implied that the use of Bitcoin and bitcoin themselves were not legal tender and were illegal, although whether this amounted to a ban on Bitcoin has been questioned. In April 2016, it was reported that the Russian Finance Ministry was considering proposing regulations that would prohibit the issuance of all Digital Assets or their use in exchange for goods or services in Russia. However, in July 2016, in a significant change in tone, the Russian Ministry of Finance indicated it supports a proposed law that bans bitcoin domestically but allows for its use as a foreign currency.

After the United States, China and Russia were among the next tier of large Bitcoin-using jurisdictions as of late 2013. The impact of the restrictions has been seen in a decline of Chinese investment activity in bitcoin and a reduction in the number of Bitcoin nodes operating in Russia had continued into late 2014, despite a pickup in trading volume on Chinese Bitcoin Exchanges. Less active Bitcoin jurisdictions in Iceland (conversion between bitcoin and krona prohibited), Vietnam (financial services firms prohibited from interacting with Bitcoin) and Bolivia (use of bitcoin prohibited by the Central Bank of Bolivia) have more severely restricted the use of bitcoin with little impact on the global growth of Bitcoin. Similarly, the reported ban on decentralized Digital Assets in Ecuador (made in advance of plans to introduce a government backed electronic cash system) have had no visible impact on the Bitcoin Network due to limited use of bitcoin in Ecuador.

While jurisdictions such as Germany and China have taken a preliminary regulatory stance on Bitcoin, countries such as India have declined to apply regulation to Bitcoin when afforded the opportunity. In June 2014, the Swiss government elected not to regulate Bitcoin use and issued guidance on the further development and future application of laws to Bitcoin-related activity in Switzerland. Among others, Australia, Finland and the Netherlands have joined Canada and Germany among the foreign countries releasing formal or informal tax guidance regarding Bitcoin income or operations.

Due in part to its international nature and the nascent stage of regulation, along with the limited experience with Bitcoin of, and language barriers between, international journalists, information regarding the regulation of Bitcoin in various jurisdictions may be incomplete, inaccurate or unreliable. For example, news of the People’s Bank of China notice release on December 5, 2013 was followed by days of confusion relating to difficulty in interpreting and analyzing the content of the release. In another instance, on July 29, 2013, a Bitcoin service business in Thailand announced that, in a meeting with the Bank of Thailand, regulators from the Foreign Exchange Administration and Policy Department had functionally banned Bitcoin activity in the country, leading to widespread reporting of a blanket ban. Later reporting, however, questioned whether the Bank of Thailand regulators had the authority, or ever expressed the intention, to ban all Bitcoin use in Thailand. Additionally in the first quarter of 2014, the Bank of Thailand issued a warning to its citizens regarding the risks of Bitcoin and stated that it is not a currency. Despite these announcements, bitcoin exchanges continue to operate in Thailand converting bitcoin to and from Thai baht.

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In April 2015, the Japanese Cabinet approved proposed legal changes that would reportedly treat Bitcoin and other Digital Assets as included in the definition of currency. These regulations would, among other things, require market participants, including exchanges, to meet certain compliance requirements and be subject to oversight by the Financial Services Agency, a Japanese regulator. These changes were approved by the Japanese Diet in May 2016 and became effective in April 2017.

As both the regulatory landscape develops and journalistic familiarity with bitcoin increases, mainstream media’s understanding of Digital Assets and the regulation thereof may improve. Regulation of Digital Assets varies from country to country as well as within countries. An increase in the regulation of Digital Assets may affect our proposed business by increasing compliance costs or prohibiting certain or all of our proposed activities.

Competition

Blockchain Technology and Digital Assets Initiatives

Subject to raising additional capital, the Company’s Digital Asset initiatives will compete with other industry participants that focus on investing in and securing the blockchains of bitcoin and other Digital Assets. Market and financial conditions, and other conditions beyond the Company’s control, may make it more attractive to invest in other entities, or to invest in bitcoin or Digital Assets directly.

Transaction Verification Service Business (Digital Asset mining e.g. bitcoin, Suspended)

While our current Transaction Verification Services business is suspended we anticipate that if we resuming our operations, which is subject to additional financing, our current and future competition is centered on the following areas:

●	Vertically integrated companies such as Bitfury, 21 Inc., Bitmain Technologies, Avalon, and BW which design and build ASIC servers and are engaged in transaction verification services through the use of their own ASIC servers; and

●	Companies that are engaged in transaction verification services which may have lower operating costs than our future operations.

Our potential competitors may have greater resources, longer histories, more intellectual property, greater hashing capacity, and lower cost operations. They may secure better terms from ASIC server suppliers, deploy ASIC servers faster than us, and devote more resources to technology infrastructure. Other companies also may enter into business combinations or alliances that strengthen their competitive positions.

Assets

The Company’s sole asset is its human capital specifically Mr. Allen and Mr. Handerhan, who have extensive market knowledge and long-standing business relationships within the industry. Our continued success depends solely on their continued service. See “Risk Factors” above.

Intellectual Property and Trade Secrets

We have no intellectual property assets or licenses and rely upon the experience of our two executive officers in the Digital Assets business as it has evolved.

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Growth Strategy

Transaction Verification Services Growth Strategy

We believe that with additional funding we may be able to resume our transaction verification services business (Digital Asset mining e.g. bitcoin) and believe this may provide revenue growth. If we are successful in resuming our transaction verification services business, we anticipate utilizing outsourced data centers and may diversify operations by securing other blockchains in addition to bitcoins blockchain.

Employees

We currently have 2 employees, who have been compensated at below market levels for fiscal years 2014 and 2015.

Property

None

MANAGEMENT

Directors, Executive Officers and Corporate Governance

The following table presents information with respect to our officers and directors as of the date of this prospectus:

Name and Address	Age	Date First Elected or Appointed	Position(s)

Charles W. Allen	42	February 5, 2014	Chief Executive Officer, Chief Financial Officer and Chairman

Michal Handerhan	40	February 5, 2014	Chief Operating Officer, Secretary and Director

Jonathan Read	60	July 14, 2017	Independent Director

Each director serves until our next annual meeting of the shareholders or unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

Background of Officers and Directors

The following is a brief account of the education and business experience during at least the past five years of our officers and directors, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

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Charles W. Allen, age 42, has served as our Chief Executive Officer and Chief Financial Officer since February 5, 2014 and as our Chairman of the Board since September 11, 2014. Mr. Allen is responsible for our overall corporate strategy and direction as well as managing our corporate finances. Mr. Allen is also on the advisory board of GoCoin LLC, a leading Digital Asset payment processor. Mr. Allen has extensive experience in business strategy and structuring and executing a variety of investment banking and capital markets transactions, including financings, IPO’s and mergers and acquisitions. From February, 2012 through January, 2014 Mr. Allen was a Managing Director at RK Equity Capital Markets LLC (“RK”) and focused on natural resources investment banking and added to RK’s capital markets efforts. In August, 2012 Mr. Allen co-founded RK Equity Investment Corp. (“RKEIC”) and served as a member of its board from inception through September 7, 2014. RKEIC is an investment company established to co-invest in mining projects with JDS Energy and Mining Inc. Current RKEIC investments include Craigmont Industries Ltd., a coal washing magnetite and iron ore producer. Mr. Allen founded Allen Consulting LLC in January, 2010 and currently serves as its president. Allen Consulting LLC provided financial and strategic consulting services to financial advisory firms, investment banks and corporate clients from its inception through January 2014. Currently, Allen Consulting LLC is a dormant entity and has no operations. In January, 2012 Mr. Allen co-founded ZA Investments LLC (“ZA”) and played an integral part in the evaluation of their investment opportunities and oversaw our investment in ADI Logistics, Corp. From January, 2012 through April, 2013 Mr. Allen served as board member of ADI Logistics, Corp. (“ADI”) a third party logistics company and advised, governed, and oversaw policy and direction, including expansion into west coast operations, as well as providing financial oversight. ZA was dissolved in December, 2013 following the successful exit from our investment in ADI. From March, 2010 through June, 2012 Mr. Allen was the chief financial officer, secretary and a director of Pantheon China Acquisition Corp. II (“PCACII”) and Pantheon China Acquisition Corp. III (“PCACIII”). PCACII and PCACIII were public special purpose acquisition vehicles created by Mr. Allen and affiliates of Pantheon China Acquisition LTD to provide a means for small and medium size companies to access the U.S. capital markets. Pantheon China Acquisition LTD is a financial advisor and investment bank focused on the unique needs of foreign small to medium enterprises. From October, 2009 through May, 2012 Mr. Allen was a Managing Director at TriPoint Global Equities, LLC (“TriPoint”), a boutique investment bank focused on helping small cap companies access the capital markets. Prior to joining TriPoint, Mr. Allen was a Managing Director at Broadband Capital Management LLC (“Broadband”), where he also advised small and mid-cap companies concerning capital markets transactions. Mr. Allen worked at Broadband from March, 2006 to October, 2009. In 2005, Mr. Allen worked as an Associate for the Akul Group, an equity hedge fund and provided fundamental research coverage, investment strategies and risk management analysis. Mr. Allen began his career as a field engineer for Emcore Corporation, where he assisted customers in connection with their compound semiconductor manufacturing capabilities, and as a senior manufacturing engineer for Agility Communications, where he focused on the manufacture and development of tunable lasers for fiber optic communications. Mr. Allen received a B.S. in Mechanical Engineering from Lehigh University and a M.B.A. from the Mason School of Business at the College of William & Mary. The Board concludes that Mr. Allen’s background and leadership experiences in the industry qualify him to serve on the Board.

Michal Handerhan, age 40, has served as our Chief Operating Officer since February 5, 2014 and was appointed as our Secretary on March 11, 2014. Mr. Handerhan served as our Chairman of the Board from February 5, 2014 to September 11, 2014 and was a co-founder of BitcoinShop. Mr. Handerhan supports both our business and development strategy across the management team. From February, 2011 through February, 2014 Mr. Handerhan served as an independent IT and web services consultant to the National Aeronautics and Space Administration (“NASA”). From October, 2005 until February, 2014 Mr. Handerhan was the President and Chief Executive Officer of Meesha Media Group, LLC which provided high-definition video production services, Web 2.0 development, database management, and social media solutions. From March, 2002 through October, 2006 Mr. Handerhan served as a team leader for NASA in their Peer Review Services group. Prior to working at NASA’s Peer Review Services group Mr. Handerhan served as the web developer for Folio Investments. Mr. Handerhan received a B.S. in Computer Science from Czech Technical University. The Board concludes that Mr. Handerhan’s extensive experiences in IT qualify him to serve on the Board.

Jonathan Read, age 60, has served as our Independent Director since July 14, 2017. Mr. Read has held numerous executive positions with United States and internationally based companies over a span in excess of 35 years. Most recently, from 2013 to present, he has served as Managing Partner of Quadratam1 LLC, a Scottsdale, Arizona based firm specializing in providing financial and organizational consulting services for growth-stage companies in the United States and China. From November 1, 2015 to January 31, 2017, Mr. Read was Chief Executive Officer or President of Timefire VR, Inc. (OTCBB: TFVR), formerly known as EnergyTek Corp., and during the course of his tenure repositioned, re-financed, and merged the company into an entity focused on the virtual reality sector. Beginning in 2005 and continuing through 2012, he founded and served as Chief Executive Officer and a director of ECOtality, Inc. (NASDAQ: ECTY), a San Francisco based entity in the field of electric vehicle charging and battery technology. In 2013, ECOtality, Inc. filed for Chapter 11 bankruptcy protection. In 2014, Mr. Read filed for bankruptcy personally.

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Board Leadership Structure And Role In Risk Oversight

Our Board of Directors is primarily responsible for overseeing our risk management processes. The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding the Company’s assessment of risks. The Board of Directors focuses on the most significant risks facing us and our general risk management strategy, and also ensures that risks undertaken by us are consistent with the Board of Directors’ appetite for risk. While the Board of Directors oversees the Company, our management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing the Company and that our board leadership structure supports this approach. With the absence of any independent directors, the roles of our management and directors are not clearly delineated.

Code Of Ethics

We have not yet adopted a code of ethics that applies to our principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions, since we have been focusing our efforts on growing our business and obtaining financing for our Company. We expect to adopt a code as we further develop our business.

Family Relationships

There are no family relationships between any of our directors, executive officers or directors.

Committees Of The Board Of Directors

Due to our size, we have not formally designated a nominating committee, an audit committee, a compensation committee, or committees performing similar functions.

The Board currently acts as our audit committee. Since we are still a developing company, the Board of Directors is still in the process of finding an “audit committee financial expert” as defined in Regulation S-K.

Compensation Committee Interlocks And Insider Participation

None of our executive officers serves as a member of the Board of Directors or compensation committee of any other entity that has one or more of our executive officers serving as a member of our Board of Directors.

2014 Equity Incentive Plan

As of August 9, 2017, there were approximately 258,395 shares of Common Stock available for issuance under our 2014 Equity Incentive Plan and no outstanding options under our 2014 Equity Incentive Plan.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during the fiscal years ended December 31, 2016 and 2015 awarded to, earned by or paid to our executive officers. The numbers in the summary compensation table represent the actual amount of compensation accrued under Generally Accepted Accounting Principles. The footnotes represent cash actually paid.

SUMMARY COMPENSATION TABLE

					Stock	Option
Name and Principal			Salary	Bonus	Awards	Awards	Total ($)
Position	Year		($)	($)	($)	($)(3)	(4)
Charles W. Allen CEO	2016 2015	(1)	150,000 72,000	75,000 53,000	- 25,000	- 3,605,017	225,000 3,755,017
Michal Handerhan COO	2016 2015	(2)	125,000 64,000	50,000 36,000	- 25,000	- 2,778,755	175,000 2,903,755

(1)	Mr. Allen received cash compensation of $125,000 for the year ended December 31, 2015.

(2)	Mr. Handerhan received cash compensation of $100,000 for the year ended December 31, 2015.

(3)	Mr. Allen and Mr. Handerhan received and subsequently voluntarily canceled their options during the year ended December 31, 2015. The Option Award amounts as set forth in the Summary Compensation Table is prepared in accordance with U.S. GAAP and is not reflective of the economic value retained by Mr. Allen, or Mr. Handerhan.

(4)	Includes Option Awards for Mr. Allen and Mr. Handerhan which were received and subsequently voluntarily canceled.

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Employment Agreements with Executive Officers

As a condition to the April 2015 Subscription Agreement amendment, the Company could not pay each of its two officers and sole employees, Mr. Allen and Mr. Handerhan, cash compensation, whether in base salary or bonus, in excess of $50,000 per year until such time as the Company has paid the investors in the April 2015 financing $187,330. As a condition to the May 2017 financing, the Company was unable to pay each of its two officers and sole employees, Mr. Allen and Mr. Handerhan, cash compensation, whether in base salary or bonus, in excess of $50,000 per year, including accrued and unpaid salaries, until such time as the Company filed its Form 10-k for the period ending December 31, 2016.

To achieve our compensation objective of retaining and motivating qualified executives, we believe that we need to provide our executive officers with severance and change of control protections that are competitive with the protections offered by other companies. Offering our executive officers these payments and benefits facilitates the operation of our business, allows them to better focus their time, attention and capabilities on our business, provides for a clear and consistent approach to managing involuntary departures with mutually understood separation benefits, and aligns with market practice.

Charles W. Allen

On July 2, 2015, we entered into an Option Cancellation and Release Agreement with Charles Allen pursuant to which Mr. Allen voluntarily agreed to return to us for cancellation, an eight year non-qualified stock option under the Company’s 2014 Equity Incentive Plan (the “Plan”) to purchase up to an aggregate of 158,334 shares of the Company’s Common Stock with a per share exercise price of $6.00, held by him.

On June 22, 2017, we entered into an employment agreement with Charles Allen (the “Allen Employment Agreement”), whereby Mr. Allen agreed to serve as our Chief Executive Officer and Chief Financial Officer for a period of two (2) years, subject to renewal, in consideration for an annual salary of $245,000. Additionally, under the terms of the Allen Employment Agreement, Mr. Allen shall be eligible for an annual bonus if we meet certain criteria, as established by the Board of Directors. Mr. Allen shall be entitled to participate in all benefits plans we provide to our senior executive. We shall reimburse Mr. Allen for all reasonable expenses incurred in the course of his employment. The Company shall pay the Executive $500 per month to cover telephone and internet expenses. If the Company does not provide office space to the Executive the Company will pay the Executive an additional $500 per month to cover expenses in connection with their office space needs.

Michal Handerhan

On July 2, 2015, we entered into an Option Cancellation and Release Agreement with Michal Handerhan pursuant to which Mr. Handerhan voluntarily agreed to return to us for cancellation, an eight year non-qualified stock option under the Plan to purchase up to an aggregate of 49,167 shares of the Company’s Common Stock with a per share exercise price of $6.00, held by him.

On June 22, 2017, we entered into an employment agreement with Michal Handerhan (the “Handerhan Employment Agreement”), whereby Mr. Handerhan agreed to serve as our Chief Operating Officer and Secretary for a period of two (2) years, subject to renewal, in consideration for an annual salary of $190,000. Additionally, under the terms of the Handerhan Employment Agreement, Mr. Handerhan shall be eligible for an annual bonus if we meet certain criteria, as established by the Board of Directors. Mr. Handerhan shall be entitled to participate in all benefits plans we provide to our senior executive. We shall reimburse Mr. Handerhan for all reasonable expenses incurred in the course of his employment. The Company shall pay the Executive $500 per month to cover telephone and internet expenses. If the Company does not provide office space to the Executive the Company will pay the Executive an additional $500 per month to cover expenses in connection with their office space needs.

The terms of the Allen Employment Agreement and Handerhan Employment Agreement (collectively the “Employment Agreements”) provide each of Messrs. Allen and Handerhan (the “Executives”) certain, severance and change of control benefits if the Executive resigns from the Company for good reason or the Company terminates him other than for cause. In such circumstances, the Executive would be entitled to a lump sum payment equal to (i) the Executive’s then-current base salary, and (ii) payment on a pro-rated basis of any bonus or other payments earned in connection with any bonus plan to which the Executive was a participant. In addition, the severance benefit for the Executives the employment agreements include the Company continuing to pay for medical and life insurance coverage for up to one year following termination. If, within eighteen months following a change of control (as defined below), the Executive’s employment is terminated by the Company without cause or he resigns from the Company for good reason, the Executive will receive certain severance compensation. In such circumstances, the cash benefit to the Executive will be a lump sum payment equal to two times (i) his then-current base salary and (ii) his prior year cash bonus and incentive compensation. Upon the occurrence of a change of control, irrespective of whether his employment with the Company terminates, each Executive’s stock options and equity-based awards will immediately vest.

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A “change of control” for purposes of the Employment Agreements means any of the following: (i) the sale or partial sale of the Company to an un-affiliated person or entity or group of un-affiliated persons or entities pursuant to which such party or parties acquire shares of capital stock of the Company representing at least twenty five (25%) of the fully diluted capital stock (including warrants, convertible notes, and preferred stock on an as converted basis) of the Company; (ii) the sale of the Company to an un-affiliated person or entity or group of such persons or entities pursuant to which such party or parties acquire all or substantially all of the Company’s assets determined on a consolidated basis, or (iii) Incumbent Directors (Mr. Allen and Mr. Handerhan) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the board of directors of the Company.

Additionally, pursuant to the terms of the Employment Agreements, we have agreed to execute and deliver in favor of the Executives an indemnification agreement and to maintain directors’ and officers’ insurance with terms and in the amount of $2,000,000.

Outstanding Equity Awards At Fiscal Year-End Table

There are no outstanding equity awards issued to our Named Executive Officers as of December 31, 2016.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of August 9, 2017: (i) by each of our directors, (ii) by each of the Named Executive Officers, (iii) by all of our executive officers and directors as a group, and (iv) by each person or entity known by us to beneficially own more than five percent (5%) of any class of our outstanding shares.

Title of class	Name and address of beneficial owner (2)	Amount and nature of beneficial ownership (1)		Percent of class (1)
Common Stock	Charles W. Allen	1,857,829	(3)	1.98%
Common Stock	Michal Handerhan	2,437,627	(4)	2.60%

Common Stock	All officers and directors as a group (three persons)	4,295,456	(5)	4.58%

(1)

Percentage ownership is determined based on shares owned together with securities exercisable or convertible into shares of Common Stock within 60 days of August 9, 2017, for each shareholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to securities exercisable or convertible into shares of Common Stock that are currently exercisable or exercisable within 60 days of August 9, 2017, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. As of August 9, 2017, there were 93,794,671 shares of our Common Stock issued and outstanding.

(2)	The address of these persons, unless otherwise noted, is c/o BTCS Inc., 9466 Georgia Avenue #124, Silver Spring, MD 20901.

(3)	Includes 1,857,829 shares of Common Stock.

(4)	Includes 2,437,627 shares of Common Stock.

(5)	Includes 4,295,456 shares of Common Stock.

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SELLING SHAREHOLDERS

The shares of Common Stock being offered by the Selling Shareholders are the Resale Shares issuable upon exercise of the Series A warrants, Additional warrants and Bonus Warrants. We are registering the shares of Common Stock in order to permit the Selling Shareholders to offer the shares for resale from time to time. Except for the ownership of the shares of Common Stock, the Selling Shareholders have not had any material relationship with us within the past three years.

Under the terms of the warrants, a selling shareholder may not exercise the warrants to the extent such conversion or exercise, as the case may be, would cause such selling shareholder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 4.99% of our then outstanding shares of Common Stock following such conversion or exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of the warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The Selling Shareholders may sell all, some or none of the Resale Shares in this offering. See “Plan of Distribution.”

All expenses incurred with respect to the registration of the Common Stock will be paid by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the Selling Shareholders in connection with the sale of the Resale Shares.

The Selling Shareholders named below may from time-to-time offer and sell pursuant to this prospectus up to 47,302,176 Resale Shares.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Shareholders.

The second column lists the number of shares of Common Stock beneficially owned by each selling shareholder, based on its ownership of the shares of Common Stock, as of August 9, 2017. This table is prepared solely based on information supplied to us by the Selling Shareholders and any public documents filed with the SEC.

The third column lists the shares of Common Stock being offered by this prospectus by the Selling Shareholders.

The fourth column assumes the sale of all of the Resale Shares offered by the Selling Shareholders pursuant to this prospectus.

We do not know how long the Selling Shareholders will hold the shares before selling them or how many shares they will sell, and we currently have no agreements, arrangements or understandings with any of the Selling Shareholders regarding the sale of any of the Resale Shares.

Except as noted in the footnotes to the table below, to our knowledge, none of the Selling Shareholders has held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our securities. None of the Selling Shareholders is a broker-dealer of affiliate of a broker-dealer. See “Plan of Distribution” for additional information about the Selling Shareholders and the manner in which the Selling Shareholders may dispose of their shares. Beneficial ownership has been determined in accordance with the rules of the SEC, and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shares voting or investment power of that security, and includes option that are currently exercisable or exercisable within 60 days. Our registration of these securities does not necessarily mean that the Selling Shareholders will sell any or all of the securities covered by this prospectus.

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Name of Shareholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus (1)	Number of Shares of Common Stock Owned After Offering(2)	Percentage of Common Stock Beneficially Owned After Offering
Alpha Capital Anstalt (3)		11,825,544	0	0
Cavalry Fund I LP (4)		11,825,544	0	0
DiamondRock, LLC (5)		11,825,544	0	0
L1 Capital Global Opportunities Masterfund (6)		11,825,544	0	0

(1)

Represents 47,302,176 Resale Shares, consisting of (i) 15,873,600 shares of Common Stock issuable upon exercise of outstanding Series A warrants exercisable at $0.085 per share; (ii) 15,714,288 shares of Common Stock issuable upon exercise of outstanding Additional warrants exercisable at $0.085 per share; and (iii) 15,714,288 shares of Common Stock issuable upon exercise of outstanding Bonus Warrants exercisable at $0.17 per share. The Series A, Additional, and Bonus Warrants were issued in a private placement that closed on May 25, 2017. Each Selling Shareholder owns an equal number of each series of warrants.

(2)

 This number does not give effect to Common Stock issuable upon conversion of Series B and Series C or exercise of other warrants. It assumes all Resale Shares have been issued upon exercise of warrants and then sold. See “Capitalization” on page [  ] of this Prospectus.

(3)	Konrad Ackerman has voting and dispositive power over shares held by Alpha Capital Anstalt.

(4)	Cavalry Fund I Management LLC, the investment manager of Cavalry Fund I LP, has voting and investment power over these securities. Thomas Walsh is the managing member of Cavalry Fund I Management LLC, which is the general partner of Cavalry Fund I LP. Thomas Walsh disclaims beneficial ownership over these securities.

(5)	Neil Rock has voting and dispositive power over shares held by DiamondRock, LLC.

(6)	David Feldman has voting and dispositive power over shares held by L1 Capital Global Opportunities Masterfund.

RELATED PARTY TRANSACTIONS

On March 31, 2017, the Company entered into salary settlement agreements (the “Settlement Agreements”) with each of Charles Allen and Michal Handerhan pursuant to which each agreed to exchange $2,500 in accrued and unpaid salaries for 87,936 shares of series seed preferred stock in BitVault, Inc. and 13,963 common shares in GCZ, Inc. (collectively the “Settlement Shares”). In fiscal year 2014 the Company had written the Settlement Shares off as unrecoverable.

On June 23, 2017, pursuant to the June 3, 2016 Amendment Agreement the Principal Stockholders each received $2,076 in connection with their pro-rata portion of the Payment, which represents the final Payment pursuant to the Amendment Agreement. In April 2015, the Principal Stockholders each subscribed for $20,000 in the Subscription Agreement for an aggregate of $40,000.

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DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our authorized capital stock consists of 975,000,000 shares of Common Stock, $0.001 par value, and 20,000,000 shares of preferred stock, $0.001 par value. As of August 9, 2017, there were 93,794,671 shares of Common Stock outstanding.

Common Stock

The holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock and preferred stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of Common Stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of BTCS, holders of our Common Stock are entitled to share ratably together with the holders of our preferred stock in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of Common Stock have no preemptive rights and no right to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to our Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock

Pursuant to our articles of incorporation, our board of directors has the authority, without further action by the shareholders, to issue up to 20,000,000 shares of preferred stock, in one or more series. Our board shall determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of Common Stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change in control of BTCS or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our Common Stock.

Series A Preferred Stock.

The Company has 100 shares of outstanding Series A Preferred Stock (the “Series A”). On December 9, 2016, the Company sold 100 shares of Series A Preferred Stock to Charles Allen, its Chief Executive Officer and a director, for $100. The Series A Preferred Stock is not convertible, does not have any preferential dividend or liquidation rights. Holders of Series A Preferred Stock shall only be entitled to vote on the approval of the Charter Amendment and shall be entitled to a voting power equal to one vote more than the total combined voting power of the Company’s common stock. The Company shall have the obligation to redeem all of the Series A Preferred Stock for a total of $100 upon the Company’s filing with the Nevada Secretary of State of Articles of Amendment to the Company’s Articles of Incorporation effectuating the Charter Amendment.

Series B Convertible Preferred Stock.

The Company has 969,928 shares of outstanding Series B Convertible Preferred Stock (the “Series B”). Each share of Series B converts into 200 shares of common stock. The Certificate of Designation contains what is commonly referred to as a blocker which limits the number of shares of common stock which the holder may “beneficially own” to 4.99% of the common stock issued and outstanding. Under Rule 13d-3 of the Exchange Act, In determining beneficial ownership the holder must consider shares of common stock that may be issued upon conversion or exercise of other securities within 60-days of the date of calculation and which are not subject to any limitation on conversion or exercise. The Series B also contains a provision requiring the Company to treat all holders equally.

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Series C Convertible Preferred Stock.

The Company has 79,368 shares of outstanding Series C Convertible Preferred Stock (the “Series C”). The Series C has seniority with regard to dividends, distributions and liquidation over other classes and series of preferred stock. Each share of Series C converts into 200 shares of common stock, subject to adjustment under certain circumstances. The Series C shares contain the same beneficial ownership limitations as the Series B limiting each holder to 4.99% of outstanding shares of common stock. The Series C contains price protection provisions in the event of lower price issuance of common stock or securities exercisable or convertible into common stock. The Series C votes on an as converted basis subject to the 4.99% beneficial ownership limitation. The Series C also has seniority in the event of liquidation.

Anti-takeover Effects of Nevada Law and of Our Charter and Bylaws

In addition to the features of our charter related to the issuance of preferred stock, which are described above, the Nevada Revised Statutes (“NRS”) contain several provisions which may make a hostile take-over or change of control of our Company more difficult to accomplish. They include the following:

Nevada law, any one or all of the directors of a corporation may be removed by the holders of not less than two-thirds of the voting power of a corporation’s issued and outstanding stock. All vacancies on the board of directors of a Nevada corporation may be filled by a majority of the remaining directors, though less than a quorum, unless the articles of incorporation provide otherwise. In addition, unless otherwise provided in the articles of incorporation, the board may fill the vacancies for the entire remainder of the term of office of the resigning director or directors. Our Articles of Incorporation do not provide otherwise

In addition, Nevada law provides that unless otherwise provided in a corporation’s articles of incorporation or bylaws, shareholders do not have the right to call special meetings. Our Articles of Incorporation and our Bylaws do not give shareholders this right. In accordance with Nevada law, we also require advance notice of any shareholder proposals.

Nevada law provides that, unless otherwise prohibited by any bylaws adopted by the shareholders, the board of directors may amend any bylaw, including any bylaw adopted by the shareholders. Pursuant to Nevada law, our Articles of Incorporation grant the authority to adopt, amend or repeal bylaws exclusively to our directors.

Nevada’s “combinations with interested stockholders” statutes prohibit certain business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after the such person first becomes an “interested stockholder” unless (i) the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or (ii) the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval, certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (x) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (y) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. Subject to certain timing requirements set forth in the statutes, a corporation may elect not to be governed by these statutes. However, we have not included any such provision in our Articles of Incorporation or Bylaws, which means these provisions apply to us.

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Nevada’s “acquisition of controlling interest” statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person who acquires a “controlling interest” in certain Nevada corporations may be denied certain voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These statutes provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. Our Articles of Incorporation and Bylaws currently contain no provisions relating to these statutes, and unless our Articles of Incorporation or Bylaws in effect on the tenth day after the acquisition of a controlling interest were to provide otherwise, these laws would apply to us if we were to (i) have 200 or more stockholders of record (at least 100 of which have addresses in the State of Nevada appearing on our stock ledger) and (ii) do business in the State of Nevada directly or through an affiliated corporation. As of the date of this prospectus, we have less than 100 record stockholders with Nevada addresses. However, if these laws were to apply to us, they might discourage companies or persons interested in acquiring a significant interest in or control of the company, regardless of whether such acquisition may be in the interest of our shareholders.

PLAN OF DISTRIBUTION

We are registering the Resale Shares to permit the resale of these shares of Common Stock by the Selling Shareholders from time-to-time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The Selling Shareholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

●	on any quotation service on which the securities may be listed or quoted at the time of sale;

●	in transactions otherwise than on these systems;

●	through the writing of options;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	privately negotiated transactions;

●	short sales;

●	sales pursuant to Rule 144;

●	broker-dealers may agree with the selling security holders to sell a specified number of
●	such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

56

If the Selling Shareholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Shareholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The Selling Shareholders may pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Shareholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in most states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We paid all expenses of the registration of the shares of Common Stock pursuant to the Registration Rights Agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a Selling Shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreements, or the Selling Shareholders will be entitled to contribution. We may be indemnified by the Selling Shareholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Shareholder specifically for use in this prospectus, in accordance with the related Registration Rights Agreement, or we may be entitled to contribution.

57

Once sold pursuant to this prospectus, the Resale Shares will be freely tradable in the hands of persons other than our affiliates.

Transfer Agent

The transfer agent for our Common Stock is Equity Stock Transfer. Its address is 237 W 37th Street, Suite 602, New York, NY 10018 and its telephone number is (917) 746-4597.

LEGAL MATTERS

The validity of the securities being offered by this prospectus been passed upon for us by Nason, Yeager, Gerson, White & Lioce, P.A., Palm Beach Gardens, Florida.

EXPERTS

The financial statements of BTCS Inc. and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of operations, shareholders’ equity and cash flows for the year ended December 31, 2016, which included an explanatory paragraph about BTCS Inc.’s ability to continue as a going concern included in this registration statement have been so included in reliance on the reports of RBSM LLP and Marcum LLP, respectively an independent registered public accounting firms, given on the authority of said firms as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, and other information with the SEC. Copies of the reports and other information may be read and copied at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

●	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room; or

●	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

58

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of BTCS Inc.

We have audited the accompanying consolidated balance sheet of BTCS Inc. and subsidiaries (The “Company”) as of December 31, 2016 and the related consolidated statement of operations, stockholders’ deficit, and cash flows for the year ended December 31, 2016. BTCS Inc’s. management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BTCS Inc. and subsidiaries as of December 31, 2016 and the results of its operations and its cash flows for the year ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We also have audited the adjustments to the December 31, 2015 consolidated financial statements and for the year ended December 31, 2015 to retrospectively apply the effects of the reverse stock split, as described in Note 1. In our opinion, such adjustments are appropriate and have been properly applied. We were not engaged to audit, review, or apply any procedures to the December 31, 2015 consolidated financial statements, or for the year ended December 31, 2015, of the Company other than with respect to the adjustments, and, accordingly, we do not express an opinion or any other form of assurance on the December 31, 2015 consolidated financial statements taken as a whole.

/S/ RBSM LLP

Henderson, Nevada

June 23, 2017

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of BTCS Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of BTCS Inc. and Subsidiaries (the "Company") as of December 31, 2015, and the related consolidated statements of operations, stockholders' (deficiency) equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of BTCS Inc. and Subsidiaries as of December 31, 2015, and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We were not engaged to audit, review or apply any procedures to the adjustments to retrospectively reflect the effects of the reverse stock split described in Note 1 and accordingly, we do not express an opinion or any form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by other auditors.

/s/ Marcum LLP

New York, NY

February 18, 2016

F-2

BTCS Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31, 2016	December 31, 2015

Assets:
Current assets:
Cash	$95,068	$124,535
Digital currencies	199	17,036
Prepaid expense and other current assets	-	8,902
Total current assets	95,267	150,473

Other assets:
Property and equipment, net	-	489,420
Investment	-	2,250,000
Websites	919	6,075
Deposits	1,885	336,885
Total other assets	2,804	3,082,380

Total Assets	$98,071	$3,232,853

Liabilities and Stockholders' Deficit:
Accounts payable and accrued expense	$770,497	$402,464
Short term loan	45,000	45,000
Convertible notes at fair value	3,283,034	1,781,156
Derivative liabilities	23,231,938	3,794,153
Derivative liabilities for shortfall of shares	14,915,419	-
Liquidated Damages Liabilities	3,102,750	-
Total current liabilities	45,348,638	6,022,773

Stockholders' deficit:
Preferred stock; 333,333 shares authorized at $0.001 par value:	-	-
Series C Convertible Preferred: 0 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively Liquidation preference $0.001 per share	-	-
Common stock, 16,250,000 shares authorized at $0.001 par value, 16,095,929 and 2,841,342 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively	16,097	2,842
Treasury stock, at cost, 216,667 shares at December 31, 2016 and December 31, 2015	(217)	(217)
Additional paid in capital	23,785,756	21,994,382
Accumulated deficit	(69,052,203)	(24,786,927)
Total stockholders' deficit	(45,250,567)	(2,789,920)

Total Liabilities and stockholders' deficit	$98,071	$3,232,853

The accompanying notes are an integral part of these consolidated financial statements.

F-3

BTCS Inc. and Subsidiaries

Consolidated Statement of Operations

	For the years ended
	December 31,
	2016	2015
Revenues
E-commerce	$1,640	$6,300
Transaction verification services	325,627	499,890
Hosting	27,945	-
Total revenues	355,212	506,190
Power and mining expenses	(263,869)	(290,099)
Gross profit	91,343	216,091

Operating expenses (income):
Marketing	10,693	14,829
General and administrative	1,126,977	8,097,322
Fair value adjustments for digital currencies	(8,665)	3,442
Impairment loss on fixed assets	236,585	-
Depreciation and amortization	182,037	298,797
Total operating expenses	1,547,627	8,414,390

Net loss from operations	(1,456,284)	(8,198,299)

Other (expenses) income:
Impairment loss related to investment	(2,250,000)	(254,433)
Fair value adjustments for warrant liabilities	(25,266,593)	482,666
Fair value adjustments for convertible notes	2,096,700	(3,748)
Fair value adjustments for derivative liability shortfall of shares	(14,915,419)	-
Inducement expense	-	(58,380)
Interest expenses	(7,420)	(11,871)
Loss on issuance of Units	(250,000)	(1,050,911)
Gain on extinguishment of debt	837,369	-
Liquidated Damages	(3,102,750)	-
Loss on issuance of convertible notes and warrants	-	(952,060)
Other income	49,121	-
Total other (expenses) income	(42,808,992)	(1,848,737)

Net loss	$(44,265,276)	$(10,047,036)

Net loss per share, basic and diluted	$(4.89)	$(3.62)

Weighted average number of shares outstanding, basic and diluted
Basic and diluted	9,058,785	2,777,608

The accompanying notes are an integral part of these consolidated financial statements.

F-4

BTCS Inc. and Subsidiaries

Consolidated Statement of Stockholders’ Equity (Deficit)

For the years ended December 31, 2016 and 2015

	Series C Convertible						Additional		Total Stockholders'
	Preferred Stock		Common Stock		Treasury Stock		Paid-in	Accumulated	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance January 1, 2015	2,200,000	2,200	2,553,113	2,553	(212,500)	(213)	14,743,033	(14,739,891)	7,682
Issuance of private placement units for cash at $6.00 per unit	-	-	72,167	72	-	-	(72)	-	-
Issuance of private placement units for cash at $18.00 per unit	-	-	128,472	128	-	-	(128)	-	-
Common stock repurchase	-	-	-	-	(4,167)	(4)	(2,496)	-	(2,500)
Conversion of Series C Convertible Preferred to common stock	(2,200,000)	(2,200)	36,667	37	-	-	2,163	-	-
Issuance of common stock for asset purchase	-	-	5,853	6	-	-	48,620	-	48,626
Conversion of accounts payable to common stock	-	-	13,734	14	-	-	246,910	-	246,924
Inducement expenses associated with conversion of accounts payable to common stock	-	-	-	-	-	-	58,380	-	58,380
Issuance of common stock for investment	-	-	11,699	12	-	-	154,421	-	154,433
Issuance of common stock for services	-	-	16,929	17	-	-	203,038	-	203,055
Issuance of warrants for services	-	-	-	-	-	-	100,000	-	100,000
Cashless warrants exercise related to warrant liability	-		2,701	3	-	-	56,741	-	56,744
Stock based compensation	-	-	-	-	-	-	6,383,772	-	6,383,772
Shares rounding adjustment	-	-	7	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	(10,047,036)	(10,047,036)
Balance December 31, 2015	-	-	2,841,342	$2,842	(216,667)	$(217)	21,994,382	(24,786,927)	(2,789,920)
Conversion of Senior convertible notes	-	-	9,648,662	9,649	-	-	1,703,215	-	1,712,864
Warrant exercise for cash	-	-	68,750	69	-	-	91,696	-	91,765
Cashless warrant exercise	-	-	3,537,175	3,537	-	-	(3,537)	-	-
Net loss	-	-	-	-	-	-	-	(44,265,276)	(44,265,276)
Balance December 31, 2016	-	$-	16,095,929	$16,097	(216,667)	$(217)	$23,785,756	$(69,052,203)	$(45,250,567)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

BTCS Inc. and Subsidiaries

Consolidated Statement of Cash Flows

	For the years ended
	2016	2015
Net Cash flows used from operating activities:
Net loss	$(44,265,276)	$(10,047,036)
Adjustments to reconcile net loss to net cash used in provided by operating activities:
Depreciation and amortization expenses	182,037	298,797
Stock based compensation	-	6,383,772
Change in fair value of digital currencies	(8,665)	3,442
Loss on sale of fixed assets	1,530	-
Issuance of common stock for services	-	203,055
Issuance of derivative liability warrants for services	-	100,000
Loss on issuance of Units	250,000	1,050,911
Loss on issuance of convertible notes and warrants	-	952,060
Fair value adjustments for warrant liabilities	25,266,593	(482,666)
Fair value adjustments for convertible notes	(2,096,700)	3,748
Fair value adjustments for derivative liability shortfall of shares	14,915,419	-
Inducement expenses	-	58,380
Impairment loss related to investment	2,250,000	254,433
Impairment loss on fixed assets	236,585	-
Gain on extinguishment of debt	(837,369)	-
Liquidated Damages	3,102,750	-
Changes in operating assets and liabilities:
Digital currencies	25,502	(4,438)
Prepaid expenses and other current assets	8,902	37,752
Accounts payable	140,233	391,258
Net cash used in operating activities	(828,459)	(796,532)

Net cash used in investing activities:
Purchase of property and equipment	(14,582)	(553,069)
Sale of property and equipment, net	66,807	8,293
Refund of lease deposit	335,000	(332,070)
Investments at cost	-	(2,350,000)
Net cash provided by (used in) investing activities	387,225	(3,226,846)

Net cash provided by financing activities:
Common stock repurchase	-	(2,500)
Net proceeds from exercise of warrant	91,765	-
Net proceeds from issuance of Private Placement Units	-	2,695,500
Net proceeds from issuance of Private Placement Units from related party	-	50,000
Proceeds from short term loan	-	45,000
Proceeds from short term loan from related party	-	20,000
Proceeds from issuance of convertible notes, net	320,002	1,362,500
Payment on short term loan to related party	-	(27,990)
Net cash provided by financing activities	411,767	4,142,510

Net decrease in cash	(29,467)	119,132
Cash, beginning of period	124,535	5,403
Cash, end of period	$95,068	$124,535

Supplemental disclosure of non-cash financing and investing activities:
Conversion of Series C Convertible Preferred to common stock	$-	$2,200
Issuance of common stock for fixed assets purchases	$-	$48,626
Conversion of accounts payable to common stock	$-	$246,924
Issuance of common stock for investment	$-	$154,433
Cashless warrant exercise	$3,537	$56,744
Conversion of convertible notes to common stock	$(4,208,546)	$-
Debt settlement from sale of fixed assets	$22,200	$-
Reclassification between convertible note and derivative liabilities	$92,601	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

BTCS Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Organization and Description of Business and Recent Developments

BTCS Inc. (formerly Bitcoin Shop, Inc.), a Nevada Corporation (the “Company”) was incorporated in 2008. In February 2014, the Company entered the business of hosting an online ecommerce marketplace where consumers can purchase merchandise using Digital Assets, including bitcoin and is currently focused on blockchain and Digital Asset ecosystems. In January 2015, the Company began a rebranding campaign using its BTCS.COM domain (shorthand for Blockchain Technology Consumer Solutions) to better reflect its broadened strategy. The Company released its new website which included broader information on its strategy. In late 2014 we shifted our focus towards our transaction verification service business, also known as bitcoin mining, though in mid-2016 we ceased our transaction verification services operation at our North Carolina facility due to capital constraints. Although our ecommerce marketplace is still online we are no longer developing, marketing or supporting it.

The Company is an early entrant in the Digital Asset market and one of the first U.S. publicly traded companies to be involved with Digital Assets and blockchain technologies. Subject to additional financing, the Company plans to create a portfolio of digital assets including bitcoin and other “protocol tokens” to provide investors a diversified pure-play exposure to the bitcoin and blockchain industries. The Company intends to acquire digital assets through: open market purchases, participating in initial digital asset offerings (often referred to as initial coin offerings). Additionally, the Company may acquire digital assets by resuming its transaction verification services business through outsourced data centers and earning rewards in digital assets by securing their respective blockchains.

On July 20, 2016, BTCS Digital Manufacturing (“DM”), a wholly owned subsidiary the Company suspended its North Carolina transaction verification services facility operations. The recent reduction in the block reward from 25 bitcoins to 12.5 bitcoins, often referred to as the halving, coupled with the facilities cooling system failing, has resulted in DM being unable to meet certain of its financial commitments. The Company has subsequently ceased operations at DM.

On August 8, 2016, DM discovered that its facility in North Carolina was broken into and certain of its equipment and approximately 165 Bitmain transaction verification servers leased from CSC Leasing Company (“CSC”) were stolen. The value of the stolen equipment owned by the Company was not material. The Company reported the theft to local authorities as well its insurance company regarding next steps. The Company received payment from the insurance company in the amount of approximately $85,000 and has assigned the payment to the benefit of CSC as part of the settlement agreement with CSC the Company’s equipment finance provider which owned the stolen serves.

Reverse Stock Split and Amendment to Certificate of Incorporation

On February 13, 2017, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of Nevada to implement a reverse stock split at a ratio of one-for-60. The reverse stock split became effective immediately.

On February 15, 2017, the Company’s Common Stock began trading on the OTCQB under the symbol “BTCSD.” On approximately March 15, 2017, the Common Stock resumed trading under the symbol “BTCS.”

The Reverse Stock Split reduced the number of outstanding shares of Common Stock from 952,756,004 shares to 15,879,262 shares as of December 31, 2016. All per share amounts and outstanding shares of Common Stock including stock options, restricted stock and warrants, have been retroactively adjusted in these consolidated financial statements for all periods presented to reflect the 1-for-60 Reverse Stock Split. Further, exercise prices of stock options and warrants have been retroactively adjusted in these consolidated financial statements for all periods presented to reflect the 1-for-60 Reverse Stock Split. Numbers of shares of the Company’s preferred stock and convertible securities were not affected by the Reverse Stock Split; however, the conversion ratios have been adjusted to reflect the Reverse Stock Split.

F-7

Note 2 – Basis of Presentation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, BCSLLC and DM. The Company maintains its books of account and prepares consolidated financial statements in accordance with Generally Accepted Accounting Principles in the United States of America (“U.S. GAAP”). The Company’s fiscal year ends on December 31. All significant intercompany balances and transactions have been eliminated in consolidation.

Note 3 - Liquidity, Financial Condition and Management’s Plans

The Company has commenced its planned operations but has limited operating activities to date. The Company has financed its operations since inception using proceeds received from capital contributions made by its members and proceeds in financing transactions. On June 6, 2016, the Company, entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Purchaser subscribed for up to $375,000 of a 20% Original Issue Discount Junior Secured Convertible Notes (the “Junior Notes”). The aggregate principal amount of the Junior Notes issued at the initial close was $125,000 and the Company received $100,000 after giving effect to the 20% original issue discount. In June 2016, the Company issued 68,750 shares of Common Stock for the cash exercise of warrants resulting in aggregate proceeds of approximately $92,000. On December 6, 2016, the Company issued a total of $220,002 Convertible Promissory Notes (the “December 2016 Notes”) to three accredited investors. The December 2016 Notes were issued in connection with a loan of $200,002 and the cancellation of two $10,000 promissory notes previously issued by the Company to two of the investors.

Notwithstanding, the Company has limited revenues, limited capital resources and is subject to all of the risks and uncertainties that are typical of an early stage enterprise. Significant uncertainties include, among others, whether the Company will be able to raise the capital it needs to finance its longer term operations and whether such operations, if launched, will enable the Company to sustain operations as a profitable enterprise.

Our working capital needs are influenced by our level of operations, and generally decrease with higher levels of revenue. The Company used approximately $0.8 million of cash in its operating activities for the year ended December 31, 2016. The Company incurred $44.2 million net loss for the year ended December 31, 2016. The Company had cash of approximately $95,000 and a working capital deficiency of approximately $45.3 million at December 31, 2016, which includes $23.2 million for the fair value of derivative liabilities and $14.9 million for the fair value of derivative liabilities for shortfall of shares. The Company expects to incur losses into the foreseeable future as it undertakes its efforts to execute its business plans.

The Company will require significant additional capital to sustain its short-term operations and make the investments it needs to execute its longer term business plan. The Company’s existing liquidity is not sufficient to fund its operations and anticipated capital expenditures for the foreseeable future. The Company is currently seeking to obtain additional debt or equity financing, however there are currently no commitments in place for further financing nor is there any assurance that such financing will be available to the Company on favorable terms, if at all.

Because of recurring operating losses, net operating cash flow deficits, and an accumulated deficit, there is substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the financial statements. The consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has not made adjustments to the accompanying consolidated financial statements to reflect the potential effects on the recoverability and classification of assets or liabilities should the Company be unable to continue as a going concern.

The Company continues to incur ongoing administrative and other operating expenses, including public company expenses, in excess of revenues. While the Company continues to implement its business strategy, it intends to finance its activities by:

●	managing current cash and cash equivalents on hand from the Company’s past debt and equity offerings by controlling costs,

●	seeking additional financing through sales of additional securities

F-8

Note 4 - Summary of Significant Accounting Policies

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements is as follows:

Concentration of Cash

The Company maintains cash balances at two financial institutions in checking accounts and money market accounts. The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash and cash equivalents. As of December 31, 2016 and 2015, the Company had $95,000 and 125,000 in cash and cash equivalents. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Digital Currencies Translations and Remeasurements

The Company accounts for digital currencies, which it considers to be an operating asset, at their initial cost and subsequently remeasures the carrying amounts of digital currencies it owns at each reporting date based on their current fair value. The changes in the fair value of digital currencies are included as a component of income or loss from operations. The Company currently classifies digital currencies as a current asset. Digital currencies are considered a crypto-currency and the Company receives deposits in various kinds of digital currencies including but not limited to bitcoins, litecoins and dogecoins from customer trade transactions. The Company when necessary, will issue refunds in digital currencies and, at its discretion, make payments to vendors in digital currencies, if and when such vendors accept digital currencies as payment.

The Company obtains the equivalency rate of bitcoins to USD from various exchanges including, Bitstamp and Coinbase. The equivalency rate obtained from these sources represents a generally well recognized quoted price in an active market for bitcoins, which market and related database are accessible to the Company on an ongoing basis.

Property and Equipment

Property and equipment consists of leasehold improvements, computer, equipment and office furniture and fixtures, all of which are recorded at cost. Depreciation and amortization is recorded using the straight-line method over the respective useful lives of the assets ranging from three to five years. Long-lived assets are reviewed for impairment whenever events or circumstances indicate that the carrying amount of these assets may not be recoverable. Due to the financial nature of the Company, the Company impaired all fixed assets and recorded an approximately $236,000 impairment charge in June 2016.

Intangible Asset

The Company has applied the provision of ASC topic 350-50-50 Intangible - Goodwill and Other/Website Development Costs, in accounting for its costs incurred to purchase its website. Capitalized website costs are being amortized by the straight line method over an estimated useful life of three (3) years. Amortization cost was approximately $5,000 for the years ended December 31, 2016 and 2015.

Investments

Shares in Group undertakings are stated at cost less any provision for impairment.

The Company assesses investments for impairment whenever events or changes in circumstances indicate that the carrying value of an investment may not be recoverable. If any such indication of impairment exists, the Company makes an estimate of the recoverable amount. If the recoverable amount of the cash-generating unit is less than the value of the investment, the investment is considered to be impaired and is written down to its recoverable amount. An impairment loss is recognized immediately in the profit and loss account. During the year ended 2016, the Company recorded impairment loss of approximately $2.3 million.

F-9

Derivative Instruments

We account for free-standing derivative instruments and hybrid instruments that contain embedded derivative features in accordance with ASC Topic 815, Accounting for Derivative Instruments and Hedging Activities, or ASC 815, as well as related interpretations of this topic. In accordance with this topic, derivative instruments and hybrid instruments are recognized as either assets or liabilities in the balance sheet and are measured at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings. We determine the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models, giving consideration to all of the rights and obligations of each instrument. The Company used a Monte Carlo model to separately value the Warrants issued in connection with the convertible notes in order to take into account the possibility of an adjustment to the exercise price associated with new rounds of financing in the future.

Reclassifications

Certain reclassifications have been made in prior years’ consolidated financial statements to conform to the current year’s presentation.

Use of Estimates

In preparing financial statements in conformity with U.S. GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of expenses during the reporting period. Due to inherent uncertainty involved in making estimates, actual results reported in future periods may be affected by changes in these estimates. On an ongoing basis, the Company evaluates its estimates and assumptions. These estimates and assumptions include valuing equity securities in share-based payment arrangements, estimating the provision for income taxes, estimating the fair value of equity instruments recorded as derivative liabilities, useful lives of depreciable assets and whether impairment charges may apply.

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) 104 for revenue recognition and Accounting Standards Codification (“ASC”) Topic 605, “Revenue Recognition.” Accordingly, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the selling price to the customer is fixed or determinable and collectability of the revenue is reasonably assured.

Transaction Verification Servers

Revenue earned from bitcoin processing activities (“Transaction Verification Services”), commonly termed ‘mining’ activities, is recognized at the fair value of the bitcoins received as consideration on the date of actual receipt.

The Company generates revenue by performing computer processing activities for bitcoin generation. In the digital-currency industry such activity is generally referred to as Transaction Verification Services or bitcoin mining. The Company receives consideration for performing such transaction verification activities in the form of bitcoins. Revenue is recorded upon the actual receipt of bitcoins.

Expenses consist of utilities paid to cover our electric costs, rent for our facility and personnel to run our facility. The expenses related to our Transaction Verification Services activities are affected by the level of activities and not the ultimate generation of bitcoins. The Company expenses these costs as they are incurred.

F-10

Income Taxes

The Company recognizes income taxes on an accrual basis based on tax positions taken or expected to be taken in its tax returns. A tax position is defined as a position in a previously filed tax return or a position expected to be taken in a future tax filing that is reflected in measuring current or deferred income tax assets and liabilities. Tax positions are recognized only when it is more likely than not (i.e., likelihood of greater than 50%), based on technical merits, that the position would be sustained upon examination by taxing authorities. Tax positions that meet the more likely than not threshold are measured using a probability-weighted approach as the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement. Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. A valuation allowance is established to reduce deferred tax assets if all, or some portion, of such assets will more than likely not be realized. Should they occur, the Company’s policy is to classify interest and penalties related to tax positions as income tax expense. Since the Company’s inception, no such interest or penalties have been incurred.

Fair Value of Financial Instruments

Financial instruments, including cash and cash equivalents, accounts and other receivables, accounts payable and accrued liabilities are carried at cost, which management believes approximates fair value due to the short-term nature of these instruments. The Company measures the fair value of financial assets and liabilities based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value.

The Company uses three levels of inputs that may be used to measure fair value:

Level 1 - quoted prices in active markets for identical assets or liabilities

Level 2 - quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 - inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

Employee Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718 Compensation - Stock Compensation (“ASC 718”). ASC 718 addresses all forms of share-based payment (“SBP”) awards including shares issued under employee stock purchase plans and stock incentive shares. Under ASC 718 awards result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations.

Advertising Expense

Advertisement costs are expensed as incurred and included in marketing expenses. Advertising expenses amounted to approximately $11,000 and $15,000 for the years ended December 31, 2016 and 2015, respectively.

F-11

Net Loss per Share

Basic loss per share is computed by dividing the net income or loss applicable to common shares by the weighted average number of common shares outstanding during the period. Net income (loss) attributable to common stockholders includes the effect of the deemed capital contribution on extinguishment of preferred stock and the deemed dividend related to the immediate accretion of beneficial conversion feature of convertible preferred stock. Diluted earnings per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options (using the treasury stock method) and the conversion of the Company’s convertible preferred stock and warrants (using the if-converted method). Diluted loss per share excludes the shares issuable upon the conversion of preferred stock and the exercise of stock options and warrants from the calculation of net loss per share if their effect would be anti-dilutive.

The following financial instruments were not included in the diluted loss per share calculation as of December 31, 2016 and 2015 because their effect was anti-dilutive:

	As of December 31,
	2016	2015
Warrants to purchase common stock	268,788,732	486,723
Convertible notes	50,198,041	80,555
Favored Nations	108,747,774	-
Total	427,734,547	567,278

Preferred Stock

The Company applies the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity” when determining the classification and measurement of preferred stock. Preferred shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. The Company classifies conditionally redeemable preferred shares (if any), which includes preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control, as temporary equity. At all other times, the Company classifies its preferred shares in stockholders’ equity. The Company’s preferred shares do not feature any redemption rights within the holders’ control or conditional redemption features not within the Company’s control as of December 31, 2016. Accordingly, all issuances of preferred stock are presented as a component of consolidated stockholders’ equity.

Series C Convertible Preferred Stock

The Company has evaluated the Series C Convertible Preferred Stock (“Preferred Stock”) conversion component of the Private Placement and determined it should be considered an “equity host” and not a “debt host” as defined by ASC 815, Derivatives and Hedging. This evaluation is necessary in order to determine if any embedded features require bifurcation and, therefore, separate accounting as a derivative liability. The Company’s analysis followed the “whole instrument approach,” which compares an individual feature against the entire preferred stock instrument which includes that feature. The Company’s analysis was based on a consideration of the Preferred Stock’s economic characteristics and risks and more specifically evaluated all the stated and implied substantive terms and features including (i) whether the Preferred Stock included redemption features, (ii) whether the preferred stockholders were entitled to dividends, (iii) the voting rights of the Preferred Stock and (iv) the existence and nature of any conversion rights. As a result of the Company’s determination that the Preferred Stock is an “equity host,” the embedded conversion feature is not considered a derivative liability.

Fair Value Option

As permitted under FASB ASC 825, Financial Instruments, (“ASC 825”), the Company has elected the fair value option to account for its convertible notes that were issued during the year ended December 31, 2016. ASC 825 requires that the entity record the financial asset or financial liability, including those instruments when the fair value options is elected at fair value rather than historical cost at a discounted carrying amount with changes in fair value recorded in the statement of operations. In addition, it requires that upfront costs and fees related to items for which the fair value option is elected be recognized in earnings as incurred and not deferred.

Adoption of Recent Accounting Pronouncements

In August 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2015-15, Interest - Imputation of Interest: Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements, which clarifies the treatment of debt issuance costs from line-of-credit arrangements after the adoption of ASU No. 2015-03, Interest - Imputation of Interest: Simplifying the Presentation of Debt Issuance Costs. In particular, ASU No. 2015-15 clarifies that the SEC staff would not object to an entity deferring and presenting debt issuance costs related to a line-of-credit arrangement as an asset and subsequently amortizing the deferred debt issuance costs ratably over the term of such arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. The Company adopted ASU No. 2015-15 during the first quarter of fiscal 2016, and its adoption did not have a material impact on its consolidated financial statements.

F-12

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, an updated standard on revenue recognition. ASU No. 2014-09 provides enhancements to the quality and consistency of how revenue is reported by companies while also improving comparability in the financial statements of companies reporting using International Financial Reporting Standards or U.S. GAAP. The main purpose of the new standard is for companies to recognize revenue to depict the transfer of goods or services to customers in amounts that reflect the consideration to which a company expects to be entitled in exchange for those goods or services. The new standard also will result in enhanced disclosures about revenue, provide guidance for transactions that were not previously addressed comprehensively and improve guidance for multiple-element arrangements. In July 2015, the FASB voted to approve a one-year deferral of the effective date of ASU No. 2014-09, which will be effective for the Company in the first quarter of fiscal year 2019 and may be applied on a full retrospective or modified retrospective approach. The Company is evaluating the impact of implementation and transition approach of this standard on its financial statements.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements-Going Concern, which defines management’s responsibility to assess an entity’s ability to continue as a going concern, and requires related footnote disclosures if there is substantial doubt about its ability to continue as a going concern. ASU No. 2014-15 is effective for the Company for the fiscal year ending on June 30, 2017, with early adoption permitted. The Company is currently evaluating the impact of adopting ASU No. 2014-15 and its related disclosures.

In November 2015, FASB issued ASU No. 2015-17, Balance Sheet Classification of Deferred Taxes. ASU No. 2015-17 requires that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. ASU No. 2015-17 is effective for financial statements issued for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. The Company is currently evaluating the impact that ASU No. 2015-17 will have on its balance sheet and financial statement disclosures.

In January 2016, FASB issued ASU No. 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities. ASU No. 2016-01 requires equity investments to be measured at fair value with changes in fair value recognized in net income; simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment; eliminates the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet; requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments; requires separate presentation of financial assets and financial liabilities by measurement category and form of financial assets on the balance sheet or the accompanying notes to the financial statements and clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets. ASU No. 2016-01 is effective for financial statements issued for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The Company is currently evaluating the impact that ASU No. 2016-01 will have on its financial statements and related disclosures.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which supersedes FASB ASC Topic 840, Leases (Topic 840) and provides principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than twelve months regardless of classification. Leases with a term of twelve months or less will be accounted for similar to existing guidance for operating leases. The standard is effective for annual and interim periods beginning after December 15, 2018, with early adoption permitted upon issuance. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

F-13

In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (“ASU 2016-08”). The purpose of ASU 2016-08 is to clarify the implementation of guidance on principal versus agent considerations. The amendments in ASU 2016-08 are effective for interim and annual reporting periods beginning after December 15, 2017. The Company is currently assessing the impact of ASU 2016-08 on the consolidated financial statements and related disclosures.

In March 2016, the FASB issued ASU No. 2016-09, Compensation-Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). Under ASU 2016-09, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in capital (“APIC”). Instead, they will record all excess tax benefits and tax deficiencies as income tax expense or benefit in the income statement and the APIC pools will be eliminated. In addition, ASU 2016-09 eliminates the requirement that excess tax benefits be realized before companies can recognize them. ASU 2016-09 also requires companies to present excess tax benefits as an operating activity on the statement of cash flows rather than as a financing activity. Furthermore, ASU 2016-09 will increase the amount an employer can withhold to cover income taxes on awards and still qualify for the exception to liability classification for shares used to satisfy the employer’s statutory income tax withholding obligation. An employer with a statutory income tax withholding obligation will now be allowed to withhold shares with a fair value up to the amount of taxes owed using the maximum statutory tax rate in the employee’s applicable jurisdiction(s). ASU 2016-09 requires a company to classify the cash paid to a tax authority when shares are withheld to satisfy its statutory income tax withholding obligation as a financing activity on the statement of cash flows. Under current U.S. GAAP, it was not specified how these cash flows should be classified. In addition, companies will now have to elect whether to account for forfeitures on share-based payments by (1) recognizing forfeitures of awards as they occur or (2) estimating the number of awards expected to be forfeited and adjusting the estimate when it is likely to change, as is currently required. The amendments of this ASU are effective for reporting periods beginning after December 15, 2016, with early adoption permitted but all of the guidance must be adopted in the same period. The Company is currently assessing the impact that ASU 2016-09 will have on its consolidated financial statements.

In April 2016, the FASB issued ASU No. 2016-10, Revenue from Contracts with Customer (“ASU 2016-10”). The new guidance is an update to ASC 606 and provides clarity on: identifying performance obligations and licensing implementation. For public companies, ASU 2016-10 is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2016. The Company is currently evaluating the impact that ASU 2016-10 will have on its consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 requires that expected credit losses relating to financial assets measured on an amortized cost basis and available-for-sale debt securities be recorded through an allowance for credit losses. ASU 2016-13 limits the amount of credit losses to be recognized for available-for-sale debt securities to the amount by which carrying value exceeds fair value and also requires the reversal of previously recognized credit losses if fair value increases. The new standard will be effective on January 1, 2020. Early adoption will be available on January 1, 2019. The Company is currently evaluating the effect that the updated standard will have on its consolidated financial statements and related disclosures.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows - Classification of Certain Cash Receipts and Cash Payments, which addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The standard is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating the impact of this new pronouncement on its consolidated statements of cash flows.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Accounting for Goodwill Impairment. ASU No. 2017-04 removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. This standard will be effective for the Company beginning in the first quarter of fiscal year 2021 is required to be applied prospectively. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the impact this standard will have on its consolidated financial statements.

F-14

Note 5 – Property and Equipment

Property and equipment consist of the following at December 31, 2016 and December 31, 2015:

	December 31, 2016	December 31, 2015
Equipment	$-	$109,493
Computer	-	3,086
Leasehold improvements	-	242,091
Transaction verification servers	-	451,281
Total cost	-	805,951
Accumulated depreciation and amortization	-	(316,531)

Property and equipment, net	$-	$489,420

Depreciation expense was approximately $177,000 and $298,000 for the years ended 2016 and 2015, respectively.

During the year ended 2016, the Company purchased fixed assets of approximately $15,000, sold fixed assets amounting to approximately $89,000, resulting in net loss on sale of fixed assets of $1,531.

Due to the financial nature of the Company, the Company impaired all fixed assets and recorded an approximately $236,000 impairment charge in June 2016.

Note 6 – Intangible Assets

The Company’s intangible assets with finite lives consist of capitalized website costs. For all periods presented, all of the Company’s identifiable intangible assets were subject to amortization. The net carrying amounts related to acquired intangible assets as of December 31, 2016 are as follows:

	Net Carrying Amount	Weighted average amortization period (years)
Website at January 1, 2015, net	$10,700	2.59
Amortization expenses	(4,625)
Website at December 31, 2015, net	$6,075	1.59
Amortization expenses	(5,156)
Website at December 31, 2016, net	$919	0.59

The Company has applied the provision of ASC topic 350-50-50 Intangible - Goodwill and Other/Website Development Costs, in accounting for its costs incurred to purchase its website. Capitalized website costs are being amortized by the straight line method over an estimated useful life of three (3) years. Amortization cost was approximately $5,000 for the years ended December 31, 2016 and 2015.

F-15

Note 7 – Stockholders’ Equity

Reverse Stock Split and Amendment to Certificate of Incorporation

On February 13, 2017, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of Nevada to implement a reverse stock split at a ratio of one-for-60. The reverse stock split became effective immediately.

On February 15, 2017, the Company’s Common Stock began trading on the OTCQB under the symbol “BTCSD.” On approximately March 15, 2017, the Common Stock resumed trading under the symbol “BTCS.”

The Reverse Stock Split reduced the number of outstanding shares of Common Stock from 952,756,004 shares to 15,879,262 shares as of December 31, 2016. All per share amounts and outstanding shares of Common Stock including stock options, restricted stock and warrants, have been retroactively adjusted in these consolidated financial statements for all periods presented to reflect the 1-for-60 Reverse Stock Split. Further, exercise prices of stock options and warrants have been retroactively adjusted in these consolidated financial statements for all periods presented to reflect the 1-for-60 Reverse Stock Split. Numbers of shares of the Company’s preferred stock were not affected by the Reverse Stock Split; however, the conversion ratios have been adjusted to reflect the Reverse Stock Split.

2015 Activities

On January 19, 2015 (the “Closing Date”), the Company sold an aggregate of 72,167 Units (“January Units”) in a private placement (the “Private Placement”) of its securities to certain investors (the “Investors”) at a purchase price of $6.0 per Unit pursuant to subscription agreement (the “Subscription Agreements”) for an aggregate purchase price of $433,000. Each Unit in the Private Placement consists of (i) one share of common stock, par value $0.001 per share (the “Common Stock”) and (ii) a warrant to purchase 2.5 shares of Common Stock at an exercise price of $6.0 per share. The January Units are subject to a “Most Favored Nations” provision and the Warrants are subject to price protection in the event of lower priced issuances for a period of twenty-four months from the Closing Date in the event the Company issues Common Stock or securities convertible into or exercisable for shares of Common Stock at a price per share or conversion or exercise price per share which shall be less than $6.0 per share, subject to certain customary exceptions. Additionally, the shares of Common Stock issued as part of the Unit and issuable upon exercise of the Warrants are subject to demand and piggy back registration rights. The Warrant may be exercised on a cashless basis in the event there is no effective registration statement covering the resale of the Common Stock issuable upon exercise of the Warrants. The Warrants may be called for cancelation by the Company if: (i) the price per share exceeds $12.0 for 15 consecutive trading days, and (ii) the average daily dollar trading volume for such 15 consecutive trading days exceeds $50,000 per trading day. Because of the “Most Favored Nations” and call provision discussed above, the net value to shareholders’ equity is 0. The fair value of all components of the January Units was $956,930 ($649,500 attributed to the unit warrants, and $303,100 attributed to the derivative liability component with “Most Favored Nations” Provision), and because this transaction was entered into under duress. Accordingly, the Company recorded an initial charge of $519,600 on issuance of the January Units in accordance with ASC 820-10-30-3A (see Note 9 for assumptions).

Charles Allen, the Company’s Chief Executive Officer, and Michal Handerhan, the Company’s Chief Operating Officer each purchased 834 Units in the Private Placement.

On January 23, 2015, DM, purchased one hundred Spondoolies S35 Digital Asset mining servers from Spondoolies Tech Ltd. (“Spondoolies”) for $218,500 (the “Purchase Price”) pursuant to a purchase order agreement (the “Purchase Agreement”). $25,000 of the total Purchase Price was paid in the form of 4,167 shares of the Company’s Common Stock.

On January 26, 2015, the Company entered into a Share Redemption Agreement and Release (the “Redemption Agreement”) with Charles Kiser, its Executive Vice President pursuant to which Mr. Kiser agreed to return an aggregate of 4,167 shares of the Company’s Common Stock, held by him to the Company for cancellation in consideration for an aggregate payment of $2,500.

F-16

On February 18, 2015, the Company issued 5,449 and 1,198 shares of Common Stock at a per share price of $15.6, to Sichenzia Ross Friedman Ference LLP (“SRFF”) and Alliance Funds LLC (“AF”), respectively. The shares were issued pursuant to conversion agreements (the “Conversion Agreements”) for an aggregate conversion amount of $103,694 (the “Conversion Amount”). The Conversion Amount was in consideration for settling outstanding legal and investor relation fee balances of $85,000 and $18,694 owed to SRFF and Capital Markets Group an affiliate of AF, respectively. The Common Stock was subject to price protection in the event of lower priced issuances for a period of one year from the Conversion Date in the event the Company issues Common Stock or securities convertible into or exercisable for shares of Common Stock at a price per share or conversion or exercise price per share which shall be less than $15.6 per share, subject to certain customary exceptions. Additionally, the shares of Common Stock issued are subject to demand and piggy back registration rights.

On February 20, 2015, DM, purchased used Digital Asset mining servers comprised primarily of Spondoolies hardware for $14,480 (the “Purchase Price”) pursuant to a purchase agreement (the “Purchase Agreement”). The Purchase Price was paid in the form of 928 shares of the Company’s restricted Common Stock at a per share price of $15.6. Additionally, the shares of Common Stock issued are subject to demand and piggy back registration rights.

On March 5, 2015, the Company issued of 2,564 shares of Common Stock at a per share price of $15.6, to Chord Advisors, LLC. The shares were issued pursuant to a conversion agreement (the “Conversion Agreement”) for an aggregate conversion amount of $40,000 (the “Conversion Amount”). The Conversion Amount was in consideration for settling a balance of $30,000 and for the prepayment of $10,000 for advisory services for March 2015 and April 2015. The Common Stock was subject to price protection in the event of lower priced issuances for a period of one year from the Conversion Date in the event the Company issues Common Stock or securities convertible into or exercisable for shares of Common Stock at a price per share or conversion or exercise price per share which shall be less than $15.6 per share, subject to certain customary exceptions. Additionally, the shares of Common Stock issued are subject to demand and piggy back registration rights.

On March 26, 2015 the Company acquired 166,756 shares (an additional 2% equity ownership) of Coin Outlet from Eric Grill, Coin Outlet’s CEO, for 11,699 shares of the Company’s common stock. The fair value of the common stock was $154,433 on the issuance date.

On April 20, 2015 (the “April Closing Date”), the Company sold an aggregate of 128,472 units (each a “April Unit”) in a private placement (the “April Private Placement”) of its securities to certain investors at a purchase price of $18.0 per April Unit pursuant to subscription agreements for an aggregate purchase price of $2,312,500. Each April Unit in the April Private Placement consists of (i) one share of Common Stock and (ii) a warrant to purchase 1.4 shares of Common Stock at an exercise price of $22.5 per share (“April Warrant”). Charles Allen, the Company’s Chief Executive Officer and Michal Handerhan, the Company’s Chief Operating Officer each purchased 1,111 April Units for $20,000 per executive in the April Private Placement. The April Units are subject to a “Most Favored Nations” provision and the April Warrants are subject to price protection in the event of lower priced issuances for a period of twenty-four months from the April Closing Date in the event the Company issues Common Stock or securities convertible into or exercisable for shares of Common Stock at a price per share or conversion or exercise price per share which shall be less than $18.0 per share, subject to certain customary exceptions. Additionally, the shares of Common Stock issued as part of the April Unit and issuable upon exercise of the April Warrants are subject to demand and piggy back registration rights. The April Warrant may be exercised on a cashless basis in the event there is no effective registration statement covering the resale of the Common Stock issuable upon exercise of the April Warrants. The April Warrants may be called for cancelation by the Company if: (i) the price per share exceeds $56.28 for 15 consecutive trading days, and (ii) the average daily dollar trading volume for such 15 consecutive trading days exceeds $200,000 per trading day. Because of the “Most Favored Nations” and call provision discussed above, the net value to shareholders’ equity is 0. The fair value of all components of the April Units was $2,843,811 ($1,878,957 attributed to the unit warrants, and $964,854 attributed to the derivative liability component with “Most Favored Nations” Provision), and because this transaction was entered into under duress, the Company recorded an initial loss of $531,311 on issuance of the April Unit in accordance with ASC 820-10-30-3A (see Note 9 for assumptions).

F-17

On April 20, 2015, the Company issued an aggregate of 6,979 shares of Common Stock to its advisory board members. Each of the nine members of the advisory board received 775 shares of common stock. The fair value of the Common stock on the issuance date was $102,585.

On May 12, 2015, the Company agreed to convert accrued and unpaid salaries owed to Charles Allen, the Company’s Chief Executive Officer, and Michal Handerhan, the Company’s Chief Operating Officer (collectively the “Employees”) into shares of Common Stock pursuant to conversion agreements (collectively, the “Salary Conversion Agreements”). The Company recorded $25,000 accrued salaries as of March 31, 2015. Charles Allen converted $25,000 of accrued and unpaid salary for the months of March 2015 and April 2015 into 833 shares of Common Stock at a per share price of $30.0. Michal Handerhan converted $25,000 of accrued and unpaid salary for the months of March 2015 and April 2015 into 833 shares of Common Stock at a per share price of $30.0.

During the quarter ended June 30, 2015, the Company issued a total 2,856 shares of Common Stock at a per share price of $18.6 to certain vendors. The shares were issued pursuant to a conversion agreement for an aggregate conversion amount of $53,230. The conversion amount was in consideration for advisory services.

On June 16, 2015, the Company issued 758 shares of Common Stock to a vendor for construction works provided in our North Carolina facility. The fair value of the Common Stock on the issuance date was $9,146, and was capitalized as leasehold improvement.

During the quarter ended September 30, 2015, the Company issued 7,950 shares of Common Stock to various independent contractors for services provided at its facility in North Carolina and investor relations services. The weighted average fair value of the common stock on the issuance date was $10.8 per share.

On October 14, 2015, the Company issued 2,701 shares of Common Stock to ATG Capital LLC for its cashless warrants exercise.

On October 29, 2015, the Company issued 667 shares of Common Stock at a per share price of $18.0 to RK Equity Advisors LLC. The shares were issued pursuant to a conversion agreement for an aggregate conversion amount of $12,000. The conversion amount was in consideration for financial advisory services. The fair value of the Common Stock on the issuance date was $4,400.

On November 20, 2015, the Company issued 1,333 shares of Common Stock at a per share price of $18.0 to RK Equity Advisors LLC. The shares were issued pursuant to a conversion agreement for an aggregate conversion amount of $24,000. The conversion amount was in consideration for financial advisory services. The fair value of the Common Stock on the issuance date was $8,800.

On December 16, 2015, the Company, entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company issued to the Purchasers for an aggregate subscription amount of $1,450,000: (i) 5% Original Issue Discount Senior Secured Convertible Notes (the “Notes”); and (ii) warrants (the “Warrants”) to purchase 112,778 shares of the Company’s Common Stock, par value $0.001 per share at an exercise price of $22.50 (subject to adjustments under certain conditions as defined in the Warrants). The aggregate principal amount of the Notes is $1,450,000 and the Company received $1,377,500 after giving effect to the 5% original issue discount. The Notes bear interest at a rate equal to 10% per annum (which interest rate is increased to 24% per annum upon the occurrence of an Event of Default (as defined in the Notes)), have a maturity date of September 16, 2016 and are convertible (principal, and interest) at any time after the issuance date of the Notes into shares of the Company’s Common Stock at a conversion price equal to $18.00 per share, subject to adjustment as set forth in the Notes. The Notes provides for two amortization payments on the six-month and seven-month anniversary of the issue date with each amortization payment being one third of the total outstanding principal and interest, if the amortization payments are made in cash then the payment is an amount equal to 120% of the applicable amortization payment. The Notes become payable within three days of the Company consummating a fully underwritten offering.

F-18

2016 Activities

On June 3, 2016, the Company and investors from a private placement as of April 20, 2015 (the “Subscription Agreement”) entered into an amendment agreement (the “Amendment Agreement”).

Pursuant to the Amendment Agreement, the Company agreed to pay, on a pro-rata basis to all subscribers that purchased Units in the Offering, and in proportion to the respective Units purchased by each subscriber, pursuant to the Subscription Agreement, an aggregate $250,000 (“Payment”) upon the occurrence of the following events and in the amounts and on payment dates set forth in connection with such events: (i) in the event of a closing of any one or more equity or debt financing resulting in aggregate gross proceeds from the date of this Amendment of $350,000 or less, a payment towards the then-remaining Payment equal to ten-percent (10%) of such gross proceeds shall be made within three (3) business days of the closing of any such equity or debt financing; (ii) in the event of a closing of any one or more equity or debt financing resulting in aggregate gross proceeds from the date of this Amendment of $350,000 or more but less than $1,000,000, a payment towards the then-remaining Payment equal to twenty-percent (20%) of such gross proceeds shall be made within three (3) business days of the closing of any such equity or debt financing; (iii) at any of the Company’s fiscal-year-ends payment will be made in the amount of available cash prior to any payments of bonuses payable to Mr. Allen, the Company’s CEO, CFO and Chairman, and Mr. Handerhan, the Company’s COO, Secretary and Director; and (iv) upon closing of any one or more equity or debt financing resulting in aggregate gross proceeds from the date of this Amendment of $1,000,000 or more, a payment of all then-remaining Payment within three (3) business days of the closing of any such equity or debt financing.

In consideration for the Payment, the Subscribers agreed to limit any remedies currently due, if any, or to which they may be entitled in the future, under the “Favored Nations Provision” of the Subscription Agreement, to the additional issuance of Common Stock of the Company and warrants (“Warrants”) to purchase Common Stock up to the Common Stock and Warrants that would not result in each respective Subscriber beneficially owning over 4.99% of the Company’s issued and outstanding Common Stock.

On June 8, 2016, the Company and an investor (the “Investor”) holding a warrant dated January 19, 2015 (the “Warrant”) to purchase 38,750 shares (the “Warrant Shares”) of the Company’s Common Stock entered into a warrant exercise agreement (the “Exercise Agreement”).

Pursuant to the Exercise Agreement, the Company agreed to accept as full payment for 8,333 of the Warrant Shares, an aggregate exercise price equal to $27,500 (the “Exercise Price”) and the Investor irrevocably agreed to exercise the Warrant and deliver the Exercise Price within 2 days of the Exercise Agreement.

Over the course of June 8, 2016 through June 28, 2016, the Company issued 68,750 shares of Common Stock for the cash exercise of warrants resulting in aggregate proceeds of $91,765 to the Company; this includes the $27,500 received in connection with the Exercise Agreement mentioned above.

Over the course of June 8, 2016 and June 28, 2016, the Company issued a total of 1,039,013 shares of the Company’s Common Stock for: i) the conversion of $890,179 of principal and accrued interest on the Senior Notes, and ii) the cashless exercise of the 2016 Warrants.

Over the course of July 1, 2016 through August 1, 2016, the Company issued a total of 12,146,820 shares of the Company’s Common Stock for: i) the conversion of $822,685 of principal and accrued interest on the Senior Notes, and ii) the cashless exercise of warrants. The issuances were exempt from registration pursuant to Rule 506 under Regulation D, the investors are sophisticated and familiar with our operations, and there was no solicitation in connection with the issuances.

None of the securities were sold through a broker-dealer and accordingly, there were no placement agent commissions involved. No registration rights were granted to any of the purchasers. Following these issuances, there were 16,095,929 shares of our Common Stock issued and outstanding.

As a result of the Senior Note conversions, the Company became obligated to issue, subject to certain limitations, the following additional securities: (i) 108,747,774 shares of Common Stock pursuant to “favored nations” provisions in certain common stockholder subscription agreements which includes those anti-dilution shares of Common Stock previously disclosed; (ii) warrants to purchase 171,349,405 shares of Common Stock pursuant to “favored nations” provisions in certain common stockholder subscription agreements which includes those anti-dilution warrants previously disclosed, and (iii) warrants to purchase 97,423,579 shares of Common Stock pursuant to the terms of the warrants issued on December 16, 2016 which includes those anti-dilution warrants previously disclosed. The Company also lowered the conversion price of the Company’s outstanding Senior Notes and Junior Notes to $0.0252.

F-19

Stock Purchase Warrants

The following is a summary of warrant activity for the year ended December 31, 2016:

Number of Warrants
Outstanding as of December 31, 2015	486,723
Ratchet warrants issued due to price reset	271,641,648
Cashless warrant exercise	(3,270,888)
Warrants exercise for cash	(68,750)
Outstanding as of December 31, 2016	268,788,733

Note 8 - Investment at Cost

Coin Outlet

On January 19, 2015, the Company entered into a Convertible Note Purchase Agreement (the “Purchase Agreement”) with Coin Outlet, Inc. (“Coin Outlet”) pursuant to which the Company purchased a convertible promissory note in the principal amount of $100,000 (the “Coin Outlet Note”). The Coin Outlet Note accrues interest at 4% per annum and matures on January 31, 2016. The Coin Outlet Note will convert, on or before the maturity date, upon the occurrence of Coin Outlet’s next equity financing (or series of financings) in which Coin Outlet receives gross proceeds of at least $1 million (the “Trigger Financing”). Upon the occurrence of a Trigger Financing, all outstanding principal on the Coin Outlet Note (and, at the Coin Outlet’s option, accrued but unpaid interest thereon), will convert into such Coin Outlet securities sold in the Trigger Financing at a price per share equal to 80% of the per share price of the securities sold in the Trigger Financing (the “Note Conversion Price”). In the event the Note Conversion Price exceeds the quotient of (x) $6 million divided by (y) Coin Outlet’s fully diluted capitalization (as calculated in the Coin Outlet Note) (such quotient, the “Fully Diluted Value”), then the Note Conversion Price shall equal the per share price of the securities sold in the Trigger Financing and Coin Outlet shall issue such additional number of shares of Coin Outlet to the Company such that the average purchase price per share of Coin Outlet common stock (including shares of Coin Outlet common stock issuable upon conversion of the Coin Outlet Note into the Trigger Financing) is equal to the Fully Diluted Value.

On March 26, 2015 the Company acquired 166,756 shares (an additional 2% equity ownership) of Coin Outlet Inc. (“Coin Outlet”) from Eric Grill, Coin Outlet’s CEO, for 11,699 shares of the Company’s Common Stock (“Coin Outlet Investment”). The Company now owns approximately 4.2% of Coin Outlet’s equity and has the ability to own up to 11% upon exercise of its previously issued option and warrant. Mr. Grill entered into a lock-up agreement with the Company with respect to his shares, pursuant to the lockup agreement Mr. Grill is prohibited from the sale of any his shares until after February 5, 2017.

As of March 31, 2015, the Company assessed the carrying amount of this investment for potential impairment and determined that this investment is not recoverable due to uncertainties regarding the stability of digital currency markets and steady price decline in the US dollar equivalent of Bitcoins throughout 2015. The Bitcoin Price Index was $319.70 and $243.39 as of December 31, 2014 and March 31, 2015, respectively. Total impairment was $254,433 for the Coin Outlet Note and Coin Outlet Investment. The fair value of investment was measured under Level 3 on a non-recurring basis.

Spondoolies

On May 12, 2015, the Company entered into a Series B Preferred Share Purchase Agreement (the “Share Purchase Agreement”) and the Management Rights Letter (the “Rights Letter”) with Spondoolies a Bitcoin equipment manufacturer, by way of a joinder agreement (the “Joinder Agreement”) pursuant to which the Company purchased 29,092 Series B Preferred Shares of Spondoolies (the “Series B Shares”) for an aggregate purchase price of $1,500,000 (the “Investment”). After giving effect to the Investment, the Company owns approximately 6.6% of Spondoolies’ equity on a fully diluted basis. The Series B Preferred Shares are convertible into Spondoolies’ ordinary shares by dividing the original issuance price of the Series B Preferred Shares ($51.56) by the initial conversion price ($51.56) (the “Conversion Price”). Until Spondoolies consummates a “Qualified IPO” (as defined substantially as an initial firm commitment underwritten public offering of Spondoolies’ ordinary shares with net proceeds to Spondoolies of not less than $40 million), the Series B Preferred shares are subject to anti-dilution protection in the event Spondoolies issues ordinary shares or securities convertible into or exercisable for ordinary shares at a price per share or conversion or exercise price per share which shall be less than Conversion Price then in effect, subject to certain customary exceptions. The Conversion Price is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Series B Shares are also entitled to certain preemptive rights, and a liquidation preference in the event of dissolution of Spondoolies. The Series B Preferred Shares are automatically convertible into ordinary shares of Spondoolies upon the occurrence of a Qualified IPO. In connection with the Company’s purchase of the Series B Preferred Shares, the Company and Spondoolies executed the Rights Letter which provided the Company with certain rights, including inspection rights, and information rights with respect to Spondoolies financial statements, appurtenant to the Investment.

On May 12, 2015, the Company and Spondoolies entered into a letter agreement (the “Letter Agreement”) to clarify and expand upon certain terms related to a proposed merger (“Proposed Merger”) contained in the LOI. Under the terms of the Letter Agreement, Spondoolies agreed to provide to the Company: (i) certain exclusivity rights for a period of nine months (the “Term”) with respect to any proposals or offers from, or enter into any agreements with, any third party relating to (a) any investment in, or acquisition of, equity interests of Spondoolies or (b) any possible sale or other disposition of all or any material portion of assets of Spondoolies; (ii) a breakup fee of $50,000 payable by Spondoolies, if the Proposed Merger is not consummated during the Term as a result of certain circumstances; (iii) a breakup fee of $1,000,000 if the Proposed Merger was not consummated because the approval of Spondoolies’ board of directors or shareholders for the Proposed Merger was not obtained and a competing deal is consummated, during the Term; and (iv) Spondoolies agreed to continue to sell its products to the Company for a period of 3 years, if the Proposed Merger was not consummated and Spondoolies continues to design and manufacture ASIC Digital Asset mining hardware.

F-20

On September 21, 2015, the Company, Spondoolies, and Shareholders of Spondoolies (the “Selling Shareholders”) entered into a Share Purchase Agreement, dated as of September 21, 2015, (the “Agreement”) pursuant to which the Company shall purchase all the shares in Spondoolies (the “Spondoolies Shares”) from the Selling Shareholders so that Spondoolies will be a wholly-owned subsidiary of the Company after the closing of the transactions contemplated by the Agreement (the “Transaction”).

In exchange for the Spondoolies Shares, the Selling Shareholders will receive either shares of the Company’s common stock or shares of the Company’s Series A preferred stock, convertible into the Company’s common stock as described below (collectively, the “Company’s Securities”). After the completion of the Transaction, the Company’s shareholders will own a 54.4% to 55.4% stake in the combined company and Spondoolies’ shareholders will own a 44.6% to 45.6% of the combined company, based on the number of the Company’s securities outstanding immediately following the Transaction. The ownership range was a function of the Company’s liquidation preference associated with its existing $1.5 million investment in Spondoolies. The final ownership percentages will be determined prior to closing.

In addition to standard closing conditions, the closing of the Transactions will not occur until the Selling Shareholders receive rulings from the Israeli Tax Authority confirming, among other things, that the Selling Shareholders may defer the payment of applicable Israeli taxes with respect to the Company’s securities received by each Selling Shareholder until the Company’s securities are sold by the Selling Shareholder, and the approval of the transaction by the Israeli Office of Chief Scientist. The Company cannot predict the exact timing of the consummation of the merger and can provide no assurances that the merger will be consummated.

On December 15, 2015, the Company entered into a Series B Preferred Share Purchase Agreement (the “Spondoolies Share Purchase Agreement”) with Spondoolies, by way of a joinder agreement (the “Joinder Agreement”) pursuant to which the Company purchased 14,546 Series B Preferred Shares of Spondoolies (the “Series B Shares”) for an aggregate purchase price of $750,000 (the “Investment”) or approximately 3% of Spondoolies’ equity on a fully diluted basis. After giving effect to the Investment and the Company’s prior investment of $1,500,000 on May 12, 2015, the Company owns approximately 9.6% of Spondoolies’ equity on a fully diluted basis.

The Company had total investment of approximately $2.3 million to Spondoolies as of December 31, 2015.

On May 5, 2016, the Company was informed that, on May 4, 2016, a hearing was held in the district court in Beersheva, Israel during which certain parties sought appointment of a temporary liquidator for Spondoolies. As a result of the liquidation the Company is no longer pursuing the acquisition of Spondoolies. The Company assessed impairment for the Spondoolies investment and determined that this investment is not recoverable and as such fully impaired.

During the year ended 2016, the Company recorded impairment loss of approximately $2.3 million.

Note 9 – Notes Payable

On January 19, 2015, Michal Handerhan, the Company’s Chief Operating Officer and an investor loaned the Company $20,000 and $45,000 respectively pursuant to Promissory Notes (the “Notes”). The Notes bear interest at the rate of 2% per annum and mature on December 31, 2015. The Notes may be prepaid, at the option of the Company, without premium or penalty, in whole or in part at any time or from time to time prior to the in maturity. In May 2015, the Company repaid $20,000 to Mr. Handerhan on his Notes. On May 31, 2017 the holder of the $45,000 Promissory Note agreed to waive all rights it was entitled to with respect to the default on the Promissory Note for a onetime payment of $54,000 (the “Payment”) which includes principal and accrued interest since January 19, 2015, provided that the Payment is paid on or before June 30, 2017 (the “Payment Deadline”). If the Payment is not made on or before the Payment Deadline then the default interest rate shall be thirty percent per year.

F-21

On December 16, 2015, the Company, entered into a Securities Purchase Agreement with certain institutional investors (the “Purchasers”), pursuant to which the Company issued to the Purchasers for an aggregate subscription amount of $1,450,000: (i) 5% Original Issue Discount Senior Secured Convertible Notes (the “Notes”); and (ii) warrants (the “Warrants”) to purchase 112,778 shares of the Company’s common stock, par value $0.001 per share at an exercise price of $22.50 The aggregate principal amount of the Notes is $1,450,000 and the Company received $1,377,500 after giving effect to the 5% original issue discount. The Notes bear interest at a rate equal to 10% per annum (which interest rate is increased to 24% per annum upon the occurrence of an Event of Default (as defined in the Notes)), have a maturity date of September 16, 2016 and are convertible (principal, and interest) at any time after the issuance date of the Notes into shares of the Company’s Common Stock at a conversion price equal to $18.00 per share, subject to adjustment as set forth in the Notes. The Notes provides for two amortization payments on the six-month and seven-month anniversary of the issue date with each amortization payment being one third of the total outstanding principal and interest, if the amortization payments are made in cash then the payment is an amount equal to 120% of the applicable amortization payment. The Notes become payable within three days of the Company consummating a fully underwritten offering.

The Notes contain certain covenants, such as restrictions on the incurrence of indebtedness, creation of liens, payment of restricted payments, redemptions, payment of cash dividends and the transfer of assets. The Notes also contain certain adjustment provisions that apply in connection with any stock split, stock dividend, stock combination, recapitalization or similar transactions. In addition, subject to limited exceptions, the Purchaser will not have the right to convert any portion of the Notes if the Purchaser, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to its conversion. The Purchaser may not convert into or otherwise beneficially own in excess of 9.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to its conversion.

Due to the complexity and number of embedded features within the convertible note and as permitted under ASC 825, the Company elected to account for the convertible notes and all the embedded features (collectively, the “hybrid instrument”) under the fair value option. ASC 825 requires the entity to record the financial asset or financial liability at fair value rather than at historical cost with changes in fair value recorded in the statement of operations. In addition, it requires that upfront costs and fees related to items for which the fair value option is elected be recognized in earnings as incurred and not deferred. On the initial measurement date of December 16, 2015, the fair value of the hybrid instrument was estimated at $1,777,408. Because this transaction was entered into under duress, the Company recorded an initial loss of $952,060 on issuance of the convertible notes in accordance with ASC 820-10-30-3A.

The Company used a Monte Carlo model to separately value the Warrants issued in connection with the convertible notes in order to take into account the possibility of an adjustment to the exercise price associated with new rounds of financing in the future. The most likely exercise price of the Warrants was estimated under various stock price scenarios and the noteholders’ payoffs were computed under each scenario. The present value of the mean of such payoffs represents the value of the warrant on any given valuation date. When the stock price was simulated in the model, the possible scenarios were always between the valuation date stock price and the initial exercise price of $22.50. As a result, the Company estimated the fair value of the warrant liability on the issuance date to be $537,152.

On June 6, 2016, the Company, entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Purchaser subscribed for up to $375,000 of a 20% Original Issue Discount Junior Secured Convertible Notes (the “Junior Notes”). The aggregate principal amount of the Junior Notes issued at the initial close is $125,000 and the Company received $100,000 after giving effect to the 20% original issue discount. The lead investor was granted the option to require the Company to sell the Purchasers up to two additional Junior Notes in the principal amount of $125,000 during each of the periods that begin with the Initial Closing Date and end (i) on or before 45 days from the Initial Closing Date, and (ii) on or before 90 days from the Initial Closing Date.

The Junior Notes bear no interest except in the event of default which interest rate is 24% per annum upon the occurrence of an Event of Default (as defined in the Junior Notes), have a maturity date of December 5, 2016 and are convertible (principal, and interest) at any time after the issuance date of the Junior Notes into shares of the Company’s Common Stock at a conversion price equal to $18.00 per share. If an Event of Default has occurred, the Junior Note shall be convertible at 60% of the lowest closing price during the prior twenty (20) trading days of the Company’s Common Stock.

F-22

The Junior Notes contains certain covenants, such as restrictions on the incurrence of indebtedness, creation of liens, payment of restricted payments, redemptions, payment of cash dividends and the transfer of assets. The Junior Notes also contains certain adjustment provisions that apply in connection with any stock split, stock dividend, stock combination, recapitalization or similar transactions. In addition, subject to limited exceptions, each Purchaser will not have the right to convert any portion of the Junior Note if such Purchaser, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to its conversion.

In connection with the Company’s obligations under the Junior Notes, the Company and its subsidiaries (the “Subsidiaries”) entered into a Security Agreement, Pledge Agreement and Subsidiary Agreement with the lead investor, as agent, pursuant to which the Company and the Subsidiaries granted a lien on all assets of the Company (the “Collateral”) excluding permitted indebtedness, for the benefit of the Purchasers, to secure the Company’s obligations under the Junior Notes. Upon an Event of Default (as defined in the Junior Notes), the Purchaser may, among other things, collect or take possession of the Collateral, proceed with the foreclosure of the security interest in the Collateral or sell, lease or dispose of the Collateral.

As a result of the Senior Note conversions, the Company became obligated to issue, subject to certain limitations, the following additional securities: (i) 108,747,774 shares of Common Stock pursuant to “favored nations” provisions in certain common stockholder subscription agreements which includes those anti-dilution shares of Common Stock previously disclosed; and (ii) warrants to purchase 268,788,732 shares of Common Stock pursuant to “favored nations” provisions in certain common stockholder subscription agreements which includes those anti-dilution warrants previously disclosed. These figures do not reflect additional warrants to purchase Common Stock issuable to certain investors pursuant to the terms of the warrants issued on December 16, 2016 which includes those anti-dilution warrants previously disclosed. The Company also lowered the conversion price of the Company’s outstanding Junior Notes and Senior Notes to $0.0252. As of December 31, 2016, the Company does not have sufficient authorized and unreserved shares to fulfill its obligations with respect to the issuance of new shares of Common Stock. While no assurances can be made, the Company intends to seek shareholder approval to adjust the Company’s capitalization.

As of the December 31, 2016 the Company did not have sufficient shares of Common Stock to fulfill its obligations with respect to its Notes and warrants and has booked a derivative liability of $14,915,419 to account for the shortfall.

As of December 31, 2016, the Company was in default on its Senior Notes and Junior Notes. On March 9, 2017, the Company completed a securities exchange offer (the “Note Offer”) with its three convertible note holders (the “Note Holders”). Pursuant to the Note Offer the Note Holders agreed to exchange i) $868,897 of 5% Original Issue Discount 10% Senior Convertible Note Due September 16, 2016, originally issued in December 2015 and all accrued interest and liquidated damages owed (collectively the “Senior Notes”), ii) $175,000 of 20% Original Issue Discount Junior Convertible Notes Due December 5, 2016, originally issued in June 2016 and all accrued interest and liquidated damages owed (collectively the “Junior Notes”), iii) $220,002 of 8% Convertible Notes Due June 6, 2017, originally issued in December 2016 and all accrued interest owed (collectively the “Convertible Notes”), and iv) 97,423,579 warrants (the “Senior Warrants”) for 845,631 shares of Series B Convertible Preferred Stock (the “Preferred”). After giving effect to the Note Offer the Company no longer has any Senior Notes, Junior Notes or Convertible Notes outstanding.

Note 10 – Fair Value Measurements

The Company’s assets and liabilities recorded at fair value have been categorized based upon a fair value hierarchy.

The following table presents information about the Company’s liabilities measured at fair value on a recurring basis and the Company’s estimated level within the fair value hierarchy of those assets and liabilities as of December 31, 2016 and 2015:

	Fair value measured at December 31, 2016
	Total carrying value at	Quoted prices in active markets	Significant other observable inputs	Significant unobservable inputs
	December 31, 2016	(Level 1)	(Level 2)	(Level 3)
Assets
Digital Currencies	$199	$199

Liabilities
Derivative liabilities	$23,231,938			$23,231,938
Derivative liabilities for shortfall of shares	$14,915,419			$14,915,419
Convertible notes at fair value	$3,283,034			$3,283,034

F-23

	Fair value measured at December 31, 2015
	Total carrying value at	Quoted prices in active markets	Significant other observable inputs	Significant unobservable inputs
	December 31, 2015	(Level 1)	(Level 2)	(Level 3)
Assets
Digital Currencies	$17,036	$17,036	$-	$-

Liabilities
Derivative liabilities	$3,794,153			$3,794,153
Convertible notes at fair value	1,781,156	-	-	1,781,156

There were no transfers between Level 1, 2 or 3 during the years ended December 31, 2016 and 2015.

The following table presents additional information about Level 3 assets and liabilities measured at fair value. Both observable and unobservable inputs may be used to determine the fair value of positions that the Company has classified within the Level 3 category. As a result, the unrealized gains and losses for assets and liabilities within the Level 3 category may include changes in fair value that were attributable to both observable (e.g., changes in market interest rates) and unobservable (e.g., changes in unobservable long-dated volatilities) inputs.

Changes in Level 3 liabilities measured at fair value for the years ended December 31, 2016 and 2015:

Derivative liabilities Balance - January 1, 2015	$-
Fair value of derivative liability on date of issuance (January 19, 2015)	952,600
Fair value of derivative liability on date of issuance (April 20, 2015)	2,843,811
Fair value of derivative liability on date of issuance (April 20, 2015)	537,152
Change in fair value of derivative liability	(482,666)
Cashless warrants exercise related to derivative liability (October 15, 2015)	(56,744)
Derivative liabilities Balance - December 31, 2015	$3,794,153
Change in fair value of derivative liability	(5,921,409)
Reclassification from derivative liability	92,601
Fair value adjustments for warrant liabilities	25,266,593
Derivative liabilities Balance - December 31, 2016	$23,231,938

Convertible notes at fair value Balance - January 1, 2015	$-
Fair value of senior convertible notes on date of issuance (December 16, 2015)	1,777,408
Change in fair value of senior convertible notes	3,748
Convertible notes at fair value - December 31, 2015	$1,781,156
Addition of convertible notes	320,002
Conversion of notes into common stock	4,208,546
Gain on extinguishment of debt	(837,369)
Change in fair value of convertible notes (including OID discount)	(2,096,700)
Reclassification to derivative liability	(92,601)
Convertible notes at fair value - December 31, 2016	$3,283,034

Derivative liabilities for shortfall of shares Balance - January 1, 2016	$-
Change in fair value of derivative liability shortfall of shares	14,915,419
Derivative liabilities for shortfall of shares Balance - December 31, 2016	$14,915,419

F-24

The Company’s derivative liabilities are measured at fair value using the Monte Carlo simulation valuation methodology. A summary of the weighted average (in aggregate) significant unobservable inputs (Level 3 inputs) used in measuring the Company’s derivative liabilities that are categorized within Level 3 of the fair value hierarchy for the year ended December 31, 2016 is as follows:

Warrant Liabilities

Date of valuation	December 31, 2016
Strike Price	0.03 - 60.0
Volatility	118% - 230%
Risk-free interest rate	0.35% - 2.23%
Contractual life (in years)	0.10 to 3.96
Dividend yield (per share)	0

Derivative Liabilities for shortfall of shares

Date of valuation	December 31, 2016
Strike Price	0.0252
Volatility	268.69%
Risk-free interest rate	1.78%
Contractual life (in years)	3.75
Dividend yield (per share)	0%

Senior Convertible Notes at Fair Value

Date of valuation	December 31, 2016
Strike Price	0.0252
Volatility	300.42% - 328.04%
Risk-free interest rate	0.51% - 0.63%
Dividend yield (per share)	0%

The development and determination of the unobservable inputs for Level 3 fair value measurements and fair value calculations are the responsibility of the Company’s Management.

Note 11 – Stock Based Compensation

2014 Equity Incentive Plan

On January 30, 2014, the Board of Directors of the Company approved and authorized the adoption of the 2014 Equity Incentive Plan (the “2014 Plan”). The purpose of the 2014 Plan is to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons. The 2014 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights and other types of stock-based awards to the Company’s employees, officers, directors and consultants. Pursuant to the terms of the 2014 Plan, either the Board or a board committee is authorized to administer the plan, including determining which eligible participants will receive awards, the number of shares of common stock subject to the awards and the terms and conditions of such awards. Unless earlier terminated by the Board, the Plan shall terminate at the close of business on January 30, 2024. Up to 258,395 shares of common stock are issuable pursuant to awards under the 2014 Plan.

F-25

Compensation expense for all stock-based awards is measured on the grant date based on the fair value of the award and is recognized as an expense, on a straight-line basis, over the employee’s requisite service period (generally the vesting period of the equity award). The fair value of each option award is estimated on the grant date using a Black-Scholes option valuation model. Stock-based compensation expense is recognized only for those awards that are expected to vest using an estimated forfeiture rate. The Company estimates pre-vesting option forfeitures at the time of grant and reflects the impact of estimated pre-vesting option forfeitures in compensation expense recognized. For options and warrants issued to non-employees, the Company recognizes stock compensation costs utilizing the fair value methodology over the related period of benefit.

The cancellation and reissuance of these stock options was treated as a modification and, accordingly, total stock-based compensation expense related to these awards increased $6,349,113, which will be recognized over the new vesting period.

Stock Option Activity

On July 2, 2015, the Company entered into Option Cancellation and Release Agreements with each of Charles Allen, its Chief Executive Officer, Chief Financial Officer and Chairman, and Michal Handerhan, its Chief Operating Officer and corporate secretary (collectively, the “Company Option Holders”) pursuant to which the Company Option Holders agreed to return options to purchase up to 207,500 shares in the aggregate of the Company’s Common Stock, par value $0.001 per share, with an exercise price of $6.00. The Company Option Holders canceled their options without replacement, and the amortization of the unrecognized stock compensation expenses were accelerated on July 2, 2015 for a total $3,629,804.

Total stock-based compensation expense was approximately $0 and $6.4 million for the years ended December 31, 2016 and 2015, respectively.

There are no stock options outstanding as of December 31, 2016.

	Number of Options	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value per Share	Average Remaining Contractual Life	Average Intrinsic Value
Outstanding at January 1, 2015	207,500	$6.00	$0.60	8.0	$-
Canceled	(207,500)	6.00	0.60	-	-
Outstanding as of December 31, 2015	-	-	-	-	-
Outstanding as of December 31, 2016	-	-	-	-	-

Note 12 - Employment Agreements

Charles W. Allen

On July 2, 2015, we entered into an Option Cancellation and Release Agreement with Charles Allen pursuant to which Mr. Allen voluntarily agreed to return to us for cancellation, an eight year non-qualified stock option under the Company’s 2014 Plan to purchase up to an aggregate of 158,334 shares of the Company’s common stock with a per share exercise price of $6.00, held by him.

F-26

On June 22, 2017, we entered into an employment agreement with Charles Allen (the “Allen Employment Agreement”), whereby Mr. Allen agreed to serve as our Chief Executive Officer and Chief Financial Officer for a period of two (2) years, subject to renewal, in consideration for an annual salary of $245,000. Additionally, under the terms of the Allen Employment Agreement, Mr. Allen shall be eligible for an annual bonus if we meet certain criteria, as established by the Board of Directors. Mr. Allen shall be entitled to participate in all benefits plans we provide to our senior executive. We shall reimburse Mr. Allen for all reasonable expenses incurred in the course of his employment. The Company shall pay the Executive $500 per month to cover telephone and internet expenses. If the Company does not provide office space to the Executive the Company will pay the Executive an additional $500 per month to cover expenses in connection with their office space needs.

Michal Handerhan

On July 2, 2015, we entered into an Option Cancellation and Release Agreement with Michal Handerhan pursuant to which Mr. Handerhan voluntarily agreed to return to us for cancellation, an eight year non-qualified stock option under the 2014 Plan to purchase up to an aggregate of 49,167 shares of the Company’s common stock with a per share exercise price of $6.00, held by him.

On June 22, 2017, we entered into an employment agreement with Michal Handerhan (the “Handerhan Employment Agreement”), whereby Mr. Handerhan agreed to serve as our Chief Operating Officer and Secretary for a period of two (2) years, subject to renewal, in consideration for an annual salary of $190,000. Additionally, under the terms of the Handerhan Employment Agreement, Mr. Handerhan shall be eligible for an annual bonus if we meet certain criteria, as established by the Board of Directors. Mr. Handerhan shall be entitled to participate in all benefits plans we provide to our senior executive. We shall reimburse Mr. Handerhan for all reasonable expenses incurred in the course of his employment. The Company shall pay the Executive $500 per month to cover telephone and internet expenses. If the Company does not provide office space to the Executive the Company will pay the Executive an additional $500 per month to cover expenses in connection with their office space needs.

The terms of the Allen Employment Agreement and Handerhan Employment Agreement (collectively the “Employment Agreements”) provide each of Messrs. Allen and Handerhan (the “Executives”) certain, severance and change of control benefits if the Executive resigns from the Company for good reason or the Company terminates him other than for cause. In such circumstances, the Executive would be entitled to a lump sum payment equal to (i) the Executive’s then-current base salary, and (ii) payment on a pro-rated basis of any bonus or other payments earned in connection with any bonus plan to which the Executive was a participant. In addition, the severance benefit for the Executives the employment agreements include the Company continuing to pay for medical and life insurance coverage for up to one year following termination. If, within eighteen months following a change of control (as defined below), the Executive’s employment is terminated by the Company without cause or he resigns from the Company for good reason, the Executive will receive certain severance compensation. In such circumstances, the cash benefit to the Executive will be a lump sum payment equal to two times (i) his then-current base salary and (ii) his prior year cash bonus and incentive compensation. Upon the occurrence of a change of control, irrespective of whether his employment with the Company terminates, each Executive’s stock options and equity-based awards will immediately vest.

F-27

A “change of control” for purposes of the Employment Agreements means any of the following: (i) the sale or partial sale of the Company to an un-affiliated person or entity or group of un-affiliated persons or entities pursuant to which such party or parties acquire shares of capital stock of the Company representing at least twenty five (25%) of the fully diluted capital stock (including warrants, convertible notes, and preferred stock on an as converted basis) of the Company; (ii) the sale of the Company to an un-affiliated person or entity or group of such persons or entities pursuant to which such party or parties acquire all or substantially all of the Company’s assets determined on a consolidated basis, or (iii) Incumbent Directors (Mr. Allen and Mr. Handerhan) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the board of directors of the Company.

Additionally, pursuant to the terms of the Employment Agreements, we have agreed to execute and deliver in favor of the Executives an indemnification agreement and to maintain directors’ and officers’ insurance with terms and in the amounts commensurate with our senior executive.

Note 13 - Related Party Transactions

On December 18, 2014, Charles Allen, the Company’s Chief Executive Officer contributed $7,990 of brand new Digital Asset mining hardware at cost in exchange for a promissory note (the “Allen Note”). The Allen Note bears interest at a rate of 2% per year and is due on December 31, 2015. The Allen Note may be prepaid, at our option, without premium or penalty, in whole or in part at any time or from time to time prior to the Allen Note maturity. On February 10, 2015, the Company paid back $3,000 on the Allen Note. On May 8, 2015, the Company paid in full the remaining balance of the promissory note issued to Charles Allen, including $4,990 in principal and $48 in accrued interest.

On January 19, 2015, Michal Handerhan, the Company’s Chief Operating Officer loaned the Company $20,000 pursuant to Promissory Notes (the “Handerhan Note”). The Handerhan Note bears interest at the rate of 2% per annum and matures on December 31, 2015. The Handerhan Note may be prepaid, at the option of the Company, without premium or penalty, in whole or in part at any time or from time to time prior to the Handerhan Note maturity. On February 17, 2015, the Company paid back $3,000. On May 4, 2015, the Company repaid $10,000 in principal of the promissory note issued to Michal Handerhan. On May 13, 2015, the Company paid in full the remaining balance of the promissory note issued to Michal Handerhan, including $7,000 in principal and $108 in accrued interest.

On January 19, 2015 (the “Closing Date”), the Company sold an aggregate of 72,167 units (each a “January Unit”) in a private placement (the “January Private Placement”) of its securities to certain investors at a purchase price of $6.00 per January Unit pursuant to subscription agreements for an aggregate purchase price of $433,000. Charles Allen, the Company’s Chief Executive Officer, and Michal Handerhan, the Company’s Chief Operating Officer, each purchased 834 January Units in the January Private Placement for $5,000 per executive.

On April 20, 2015 (the “Closing Date”), the Company sold an aggregate of 128,472 units (each a “April Unit”) in a private placement (the “April Private Placement”) of its securities to certain investors at a purchase price of $18.00 per April Unit pursuant to subscription agreements for an aggregate purchase price of $2,312,500. Charles Allen, the Company’s Chief Executive Officer and Michal Handerhan, the Company’s Chief Operating Officer each purchased 1,111 April Units for $20,000 per executive in the April Private Placement.

On May 12, 2015, the Company agreed to convert accrued and unpaid salaries owed to Charles Allen, the Company’s Chief Executive Officer, and Michal Handerhan, the Company’s Chief Operating Officer (collectively the “Employees”) into shares of Common Stock pursuant to conversion agreements (collectively, the “Salary Conversion Agreements”). The Company recorded $25,000 accrued salaries as of March 31, 2015. Charles Allen converted $25,000 of accrued and unpaid salary for the months of March 2015 and April 2015 into 834 shares of Common Stock at a per share price of $30.00. Michal Handerhan converted $25,000 of accrued and unpaid salary for the months of March 2015 and April 2015 into 834 shares of Common Stock at a per share price of $30.00.

On February 19, 2016, the Company entered into a securities escrow agreement (the “Securities Escrow Agreement”) with Charles Allen its Chief Executive Officer, Chief Financial Officer and Chairman, and Michal Handerhan, its Chief Operating Officer and corporate secretary (collectively, the “Principal Stockholders”). Pursuant to the Securities Escrow Agreement and for the benefit of the Company’s public shareholders the Principal Stockholders voluntarily agreed to place stock certificates representing 400,000 shares of Common Stock (the “Escrow Shares”) into escrow.

F-28

The return of 200,000 escrowed shares (the “Listing Escrow Shares”) to the Principal Shareholders shall be based upon the successful listing of the Company’s Common Stock on a National Stock Exchange on or before December 31, 2016 (the “Listing Condition”). The Listing Escrow Shares will be returned to the Company for cancelation for no consideration if the Company fails to achieve the Listing Condition. The return of 200,000 escrowed shares (the “Merger Escrow Shares”) to the Principal Shareholders shall be based upon the successful consummation of the merger with Spondoolies on or before December 31, 2016 (the “Merger Condition”). The Merger Escrow Shares will be returned to the Company for cancelation for no consideration if the Company fails to achieve the Merger Condition.

Pursuant to the June 3, 2016 Amendment Agreement (as defined in Note 7 ) the Principal Stockholders each received $86 in connection with their pro-rata portion of the Payment (as defined in Note 7  ). In April 2015, the Principal Stockholders each subscribed for $20,000 in the Subscription Agreement (as defined in Note 7) for an aggregate of $40,000.

On January 30, 2017, the Company received 24,000,000 shares of Common Stock for cancelation for no consideration (the “Escrow Shares”). The Escrow Shares were placed in escrow by Charles Allen our Chief Executive Officer, Chief Financial Officer and Chairman, and Michal Handerhan, our Chief Operating Officer and corporate secretary (collectively, the “Principal Stockholders”) pursuant a securities escrow agreement dated February 19, 2016 (the “Securities Escrow Agreement”).

Pursuant to the Securities Escrow Agreement and for the benefit of the Company’s public shareholders the Principal Stockholders voluntarily agreed to place stock certificates representing the Escrow Shares into escrow. The Company failed to list the Company’s Common Stock on a national securities exchange on or before December 31, 2016 and failed to consummate the merger with Spondoolies-Tech Ltd. on or before December 31, 2016. The escrow agent returned the shares to the Company for cancelation for no consideration.

Note 14 – Commitments and Contingencies

On May 28, 2015 the Company entered an operating sub-lease agreement ending on May 31, 2016 for its headquarters in Arlington, Virginia. Prepaid expenses include $12,000 of fixed minimum lease payment that was prepaid through May 31, 2016. The sub-lease was subsequently extended on a month-to-month basis for $500 per month from June 1, 2016 through December 31, 2016. After December 31, 2016 the Company was not party to any lease agreements for corporate office space and its employees have been working virtually. The Company is paying each of Mr. Allen and Mr. Handerhan $500 per month to cover out of pocket expenses associated with phone, internet and office space.

Note 15 - North Carolina Facility

On January 28, 2015, DM entered into a commercial lease agreement (the “Lease”). The term of the Lease commenced on January 28, 2015 and ends on January 25, 2017. The annual rental fee for the first and second year will be $58,271 and $66,750, respectively. The Company also has the option to purchase the property during the second year of the Lease term for a purchase price of $775,000 less the $10,000 security deposit and all lease payments.

On July 20, 2016, DM suspended its North Carolina transaction verification services facility operations. The recent reduction in the block reward from 25 bitcoins to 12.5 bitcoins, often referred to as the halving, coupled with the facilities cooling system failing, has resulted in DM being unable to meet certain of its financial commitments. The Company has subsequently ceased operations at DM.

On August 8, 2016, DM discovered that its facility in North Carolina was broken into and certain of its equipment and approximately 165 Bitmain transaction verification servers leased from CSC were stolen. The value of the stolen equipment owned by the Company does not appear to be material. The Company reported the theft to local authorities as well its insurance company regarding next steps. The Company received payment from the insurance company in the amount of approximately $85,000 and has assigned the payment to the benefit of CSC as part of the settlement agreement with CSC the Company’s equipment finance provider which owned the stolen serves.

F-29

On September 1, 2016, DM gave cancelation notice to the landlord with respect to the Lease of its North Carolina facility.

Note 16 – Income Taxes

The Company had no income tax expense due to operating loss incurred for the years ended December 31, 2016 and 2015.

The tax effects of temporary differences and tax loss and credit carry forwards that give rise to significant portions of deferred tax assets and liabilities at December 31, 2016 and 2015 are comprised of the following:

	As of December 31,
	2016	2015
Deferred tax assets:
Net-operating loss carryforward	$3,116,646	$1,177,872
Stock-based compensation	-	7,695,805
Other	1,478	316,736
Total Deferred Tax Assets	3,118,124	9,190,413
Valuation allowance	(3,118,124)	(9,190,413)
Deferred Tax Asset, Net of Allowance	$-	$-

	For the years ended December 31,
	2016	2015
Federal
Current	$-	$-
Deferred	-	3,066,159
State
Current	-	-
Deferred	3,118,124	491,036
Valuation allowance	(3,118,124)	(3,557,196)
Income tax provision	$-	$-

At December 31, 2016, the Company had net operating loss carry forwards for federal and state tax purposes of approximately $7.9 million which expires in 2036. Prior to the merger, the Company had generated net operating losses, which the Company’s preliminary analysis indicates would be subject to significant limitations pursuant to Internal Revenue Code Section 382. The Company has not completed its IRC Section 382 Valuation, as required and the NOL’s because of potential Change of Ownerships might be completely worthless. Therefore, Management of the Company has recorded a Full Valuation Reserve, since it is more likely than not that no benefit will be realized for the Deferred Tax Assets.

F-30

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and taxing strategies in making this assessment. In case the deferred tax assets will not be realized in future periods, the Company has provided a valuation allowance for the full amount of the deferred tax assets at December 31, 2016. The valuation allowance decreased by approximately $6.1 million as of December 31, 2016.

The expected tax expense (benefit) based on the U.S. federal statutory rate is reconciled with actual tax expense (benefit) as follows:

	For the years ended December 31,
	2016	2015
Statutory Federal Income Tax Rate	(34.0)%	(34.0)%
State Taxes, Net of Federal Tax Benefit	(5.4)%	(5.4)%
Other		4.2%
Change in Valuation Allowance	39.4%	35.2%
Income Taxes Provision (Benefit)	-%	-%

The Company has not identified any uncertain tax positions requiring a reserve as of December 31, 2016.

Note 17 - Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the consolidated financial statements are issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the consolidated financial statements other than disclosed.

On February 28, 2017, the Company issued 4,370 shares of Common Stock in connection with the 60:1 reverse stock split resulting from the rounding up of fractional shares of Common Stock to the whole shares of Common Stock.

On March 9, 2017, the Company completed a securities exchange offer (the “Note Offer”) with its three convertible note holders (the “Note Holders”). Pursuant to the Note Offer the Note Holders agreed to exchange i) $868,897 of 5% Original Issue Discount 10% Senior Convertible Note Due September 16, 2016, originally issued in December 2015 and all accrued interest and liquidated damages owed (collectively the “Senior Notes”), ii) $175,000 of 20% Original Issue Discount Junior Convertible Notes Due December 5, 2016, originally issued in June 2016 and all accrued interest and liquidated damages owed (collectively the “Junior Notes”), iii) $220,002 of 8% Convertible Notes Due June 6, 2017, originally issued in December 2016 and all accrued interest owed (collectively the “Convertible Notes”), and iv) 97,423,579 warrants (the “Senior Warrants”) for 845,631 shares of Series B Convertible Preferred Stock (the “Preferred”).

On March 9, 2017, as a result of the Note Offer becoming effective, a securities exchange offer made to the Company’s January 19, 2015 investors (the “January Offer”) was accepted by certain of those investors (the “January Investors”). Pursuant to the January Offer the January Investors agreed to exchange i) 12,052,344 shares of common stock owed pursuant to the favored nations provision of the January 19, 2015 subscription agreement (the “January Agreement”), and ii) 30,130,861 warrants owed pursuant to the favored nations provision of the January Agreement for 210,919 shares of Preferred.

F-31

On March 9, 2017, as a result of the Note Offer becoming effective, a securities exchange offer made to the Company’s April 19, 2015 investors (the “April Offer”) was accepted by certain of those investors (the “April Investors”). Pursuant to the April Offer, the April Investors agreed to exchange i) 20,110,699 shares of Common Stock owed pursuant to the favored nations provision of the April 19, 2015 subscription agreement (the “April Agreement”), and ii) 28,154,980 warrants owed pursuant to the favored nations provision of the April Agreement for 52,311 shares of Preferred.

On March 15, 2017, the Company filed a Certificate of Designation for the Preferred with the Secretary of State of the State of Nevada. The Preferred Certificate of Designation provides authorization for the issuance of 1,108,861 shares of Preferred, par value $0.001.

On March 22, 2017, the Company entered into a Settlement Agreement and Note (the “CSC Agreement”) with CSC Leasing Company (“CSC”) with respect to the equipment lease schedule entered into between CSC and the Company (the “CSC Lease”). Pursuant to the CSC Agreement the Company has agreed to: i) issue CSC 833,333 shares of the Company’s common stock (the “Shares”), and ii) pay CSC $200,000 (the “Cash Payment”).

Between March 15, 2017 and June 5, 2017, the Company issued 24,628,136 shares of Common Stock for the cashless exercise of 37,948,307 warrants.

Between March 28, 2017 and June 8, 2017, the Company issued 32,402,600 shares of Common Stock upon the conversion of 162,013 shares of Series B Convertible Preferred stock.

On April 26, 2017, the Company entered into a Settlement Agreement with RK Equity Advisors, LLC, and Pickwick Capital Partners, LLC (collectively “RKPCP”) pursuant to which the Company terminated the engagement letter with RKPCP including all provisions and any obligations to pay future fees. As consideration for the termination the Company issued Pickwick Capital Partners, LLC 125,000 shares of Common Stock.

On May 25, 2017 the Company raised $1 million in cash from four institutional investors in exchange for the issuance of $1,111,111 of a new class of Series C Convertible Preferred Stock (“Series C”) and three types of warrants as described below. The 79,368 Series C shares are initially convertible into 15,873,600 shares of common stock. The Series C is convertible at $0.7 per share or approximately $0.063 per share after giving effect to the additional $111,111, subject to reduction in the event of future sales of equity securities and common stock equivalents (with customary exemptions) at a lower price. The Company is subject to a number of customary covenants and a restriction on the incurrence of indebtedness for one year. Within 120 days, the Company has agreed to file a registration statement covering the common stock issuable upon exercise of the registrable securities described below. The registration statement will cover 47,302,176 shares of common underlying the Series A Warrants, Additional Warrants, and Bonus Warrants, which warrants are described below:

15,873,600 Series A Warrants exercisable at $0.085 per share, subject to adjustment, over a five-year period;

15,714,288 Additional Warrants exercisable at $0.085 per share, subject to adjustment, over a period which is the earlier of (i) one-year after the effective date of a registration statement covering the warrant shares, or (ii) three years from the date of issuance. The Additional Warrants are callable by the Company for nominal consideration if the common stock trades above $0.17 per share and the daily volume is more than $50,000 for at least 20 trading days;

15,714,288 Bonus Warrants exercisable at $0.17 per share, over a three-year period. The Bonus Warrants are also callable for nominal consideration but the threshold price is more than $0.30 per share.

On May 31, 2017 the holder of the $45,000 Promissory Note agreed to waive all rights they’re entitled to with respect to the default on the Promissory Note for a onetime payment of $54,000 (the “Payment”) which includes principal and accrued interest since January 19, 2015, provided that the Payment is paid on or before June 30, 2017 (the “Payment Deadline”). If the Payment is not made on or before the Payment Deadline then the default interest rate shall be thirty percent per year.

F-32

BTCS Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	March 31, 2017	December 31, 2016

Assets:
Current assets:
Cash	$4,341	$95,068
Digital currencies	199	199
Total current assets	4,540	95,267

Other assets:
Websites	-	919
Deposits	1,885	1,885
Total other assets	1,885	2,804

Total Assets	$6,425	$98,071

Liabilities and Stockholders' Deficit:
Accounts payable and accrued expense	$965,837	$770,497
Short term loan	45,000	45,000
Convertible notes	-	3,283,034
Derivative liabilities	5,079,807	23,231,938
Derivative liabilities for shortfall of shares	-	14,915,419
Liquidated Damages Liabilities	-	3,102,750
Total current liabilities	6,090,644	45,348,638

Stockholders' deficit:
Preferred stock; 20,000,000 shares authorized at 0.001 par value:
Series B Convertible Preferred: 1,129,241 and 0 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively Liquidation preference 0.001 per share	1,128	-
Common stock, 975,000,000 shares authorized at 0.001 par value, 41,924,720 and 16,095,929 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	42,325	16,097
Treasury stock, at cost, 216,667 shares at March 31, 2017 and December 31, 2016	(617)	(217)
Additional paid in capital	98,120,692	23,785,756
Accumulated deficit	(104,247,747)	(69,052,203)
Total stockholders' deficit	(6,084,219)	(45,250,567)

Total Liabilities and stockholders' deficit	$6,425	$98,071

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-33

BTCS Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	For the three months ended
	March 31,
	2017	2016
Revenues
E-commerce	$3,181	$-
Transaction verification services	-	191,403
Hosting	-	7,740
Total revenues	3,181	199,143
Power and mining expenses	-	(113,982)
Gross profit	3,181	85,161

Operating expenses (income):
Marketing	60	7,575
General and administrative	179,386	399,802
Fair value adjustments for digital currencies	-	(4,285)
Total operating expenses	179,446	403,092

Net loss from operations	(176,265)	(317,931)

Other (expenses) income:
Impairment loss related to investment	-	(2,250,000)
Fair value adjustments for warrant liabilities	(33,172,886)	497,233
Fair value adjustments for convertible notes	(16,849,071)	35,010
Interest expenses	-	(3,541)
Gain on extinguishment of debt	15,873,067	-
Loss from lease termination	(177,389)	-
Liquidated damages	(693,000)	-
Other expenses	-	(112)
Total other expenses	(35,019,279)	(1,721,410)

Net loss	$(35,195,544)	$(2,039,341)

Net loss per share, basic and diluted	$(1.78)	$(0.72)

Weighted average number of shares outstanding, basic and diluted
Basic and diluted	19,730,929	2,841,342

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-34

BTCS Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the three months ended
	March 31,
	2017	2016
Net Cash flows used from operating activities:
Net loss	$(35,195,544)	$(2,039,341)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expenses	919	94,845
Change in fair value of digital currencies	-	(4,285)
Fair value adjustments for warrant liabilities	33,172,886	(497,233)
Fair value adjustments for convertible notes	16,849,071	(35,010)
Gain on extinguishment of debt	(15,873,067)	-
Loss from lease termination	177,389	-
Impairment loss	-	2,250,000
Liquidated damages	693,000	-
Changes in operating assets and liabilities:
Digital currencies	-	(24,196)
Accounts receivable	-	(3,780)
Prepaid expenses and other current assets	-	(5,796)
Accounts payable	84,619	(89,512)
Net cash used in operating activities	(90,727)	(354,308)

Net cash used in investing activities:
Purchase of property and equipment	-	(11,208)
Sale of property and equipment, net	-	2,652
Refund of lease deposit	-	300,889
Net cash provided by investing activities	-	292,333

Net decrease in cash	(90,727)	(61,975)
Cash, beginning of period	95,068	124,535
Cash, end of period	$4,341	$62,560

Supplemental disclosure of non-cash financing and investing activities:
Cashless warrant exercise	$4,534	$-
Fractional shares adjusted for reverse split	$4	$-
FN Anti-Dilution Issuance of Common Stock	$14,517	$-
Conversion of Series B Preferred Stock	$6,340	$-
Management Redemption	$400	$-
Settlement of notes and warrants	$90,168,290	$-
Preferred converted to Common Stock	$(32)	$-
Preferred issued for conversion of notes	$1,160	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-35

BTCS Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements

Note 1 - Business Organization and Nature of Operations

BTCS Inc. (formerly Bitcoin Shop, Inc.), a Nevada Corporation (the “Company”) was incorporated in 2008. In February 2014, the Company entered the business of hosting an online ecommerce marketplace where consumers can purchase merchandise using digital currencies, including bitcoin and is currently focused on blockchain and digital currency ecosystems. In January 2015, the Company began a rebranding campaign using its BTCS.COM domain (shorthand for Blockchain Technology Consumer Solutions) to better reflect its broadened strategy. The Company released its new website which included broader information on its strategy. In late 2014 we shifted our focus towards our transaction verification service business, also known as bitcoin mining, though in mid 2016 we ceased our transaction verification services operation at our North Carolina facility due to capital constraints. Although our ecommerce marketplace is still online we are no longer developing, marketing or supporting it.

The Company is an early entrant in the Digital Asset market and one of the first U.S. publicly traded companies to be involved with Digital Assets and blockchain technologies. Subject to additional financing, the Company plans to create a portfolio of digital assets including bitcoin and other “protocol tokens” to provide investors a diversified pure-play exposure to the bitcoin and blockchain industries. The Company intends to acquire digital assets through: open market purchases, participating in initial digital asset offerings (often referred to as initial coin offerings). Additionally, the Company may acquire digital assets by resuming its transaction verification services business through outsourced data centers and earning rewards in digital assets by securing their respective blockchains.

On July 20, 2016, BTCS Digital Manufacturing (“DM”), a wholly owned subsidiary of the Company, suspended its North Carolina transaction verification services facility operations. The reduction in the block reward from 25 bitcoins to 12.5 bitcoins, often referred to as the halving, coupled with the facilities cooling system failing, resulted in DM being unable to meet certain of its financial commitments. The Company has subsequently ceased operations at DM.

On August 8, 2016, DM discovered that its facility in North Carolina was broken into and certain of its equipment and approximately 165 Bitmain transaction verification servers leased from CSC Leasing Company (“CSC”) were stolen. The value of the stolen equipment owned by the Company was not material. The Company reported the theft to local authorities as well its insurance company regarding next steps. The Company received payment from the insurance company in the amount of approximately $85,000 and has assigned the payment to the benefit of CSC as part of the settlement agreement with CSC the Company’s equipment finance provider which owned the stolen serves.

Reverse Stock Split and Amendment to Certificate of Incorporation

On February 13, 2017, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of Nevada to implement a reverse stock split at a ratio of one-for-60. The reverse stock split became effective immediately.

On February 15, 2017, the Company’s Common Stock began trading on the OTCQB under the symbol “BTCSD.” On approximately March 15, 2017, the Common Stock resumed trading under the symbol “BTCS.”

The Reverse Stock Split reduced the number of outstanding shares of Common Stock from 952,756,004 shares to 15,879,267 shares as of December 31, 2016. All per share amounts and outstanding shares of Common Stock including stock options, restricted stock and warrants, have been retroactively adjusted in these consolidated financial statements for all periods presented to reflect the 1-for-60 Reverse Stock Split. Further, exercise prices of stock options and warrants have been retroactively adjusted in these consolidated financial statements for all periods presented to reflect the 1-for-60 Reverse Stock Split. Numbers of shares of the Company’s preferred stock and convertible securities were not affected by the Reverse Stock Split; however, the conversion ratios have been adjusted to reflect the Reverse Stock Split.

Note 2 - Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information, the instructions to Form 10-Q and the rules and regulations of the SEC. Accordingly, since they are interim statements, the accompanying condensed consolidated financial statements do not include all of the information and notes required by GAAP for annual financial statements, but reflect all adjustments consisting of normal, recurring adjustments, that are necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented. In the opinion of the Company’s management, all adjustments, consisting of only normal and recurring adjustments, necessary for a fair presentation of the financial position and the results of operations for the periods presented have been included. Interim results are not necessarily indicative of results for a full year. The condensed consolidated financial statements and notes should be read in conjunction with the financial statements and notes for the year ended December 31, 2016.

F-36

BTCS Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements

Note 3 - Liquidity, Financial Condition and Management’s Plans

The Company has commenced its planned operations but has limited operating activities to date. The Company has financed its operations since inception using proceeds received from capital contributions made by its members and proceeds in financing transactions. On June 6, 2016, the Company, entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Purchaser subscribed for up to $375,000 of a 20% Original Issue Discount Junior Secured Convertible Notes (the “Junior Notes”). The aggregate principal amount of the Junior Notes issued at the initial close was $125,000 and the Company received $100,000 after giving effect to the 20% original issue discount. In June 2016, the Company issued 68,750 shares of Common Stock for the cash exercise of warrants resulting in aggregate proceeds of approximately $92,000. On December 6, 2016, the Company issued a total of $220,002 Convertible Promissory Notes (the “December 2016 Notes”) to three accredited investors. The December 2016 Notes were issued in connection with a loan of $200,002 and the cancellation of two $10,000 promissory notes previously issued by the Company to two of the investors.

Notwithstanding, the Company has limited revenues, limited capital resources and is subject to all of the risks and uncertainties that are typical of an early stage enterprise. Significant uncertainties include, among others, whether the Company will be able to raise the capital it needs to finance its longer term operations and whether such operations, if launched, will enable the Company to sustain operations as a profitable enterprise.

Our working capital needs are influenced by our level of operations, and generally decrease with higher levels of revenue. The Company used approximately $91,000 of cash in its operating activities for the three months ended March 31, 2017. The Company incurred $35.2 million net loss for the three months ended March 31, 2017. The Company had cash of approximately $4,000 and a working capital deficiency of approximately $6.1 million at March 31, 2017, which includes $5.1 million for the fair value of derivative liabilities. The Company expects to incur losses into the foreseeable future as it undertakes its efforts to execute its business plans.

The Company will require significant additional capital to sustain its short-term operations and make the investments it needs to execute its longer term business plan. The Company’s existing liquidity is not sufficient to fund its operations and anticipated capital expenditures for the foreseeable future. The Company is currently seeking to obtain additional debt or equity financing, however there are currently no commitments in place for further financing nor is there any assurance that such financing will be available to the Company on favorable terms, if at all.

Because of recurring operating losses, net operating cash flow deficits, and an accumulated deficit, there is substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the financial statements. The consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has not made adjustments to the accompanying consolidated financial statements to reflect the potential effects on the recoverability and classification of assets or liabilities should the Company be unable to continue as a going concern.

The Company continues to incur ongoing administrative and other operating expenses, including public company expenses, in excess of revenues. While the Company continues to implement its business strategy, it intends to finance its activities by:

●	managing current cash and cash equivalents on hand from the Company’s past debt and equity offerings by controlling costs,

●	seeking additional financing through sales of additional securities

Note 4 - Summary of Significant Accounting Policies

There have been no material changes in the Company’s significant accounting policies to those previously disclosed in the 2016 Annual Report.

Concentration of Cash

The Company maintains cash balances at two financial institutions in checking accounts and money market accounts. The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash and cash equivalents. As of March 31, 2017 and December 31, 2016, the Company had $4,000 and 95,000 in cash and cash equivalents. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

F-37

BTCS Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements

Derivative Instruments

We account for free-standing derivative instruments and hybrid instruments that contain embedded derivative features in accordance with ASC Topic 815, Accounting for Derivative Instruments and Hedging Activities, or ASC 815, as well as related interpretations of this topic. In accordance with this topic, derivative instruments and hybrid instruments are recognized as either assets or liabilities in the balance sheet and are measured at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings. We determine the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models, giving consideration to all of the rights and obligations of each instrument. The Company used a Monte Carlo model to separately value the Warrants issued in connection with the convertible notes in order to take into account the possibility of an adjustment to the exercise price associated with new rounds of financing in the future.

Use of Estimates

The accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”). This requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the period. The Company’s significant estimates and assumptions include the recoverability and useful lives of long-lived assets, stock-based compensation, the valuation of derivative liabilities, and the valuation allowance related to the Company’s deferred tax assets. Certain of the Company’s estimates, including the carrying amount of the intangible assets, could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and could cause actual results to differ from those estimates and assumptions.

Net Loss per Share

Basic loss per share is computed by dividing the net income or loss applicable to common shares by the weighted average number of common shares outstanding during the period. Net income (loss) attributable to common stockholders includes the effect of the deemed capital contribution on extinguishment of preferred stock and the deemed dividend related to the immediate accretion of beneficial conversion feature of convertible preferred stock. Diluted earnings per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options (using the treasury stock method) and the conversion of the Company’s convertible preferred stock and warrants (using the if-converted method). Diluted loss per share excludes the shares issuable upon the conversion of preferred stock and the exercise of stock options and warrants from the calculation of net loss per share if their effect would be anti-dilutive.

The following financial instruments were not included in the diluted loss per share calculation as of March 31, 2017 and 2016 because their effect was anti-dilutive:

	As of March 31,
	2017	2016
Warrants to purchase Common Stock	105,610,725	29,203,352
Convertible notes	-	4,833,333
Series B Preferred Stock	225,848,200	-
Total	331,458,925	34,036,685

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, an updated standard on revenue recognition. ASU No. 2014-09 provides enhancements to the quality and consistency of how revenue is reported by companies while also improving comparability in the financial statements of companies reporting using International Financial Reporting Standards or U.S. GAAP. The main purpose of the new standard is for companies to recognize revenue to depict the transfer of goods or services to customers in amounts that reflect the consideration to which a company expects to be entitled in exchange for those goods or services. The new standard also will result in enhanced disclosures about revenue, provide guidance for transactions that were not previously addressed comprehensively and improve guidance for multiple-element arrangements. In July 2015, the FASB voted to approve a one-year deferral of the effective date of ASU No. 2014-09, which will be effective for the Company in the first quarter of fiscal year 2018 and may be applied on a full retrospective or modified retrospective approach. The Company is evaluating the impact of implementation and transition approach of this standard on its consolidated financial statements.

F-38

BTCS Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements

In January 2016, FASB issued ASU No. 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities. ASU No. 2016-01 requires equity investments to be measured at fair value with changes in fair value recognized in net income; simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment; eliminates the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet; requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments; requires separate presentation of financial assets and financial liabilities by measurement category and form of financial assets on the balance sheet or the accompanying notes to the financial statements and clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets. ASU No. 2016-01 is effective for financial statements issued for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The Company is currently evaluating the impact that ASU No. 2016-01 will have on its consolidated financial statements and related disclosures.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which supersedes FASB ASC Topic 840, Leases (Topic 840) and provides principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than twelve months regardless of classification. Leases with a term of twelve months or less will be accounted for similar to existing guidance for operating leases. The standard is effective for annual and interim periods beginning after December 15, 2018, with early adoption permitted upon issuance. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (“ASU 2016-08”). The purpose of ASU 2016-08 is to clarify the implementation of guidance on principal versus agent considerations. The amendments in ASU 2016-08 are effective for interim and annual reporting periods beginning after December 15, 2017. The Company is currently assessing the impact of ASU 2016-08 on the consolidated financial statements and related disclosures.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 requires that expected credit losses relating to financial assets measured on an amortized cost basis and available-for-sale debt securities be recorded through an allowance for credit losses. ASU 2016-13 limits the amount of credit losses to be recognized for available-for-sale debt securities to the amount by which carrying value exceeds fair value and also requires the reversal of previously recognized credit losses if fair value increases. The new standard will be effective on January 1, 2020. Early adoption will be available on January 1, 2019. The Company is currently evaluating the effect that the updated standard will have on its consolidated financial statements and related disclosures.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows - Classification of Certain Cash Receipts and Cash Payments, which addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The standard is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating the impact of this new pronouncement on its consolidated statements of cash flows.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Accounting for Goodwill Impairment. ASU No. 2017-04 removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. This standard will be effective for the Company beginning in the first quarter of fiscal year 2021 is required to be applied prospectively. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the impact this standard will have on its consolidated financial statements.

In May 2017, the FASB issued ASU 2017-09, Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting, which clarifies when to account for a change to the terms or conditions of a share-based payment award as a modification. Under the new guidance, modification accounting is required only if the fair value, the vesting conditions, or the classification of the award (as equity or liability) changes as a result of the change in terms or conditions. It is effective prospectively for the annual period ending December 31, 2018 and interim periods within that annual period. Early adoption is permitted. The Company is currently evaluating the impact of adopting this standard on the consolidated financial statements and disclosures, but does not expect it to have a significant impact.

F-39

BTCS Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements

In July 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), Derivatives and Hedging (Topic 815). The amendments in Part I of this Update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (EPS) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features are now subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, Debt—Debt with Conversion and Other Options), including related EPS guidance (in Topic 260). The amendments in Part II of this Update recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. Those amendments do not have an accounting effect. For public business entities, the amendments in Part I of this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For all other entities, the amendments in Part I of this Update are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted for all entities, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. The Company is currently evaluating the impact of adopting this standard on the consolidated financial statements and disclosures.

Note 5 - Fair Value Measurements

The Company’s assets and liabilities recorded at fair value have been categorized based upon a fair value hierarchy.

The following table presents information about the Company’s liabilities measured at fair value on a recurring basis and the Company’s estimated level within the fair value hierarchy of those assets and liabilities as of March 31, 2017 and December 31, 2016:

	Fair value measured at March 31, 2017
	Total carrying value at March 31,	Quoted prices in active markets	Significant other observable inputs	Significant unobservable inputs
	2017	(Level 1)	(Level 2)	(Level 3)
Assets
Digital Currencies	$199	$199	-	-

Liabilities
Derivative liabilities	$5,079,807	-	-	$5,079,807

	Fair value measured at December 31, 2016
	Total carrying value at December 31,	Quoted prices in active markets	Significant other observable inputs	Significant unobservable inputs
	2016	(Level 1)	(Level 2)	(Level 3)
Assets
Digital Currencies	$199	$199	-	-

Liabilities
Derivative liabilities	$23,231,938	-	-	$23,231,938
Derivative liabilities for shortfall of shares	14,915,419	-	-	14,915,419
Convertible notes inclusive of derivative liabilities	3,283,034	-	-	3,283,034

There were no transfers between Level 1, 2 or 3 during the three months ended March 31, 2017.

The following table presents additional information about Level 3 assets and liabilities measured at fair value. Both observable and unobservable inputs may be used to determine the fair value of positions that the Company has classified within the Level 3 category. As a result, the unrealized gains and losses for assets and liabilities within the Level 3 category may include changes in fair value that were attributable to both observable (e.g., changes in market interest rates) and unobservable (e.g., changes in unobservable long-dated volatilities) inputs.

F-40

BTCS Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements

Changes in Level 3 liabilities measured at fair value for the three months ended March 31, 2017:

Derivative liabilities balance - January 1, 2017	$23,231,938
Conversion of warrant liabilities	(51,325,017)
Fair value adjustments for warrant liabilities	33,172,886
Derivative liabilities balance - March 31, 2017	$5,079,807

Derivative liabilities for shortfall of shares balance - January 1, 2017	$14,915,419
Conversion of shortfall shares liabilities	(14,915,419)
Derivative liabilities for shortfall of shares balance - March 31, 2017	$-

Convertible notes at fair value - January 1, 2017	$3,283,034
Conversion of convertible notes	(20,132,105)
Change in fair value of convertible notes (including OID discount)	16,849,071
Convertible notes at fair value - March 31, 2017	$-

The Company’s derivative liabilities are measured at fair value using the Monte Carlo simulation valuation methodology. A summary of the weighted average (in aggregate) significant unobservable inputs (Level 3 inputs) used in measuring the Company’s derivative liabilities that are categorized within Level 3 of the fair value hierarchy for the three months ended March 31, 2017 is as follows:

Warrant Liabilities

Date of valuation	March 2, 2017	March 31, 2017
Strike Price	0.025 - 18.000	0.025 - 18.000
Volatility	186.7% - 208.3%	190.71% - 223.85%
Risk-free interest rate	1.25% - 1.83%	1.20% - 1.51%
Contractual life (in years)	1.79 to 3.79	1.71 to 3.04
Dividend yield (per share)	0	0

Convertible Notes at Fair Value

Date of valuation	March 2, 2017
Strike Price	0.32
Volatility	267.8%
Risk-free interest rate	0.68%
Dividend yield (per share)	0

The development and determination of the unobservable inputs for Level 3 fair value measurements and fair value calculations are the responsibility of the Company’s Management.

Note 6 - Related Party Transactions

On January 30, 2017, the Company received 24,000,000 pre-split shares (400,000 shares post-split) of Common Stock for cancelation for no consideration (the “Escrow Shares”). The Escrow Shares were placed in escrow by Charles Allen our Chief Executive Officer, Chief Financial Officer and Chairman, and Michal Handerhan, our Chief Operating Officer and corporate secretary (collectively, the “Principal Stockholders”) pursuant to a securities escrow agreement dated February 19, 2016 (the “Securities Escrow Agreement”). The Company recorded an adjustment to additional paid-in capital for $400 related to this transaction.

F-41

BTCS Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Note 7 - Notes Payable

On June 6, 2016, the Company, entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Purchaser subscribed for up to $375,000 of 20% Original Issue Discount Junior Secured Convertible Notes (the “Junior Notes”). The aggregate principal amount of the Junior Notes issued at the initial close is $125,000 and the Company received $100,000 after giving effect to the 20% original issue discount. The lead investor was granted the option to require the Company to sell the Purchasers up to two additional Junior Notes in the principal amount of $125,000 during each of the periods that begin with the Initial Closing Date and end (i) on or before 45 days from the Initial Closing Date, and (ii) on or before 90 days from the Initial Closing Date.

The Junior Notes bear no interest except in the event of default which interest rate is 24% per annum upon the occurrence of an Event of Default (as defined in the Junior Notes), have a maturity date of December 5, 2016 and are convertible (principal, and interest) at any time after the issuance date of the Junior Notes into shares of the Company’s Common Stock at a conversion price equal to $18.00 per share. If an Event of Default has occurred, the Junior Note shall be convertible at 60% of the lowest closing price during the prior twenty (20) trading days of the Company’s Common Stock. The Junior Notes were exchanged for Series B Preferred shares and were not outstanding on March 31, 2017.

The Junior Notes contain certain covenants, such as restrictions on the incurrence of indebtedness, creation of liens, payment of restricted payments, redemptions, payment of cash dividends and the transfer of assets. The Junior Notes also contain certain adjustment provisions that apply in connection with any stock split, stock dividend, stock combination, recapitalization or similar transactions. In addition, subject to limited exceptions, each Purchaser will not have the right to convert any portion of the Junior Note if such Purchaser, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to its conversion.

In connection with the Company’s obligations under the Junior Notes, the Company and its subsidiaries (the “Subsidiaries”) entered into a Security Agreement, Pledge Agreement and Subsidiary Agreement with the lead investor, as agent, pursuant to which the Company and the Subsidiaries granted a lien on all assets of the Company (the “Collateral”) excluding permitted indebtedness, for the benefit of the Purchasers, to secure the Company’s obligations under the Junior Notes. Upon an Event of Default (as defined in the Junior Notes), the Purchaser may, among other things, collect or take possession of the Collateral, proceed with the foreclosure of the security interest in the Collateral or sell, lease or dispose of the Collateral.

As a result of the Senior Note conversions, the Company became obligated to issue, subject to certain limitations, the following additional securities: (i) 108,747,790 shares of Common Stock pursuant to “favored nations” provisions in certain common stockholder subscription agreements which includes those anti-dilution shares of Common Stock previously disclosed; (ii) warrants to purchase 171,349,405 shares of Common Stock pursuant to “favored nations” provisions in certain common stockholder subscription agreements which includes those anti-dilution warrants previously disclosed, and (iii) warrants to purchase 97,423,579 shares of Common Stock pursuant to the terms of the warrants issued on December 16, 2016 which includes those anti-dilution warrants previously disclosed. The Company also lowered the conversion price of the Company’s outstanding Senior Notes and Junior Notes to $0.025.

On March 9, 2017, the Company completed a securities exchange offer (the “Note Offer”) with its three convertible note holders (the “Note Holders”). Pursuant to the Note Offer the Note Holders agreed to exchange i) $868,897 of 5% Original Issue Discount 10% Senior Convertible Note Due September 16, 2016, originally issued in December 2015 and all accrued interest and liquidated damages owed (collectively the “Senior Notes”), ii) $175,000 of 20% Original Issue Discount Junior Convertible Notes Due December 5, 2016, originally issued in June 2016 and all accrued interest and liquidated damages owed (collectively the “Junior Notes”), iii) $220,002 of 8% Convertible Notes Due June 6, 2017, originally issued in December 2016 and all accrued interest owed (collectively the “Convertible Notes”), and iv) 97,423,579 warrants (the “Senior Warrants”) for 845,631 shares of Series B Convertible Preferred Stock (the “Preferred”). After giving effect to the Note Offer the Company no longer had any Senior Notes, Junior Notes or Convertible Notes outstanding. A gain of $15.9 million was booked for the extinguishment of $90.2 million liabilities associated with convertible notes, warrant liabilities, shortfall shares liabilities and liquidated damages.

Note 8 - Stockholders’ Equity

Reverse Stock Split and Amendment to Certificate of Incorporation

On February 13, 2017, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of Nevada to implement a reverse stock split at a ratio of one-for-60. The reverse stock split became effective immediately.

On February 15, 2017, the Company’s Common Stock began trading on the OTCQB under the symbol “BTCSD.” On approximately March 15, 2017, the Common Stock resumed trading under the symbol “BTCS.”

The Reverse Stock Split reduced the number of outstanding shares of Common Stock from 952,756,004 shares to 15,879,267 shares as of December 31, 2016. All per share amounts and outstanding shares of Common Stock including stock options, restricted stock and warrants, have been retroactively adjusted in these consolidated financial statements for all periods presented to reflect the 1-for-60 Reverse Stock Split. Further, exercise prices of stock options and warrants have been retroactively adjusted in these consolidated financial statements for all periods presented to reflect the 1-for-60 Reverse Stock Split. Numbers of shares of the Company’s preferred stock were not affected by the Reverse Stock Split; however, the conversion ratios have been adjusted to reflect the Reverse Stock Split.

F-42

BTCS Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

2017 Activities

On February 28, 2017, the Company issued 4,370 shares of Common Stock in connection with the 60:1 reverse stock split resulting from the rounding up of fractional shares of Common Stock to the whole shares of Common Stock.

On March 9, 2017, as a result of the Note Offer (described in Note 7) becoming effective, a securities exchange offer made to the Company’s January 19, 2015 investors (the “January Offer”) was accepted by certain of those investors (the “January Investors”). Pursuant to the January Offer the January Investors agreed to exchange i) 12,052,344 shares of Common Stock owed pursuant to the favored nations provision of the January 19, 2015 subscription agreement (the “January Agreement”), and ii) 30,130,861 warrants owed pursuant to the favored nations provision of the January Agreement for 210,919 shares of Preferred.

On March 9, 2017, as a result of the Note Offer (described in Note 7) becoming effective, a securities exchange offer made to the Company’s April 19, 2015 investors (the “April Offer”) was accepted by certain of those investors (the “April Investors”). Pursuant to the April Offer, the April Investors agreed to exchange i) 20,110,699 shares of Common Stock owed pursuant to the favored nations provision of the April 19, 2015 subscription agreement (the “April Agreement”), and ii) 28,154,980 warrants owed pursuant to the favored nations provision of the April Agreement for 104,391 shares of Preferred.

On March 15, 2017, the Company issued investors who participated in its: i) January 19, 2015 financing and rejected the January Offer, and ii) April 19, 2015 financing and rejected the April Offer an aggregate of 14,517,352 share of Common Stock and 112,782,487 warrants. The Common Stock and warrant issuances were made pursuant to the favored nations provision of the January Agreement and April Agreement.

On March 15, 2017, the Company filed a Certificate of Designation for the Preferred with the Secretary of State of the State of Nevada. The Preferred Certificate of Designation provides authorization for the issuance of 1,160,941 shares of Preferred, par value $0.001.

On March 22, 2017, the Company entered into a Settlement Agreement and Note (the “CSC Agreement”) with CSC Leasing Company (“CSC”) with respect to the equipment lease schedule entered into between CSC and the Company (the “CSC Lease”). Pursuant to the CSC Agreement the Company has agreed to: i) issue CSC 833,333 shares valued at $61,667 of the Company’s Common Stock (the “Shares”), and ii) pay CSC $200,000 (the “Cash Payment”).

Between March 15, 2017 and March 31, 2017, the Company issued 4,533,682 shares of Common Stock for the cashless exercise of 7,468,597 warrants.

Between March 28, 2017 and March 31, 2017, the Company issued 6,340,000 shares of Common Stock upon the conversion of 31,700 shares of Series B Convertible Preferred stock.

Note 9 - Subsequent Events

Between April 1, 2017 and July 28, 2017, the Company issued 20,099,018 shares of Common Stock for the cashless exercise of 30,486,990 warrants.

Between April 1, 2017 and August 9, 2017, the Company issued 31,862,600 shares of Common Stock upon the conversion of 159,313 shares of Series B Convertible Preferred stock.

On April 26, 2017, the Company entered into a Settlement Agreement with RK Equity Advisors, LLC, and Pickwick Capital Partners, LLC (collectively “RKPCP”) pursuant to which the Company terminated the engagement letter with RKPCP including all provisions and any obligations to pay future fees. As consideration for the termination the Company issued Pickwick Capital Partners, LLC 125,000 shares of Common Stock.

On May 25, 2017 the Company raised $1 million in cash from four institutional investors in exchange for the issuance of $1,111,111 of a new class of Series C Convertible Preferred Stock (“Series C”) and three types of warrants as described below. The 79,368 Series C shares are initially convertible into 15,873,600 shares of Common Stock. The Series C is convertible at $0.70 per share or approximately $0.063 per share after giving effect to the additional $111,111, subject to reduction in the event of future sales of equity securities and Common Stock equivalents (with customary exemptions) at a lower price. The Company is subject to a number of customary covenants and a restriction on the incurrence of indebtedness for one year. Within 120 days, the Company has agreed to file a registration statement covering the Common Stock issuable upon exercise of the registrable securities described below. The registration statement will cover 47,302,176 shares of common underlying the Series A Warrants, Additional Warrants, and Bonus Warrants, which warrants are described below:

F-43

BTCS Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

15,873,600 Series A Warrants exercisable at $0.085 per share, subject to adjustment, over a five-year period;

15,714,288 Additional Warrants exercisable at $0.085 per share, subject to adjustment, over a period which is the earlier of (i) one-year after the effective date of a registration statement covering the warrant shares, or (ii) three years from the date of issuance. The Additional Warrants are callable by the Company for nominal consideration if the Common Stock trades above $0.17 per share and the daily volume is more than $50,000 for at least 20 trading days;

15,714,288 Bonus Warrants exercisable at $0.17 per share, over a three-year period. The Bonus Warrants are also callable for nominal consideration but the threshold price is more than $0.30 per share.

On May 31, 2017 the holder of the $45,000 Promissory Note agreed to waive all rights they’re entitled to with respect to the default on the Promissory Note for a onetime payment of $54,000 (the “Payment”) which includes principal and accrued interest since January 19, 2015, provided that the Payment is paid on or before June 30, 2017 (the “Payment Deadline”). If the Payment is not made on or before the Payment Deadline then the default interest rate shall be thirty percent per year. The Payment was made prior to the Payment Deadline.

F-44

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the Registrant, other than estimated underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee:

SEC registration fee	$885.67
Legal fees and expenses	^
Accounting fees and expenses	^
Transfer agent and registrar fees	^
Printing and engraving expenses	^
Miscellaneous fees and expenses	^
Total	^

^ To be added by amendment.

Item 14. Indemnification of Directors and Officers

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to NRS Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS Section 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS Section 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS Section 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

The sales of unregistered securities of our Company during the year ended December 31, 2016 are summarized below:

On June 6, 2016, the Company, entered into a Securities Purchase Agreement with certain institutional investors pursuant to which the purchasers subscribed for up to $375,000 of a 20% Original Issue Discount Junior Secured Convertible Notes. The aggregate principal amount of the notes issued at the initial close was $125,000 and the Company received $100,000 after giving effect to the 20% original issue discount. The notes bear no interest except in the event of default which interest rate is 24% per annum upon the occurrence of an event of default, have a maturity date of December 5, 2016, and are convertible (principal, and interest) at any time after the issuance date of the notes into shares of the Company’s Common Stock at a conversion price equal to $18.00 per share, subject to adjustment upon an event of default and other events.

Between June 8, 2016 and June 28, 2016, the Company issued 68,750 shares of Common Stock for the cash exercise of warrants resulting in aggregate proceeds of $91,765.

Between June 8, 2016 and June 28, 2016, the Company issued a total of 1,039,013 shares of the Company’s Common Stock for: i) the conversion of $890,179 of principal and accrued interest on the Senior Notes, and ii) the cashless exercise of the 2016 Warrants.

Between July 1, 2016 and August 1, 2016, the Company issued a total of 12,146,824 shares of the Company’s Common Stock for: i) the conversion of $822,685 of principal and accrued interest on the Senior Notes, and ii) the cashless exercise of the 2016 Warrants.

On December 6, 2016, the Company issued a total of $220,002 Convertible Promissory Notes (the “December 2016 Notes”) to three accredited investors. The December 2016 Notes were issued in connection with a loan of $200,002 and the cancellation of two $10,000 promissory notes previously issued by the Company to two of the investors. The December 2016 Notes are due on June 6, 2017 and bear interest at 8% per annum payable on the maturity date. Further, the December 2016 Notes required the Company to designate a series of preferred stock with super voting power and issue it to an executive officer of the Company. In furtherance of that provision, the Company issued 100 shares of Series A Preferred Stock to Charles Allen, its Chief Executive Officer and a director, which provided Mr. Allen with a majority of the Company’s outstanding voting power with respect to increasing the Company’s authorized shares and effectuating a reverse split. See Item 5.03 below. Until such time as the Company effects a Charter Amendment, the December 2016 Notes are convertible into a preferred stock. After the Charter Amendment is effected, the December 2016 Notes will be convertible into Common Stock. The conversion price of the December 2016 Notes is $0.12 per share.

The sales of unregistered securities of our Company subsequent to the year ended December 31, 2017 are summarized below:

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On February 28, 2017, the Company issued 4,370 shares of Common Stock in connection with the 60:1 reverse stock split resulting from the rounding up of fractional shares of Common Stock to the whole shares of Common Stock.

On March 9, 2017, the Company completed a securities exchange offer (the “Note Offer”) with its three convertible note holders (the “Note Holders”). Pursuant to the Note Offer the Note Holders agreed to exchange i) $868,897 of 5% Original Issue Discount 10% Senior Convertible Note Due September 16, 2016, originally issued in December 2015 and all accrued interest and liquidated damages owed (collectively the “Senior Notes”), ii) $175,000 of 20% Original Issue Discount Junior Convertible Notes Due December 5, 2016, originally issued in June 2016 and all accrued interest and liquidated damages owed (collectively the “Junior Notes”), iii) $220,002 of 8% Convertible Notes Due June 6, 2017, originally issued in December 2016 and all accrued interest owed (collectively the “Convertible Notes”), and iv) 97,423,579 warrants (the “Senior Warrants”) for 845,631 shares of Series B Convertible Preferred Stock (the “Preferred”). After giving effect to the Note Offer the Company no longer has any Senior Notes, Junior Notes or Convertible Notes outstanding. The Note Offer also provided the Note Holders with a three month right of first refusal to participate in the Company’s next financing and a one year participation right with respect to the Company next fully underwritten offering.

On March 9, 2017, as a result of the Note Offer becoming effective, a securities exchange offer made to the Company’s January 19, 2015 investors (the “January Offer”) was accepted by certain of those investors (the “January Investors”). Pursuant to the January Offer the January Investors agreed to exchange i) 12,052,344 shares of Common Stock owed pursuant to the favored nations provision of the January 19, 2015 subscription agreement (the “January Agreement”), and ii) 30,130,861 warrants owed pursuant to the favored nations provision of the January Agreement for 210,919 shares of Preferred.

On March 9, 2017, as a result of the Note Offer becoming effective, a securities exchange offer made to the Company’s April 19, 2015 investors (the “April Offer”) was accepted by certain of those investors (the “April Investors”). Pursuant to the April Offer, the April Investors agreed to exchange i) 20,110,699 shares of Common Stock owed pursuant to the favored nations provision of the April 19, 2015 subscription agreement (the “April Agreement”), and ii) 28,154,980 warrants owed pursuant to the favored nations provision of the April Agreement for 52,311 shares of Preferred.

The April Investors also agreed to: i) waive their right to their pro-rata portion of the remaining $240,216 payment under the May 27, 2016 amendment to the April Agreement (the “Payment”), ii) release the Company from its $50,000 management salary restriction as it relates to their pro-rata portion of the Payment, and iii) cancel their rights in the April Agreement to the favored nations provision. After giving effect to the April Investors release from the Payment, the Company is still obligated to pay those investors who participate in the April 2015 financing but did not accept the April Offer $187,330 prior to either Charles Allen, its Chief Executive Officer, Chief Financial Officer and Chairman and Michal Handerhan, its Chief Operating Officer and corporate secretary (collectively, the Company’s sole officers, directors and employees, the “Officers”) receiving disbursements towards their annual salaries or bonuses in excess of $50,000.

On March 15, 2017, the Company filed a Certificate of Designation for the Preferred with the Secretary of State of the State of Nevada. The Preferred Certificate of Designation provides authorization for the issuance of 1,108,861 shares of Preferred, par value $0.001. Each holder of Preferred may, from time to time, convert any or all of such holder’s shares of Preferred into fully paid and non-assessable shares of Common Stock in an amount equal to two hundred (200) shares of Common Stock for each one (1) share of Preferred surrendered. However, at no time may all or a portion of shares of Preferred stock be converted if the number of shares of Common Stock to be issued pursuant to such conversion which would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder beneficially owning more than 4.99% of all of the Common Stock outstanding at such time.

Each of the three Note Holders agreed to a leak-out agreement (the “Note Leak-Out”) with respect to the sale of Common Stock underlying the Preferred. The Note Leak-Out agreement restricts the number of shares of Common Stock that can be sold to 30% of the previous trading day’s volume until May 18, 2017 and thereafter to 20% of the previous day’s trading volume until February 6, 2018.

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Each of the five January Investors agreed to a leak-out agreement (the “January Leak-Out”) with respect to the sale of Common Stock underlying the Preferred. The January Leak-Out agreement restricts the number of shares of Common Stock that can be sold to 7.8% of the previous trading day’s volume until February 6, 2018.

Each of the seven April Investors agreed to a leak-out agreement (the “April Leak-Out”) with respect to the sale of Common Stock underlying the Preferred. The April Leak-Out agreement restricts the number of shares of Common Stock that can be sold to 12.2% of the previous trading day’s volume until February 6, 2018.

Each of the five January Investors agreed to a lockup agreement with respect to the sale of the Common Stock underlying the Preferred, whereby they agreed not to sell the Common Stock underlying the Preferred until May 19, 2017.

Each of the seven April Investors agreed to a lockup agreement with respect to the sale of the Common Stock underlying the Preferred, whereby they agreed not to sell the Common Stock underlying the Preferred until May 19, 2017.

On March 22, 2017, the Company entered into a Settlement Agreement and Note (the “CSC Agreement”) with CSC Leasing Company (“CSC”) with respect to the equipment lease schedule entered into between CSC and the Company (the “CSC Lease”). The Company leased Bitmain S7 servers and power supplies (the “Servers”) from CSC starting on February 2, 2016 for $12,053 per month for a term of 36 months. Prior to the CSC Agreement the Company owed CSC $91,823 in accrued and unpaid monthly lease payments and interest, and had a continuing monthly payment obligation totaling $277,225 over the remaining term of the CSC Lease for an aggregate liability of $369,048.

Pursuant to the CSC Agreement the Company has agreed to: i) issue CSC 833,333 shares of the Company’s Common Stock (the “Shares”), and ii) pay CSC $200,000 (the “Cash Payment”). The Shares and Cash Payment constitute the total payment to CSC with respect to the termination and release from the CSC Lease. The Company agreed to endorse and deliver to CSC the insurance check it received from Erie Insurance in the amount of $84,278 which will be credited against the Cash Payment. The remaining $115,722 Cash Payment is due in full by March 31, 2018 and is subject certain payment terms including 10% annual interest, subject to periodic increase, as set forth in the CSC Agreement.

As a result of the Company’s default on the CSC Lease and prior to the CSC Agreement, the Company forfeited its $25,000 security deposit with CSC and returned to CSC the remaining leased Servers in the Company’s possession.

Between March 15, 2017 and June 5, 2017, the Company issued 24,628,136 shares of Common Stock for the cashless exercise of 37,948,307 warrants.

Between March 28, 2017 and June 8, 2017, the Company issued 32,402,600 shares of Common Stock upon the conversion of 162,013 shares of Series B Convertible Preferred stock.

On April 26, 2017, the Company entered into a Settlement Agreement with RK Equity Advisors, LLC, and Pickwick Capital Partners, LLC (collectively “RKPCP”) pursuant to which the Company terminated the engagement letter with RKPCP including all provisions and any obligations to pay future fees. As consideration for the termination the Company issued Pickwick Capital Partners, LLC 125,000 shares of Common Stock.

On May 25, 2017 the Company raised $1 million in cash from four institutional investors in exchange for the issuance of $1,111,111 of a new class of Series C Convertible Preferred Stock (“Series C”) and three types of warrants as described below. The 79,368 Series C shares are initially convertible into 15,873,600 shares of Common Stock. The Series C is convertible at $0.7 per share or approximately $0.063 per share after giving effect to the additional $111,111, subject to reduction in the event of future sales of equity securities and Common Stock equivalents (with customary exemptions) at a lower price. The Company is subject to a number of customary covenants and a restriction on the incurrence of indebtedness for one year. Within 120 days, the Company has agreed to file a registration statement covering the Common Stock issuable upon exercise of the registrable securities described below. The registration statement will cover 47,302,176 shares of common underlying the Series A Warrants, Additional Warrants, and Bonus Warrants, which warrants are described below:

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15,873,600 Series A Warrants exercisable at $0.085 per share, subject to adjustment, over a five-year period;

15,714,288 Additional Warrants exercisable at $0.085 per share, subject to adjustment, over a period which is the earlier of (i) one-year after the effective date of a registration statement covering the warrant shares, or (ii) three years from the date of issuance. The Additional Warrants are callable by the Company for nominal consideration if the Common Stock trades above $0.17 per share and the daily volume is more than $50,000 for at least 20 trading days;

15,714,288 Bonus Warrants exercisable at $0.17 per share, over a three-year period. The Bonus Warrants are also callable for nominal consideration but the threshold price is more than $0.30 per share.

The Series A Warrants and Additional Warrants have price protection in the event of future lower priced issuances.

All of the above offerings and sales were deemed to be exempt under Section 4(a)(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of accredited investors, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933. Each investor agreed that it was purchasing for investment and not with a view to distribution.

Item 16. Exhibits and Financial Statement Schedules

			Incorporated by Reference
Exhibit No.	Description	Filed/Furnished Herewith	Form	Exhibit No.	Filing Date

3.1	Articles of Incorporation, as Amended		10-K	3.1	3/31/11

3.1(a)	Amendment No. 1 To Articles of Incorporation		8-K	3.1	3/25/13

3.1(b)	Amendment No. 2 To Articles of Incorporation		8-K	3.1	2/5/14

3.1(c)	Certificate of Designation for Series A Preferred Stock		8-K	3.1	12/9/16

3.1(d)	Certificate of Designation for Series B Convertible Preferred Stock		8-K	3.1	3/15/17

3.1(e)	Certificate of Designation for Series C Convertible Preferred Stock		8-K	10.1	5/26/17

3.2	Certificate of Amendment filed February 13, 2017		8-K	3.1	2/16/17

3.3	Bylaws of TouchIT Technologies, Inc.		S-1	3.2	5/29/08

3.4	Articles of Merger		8-K/A	3.1	7/31/15

3.5	Agreement and Plan of Merger		8-K/A	3.2	7/31/15

5.1	Opinion of Nason, Yeager, Gerson, White & Lioce, P.A

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10.1	Amendment to Subscription Agreement		8-K	10.6	6/7/16

10.2	Form of Warrant Exercise Agreement, dated as of June 8, 2016		8-K	10.1	6/10/16

10.3	Form of Series A Warrant		8-K	10.2	5/26/17

10.4	Form of Additional Warrant		8-K	10.3	5/26/17

10.5	Form of Bonus Warrant		8-K	10.4	5/26/17

10.6	Form of Registration Right Agreement dated as of May 24, 2017		8-K	10.5	5/26/17

10.7	Form of Securities Purchase Agreement dated as of May 24, 2017		8-K	10.6	5/26/17

10.8	Employment Agreement – Charles Allen	(2)	10-K	10.8	6/23/2017

10.9	Employment Agreement – Michael Handerhan	(2)	10-K	10.9	6/23/2017

16.1	Letter re change in certifying accountant from Marcum LLP		8-K	16.1	4/26/16

21.1	List of Subsidiaries	(1)

23.1	Consent of RBSM LLP	(1)

23.2	Consent of Marcum LLP	(1)

23.3	Consent of Nason, Yeager, Gerson, White & Lioce, P.A	(3)

24.1	Power of Attorney	(1)

101.INS	XBRL Instance Document	(1)

101.SCH	XBRL Taxonomy Extension Schema	(1)

101.CAL	XBRL Taxonomy Extension Calculation Linkbase	(1)

101.DEF	XBRL Taxonomy Extension Definition Linkbase	(1)

101.LAB	XBRL Taxonomy Extension Label Linkbase	(1)

101.PRE	XBRL Taxonomy Extension Presentation Linkbase	(1)

(1)	Filed herein
(2)	Management contracts or compensation plans or arrangements in which directors or executive officers are eligible to participate.
(3)	Contained in Exhibit

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, State of Massachusetts on August 10, 2017.

BTCS INC.

By:	/s/ Charles Allen
Charles W. Allen
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of BTCS Inc., a Nevada corporation, do hereby constitute and appoint Charles Allen his true and lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, including post-effective amendments, to this Registration Statement or any registration statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue thereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles Allen	Chief Executive Officer and Chief Financial Officer	August 10, 2017
Charles W. Allen	(Principal Executive Officer and Principal Financial and Accounting Officer) and Chairman of the Board of Directors

/s/ Michal Handerhan	Chief Operating Officer, Director and Secretary	August 10, 2017
Michal Handerhan

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